UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Soliciting Material under §240.14a-12

DOLLAR TREE, INC.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO OUR SHAREHOLDERS
Dear Fellow Shareholders,
You are cordially invited to join us for our 2025 virtual annual meeting of shareholders, which will be held online via webcast on Thursday, June 19th, at 9 a.m. Eastern Time. The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. 2024 was a pivotal year in Dollar Tree’s multi-year transformation journey, and while this report focuses on 2024, we will also highlight some key developments in early 2025 that represent important milestones for the Company.
Leadership Evolution
In 2024, I was honored to have been selected by the Board of Directors to serve as Chairman, following the departure of Rick Dreiling. At the same time, the Board appointed Michael C. Creedon Jr. Chief Executive Officer, and in 2025, Mike also joined the Board of Directors. Securing our future top management underscores the Board’s commitment to positioning Dollar Tree for long-term success. Mike’s operational expertise and deep understanding of the business, coupled with his strategic vision and collaborative leadership, will help guide Dollar Tree to growth and success. We have now also added proven executive Stewart Glendinning, who has a strong track record of driving financial excellence, as our CFO. Under the leadership of the Board of Directors, I am fully confident that Mike and his team will continue to drive forward on our multi-year transformation journey with a focus on delivering value to our customers and shareholders.
Strengthening Our Board Expertise
Our Board of Directors remains dedicated to ensuring strong corporate governance, aligned with our business strategy to ensure the long-term success of our company and to unlock shareholder value. In addition to Mike’s election to the Board of Directors, we elected two new directors—William (Bill) W. Douglas III and Timothy (Tim) Johnson—retaining a large supermajority of independent directors. Our Board of Directors and management team remain committed to staying nimble as we navigate today’s evolving landscape. With this year’s nominations presented in the proxy statement that follows, we have continued our commitment to enhance and refresh regularly our skills, experience and perspective as a Board of Directors.
Strategic Review of Family Dollar
In June 2024, we announced a formal review of strategic alternatives for our Family Dollar business. This comprehensive review was a critical step in evaluating how best to unlock value for our shareholders while positioning Dollar Tree for future success. The strategic review culminated in March 2025 with the announcement of a definitive agreement to divest the Family Dollar business to Brigade Capital Management, LP and Macellum Capital Management, LLC. As Mike Creedon said in announcing the deal, this is a major milestone in our multi-year transformation. We will continue to grow and optimize the Dollar Tree business.
Optimizing the Dollar Tree Store Network and Customer Experience
We continued to strengthen our store footprint and enhance our customer offering last year. In May 2024, the Company announced that we had acquired designation rights for 170 leases of 99 Cents Only Stores across Arizona, California, Nevada, and Texas. This acquisition provides access to high-quality retail locations in priority markets as we seek to grow the Dollar Tree brand across the western United States. Additionally, Dollar Tree’s multi-price initiative continues to build momentum with an expanded product assortment. Improvements in store standards and operational efficiencies are creating the foundation for sustainable growth and value creation. In 2024, customers continued to turn to Dollar Tree to find value and convenience.

i

Finally, I want to thank all of you for your support. Whether or not you plan to attend the virtual annual meeting, your vote is important, and we encourage you to vote your shares.
Sincerely,
Edward J. Kelly, III
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Our Shareholders:
You are invited to attend the annual meeting of shareholders of Dollar Tree, Inc. which will be held as follows:
Annual Meeting Information
DATE & TIME	VIRTUAL MEETING (LIVE INTERACTIVE WEBCAST)	RECORD DATE
Thursday, June 19, 2025 at 9:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/DLTR2025	April 17, 2025
Proposals That Require Your Vote
Proposal	Voting Options	Board Recommendation	More Information
Proposal No. 1 Election of Directors	FOR, AGAINST, or ABSTAIN for each Director Nominee	FOR each Nominee on the proxy card	Page 78
Proposal No. 2 Advisory Vote on NEO Compensation	FOR, AGAINST, or ABSTAIN	FOR	Page 79
Proposal No. 3 Ratification of Appointment of Independent Auditors	FOR, AGAINST, or ABSTAIN	FOR	Page 80
Proposal No. 4 Approval of 2025 Employee Stock Purchase Plan	FOR, AGAINST, or ABSTAIN	FOR	Page 83
Voting and Participation
The annual meeting will be held exclusively online via a live interactive webcast. Shareholders will be able to listen, vote and submit questions from any location using any internet-connected device. You may submit questions in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may also be submitted during the annual meeting through www.virtualshareholdermeeting.com/DLTR2025. To be admitted to the annual meeting, you must enter the control number found on your proxy card, voting instruction form or notice.
Shareholders of record at the close of business on April 17, 2025 will receive notice of and be allowed to vote at the annual meeting. See “Information About the Annual Meeting and Voting” beginning on page 74 for the various ways available for submitting your vote.
We are making the Proxy Statement and the form of proxy first available to shareholders on or about May 6, 2025. We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. We believe this will increase shareholder value by decreasing our printing and distribution costs, reducing the potential for environmental impact by conserving natural resources, and allowing for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that is being mailed to our shareholders on or about May 6, 2025.
Your vote is important to us. To ensure the presence of a quorum at the annual meeting, we encourage you to read the proxy statement and then vote your shares promptly by Internet, by phone or by signing, dating and returning your proxy card (if you request a paper copy). Sending in your proxy card will not prevent you from voting your shares at the annual meeting, as your proxy is revocable at your option.
By Order of the Board of Directors
Jonathan B. Leiken
Corporate Secretary
Chesapeake, Virginia
May 6, 2025
IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 19, 2025
The Company’s proxy statement and annual report to shareholders for the fiscal year ended
February 1, 2025 are available at
https://corporate.dollartree.com/investors/financial-information/annual-reports-proxies.

Corporate Governance & Compensation Highlights
Governance or Compensation Item	Dollar Tree’s Practice
Board Composition, Leadership and Operations
Director independence	Greater than 90%
Standing Board committee independence	100%
Robust Lead Independent Director Role or Independent Chair	Yes
Majority voting standard in uncontested director elections	Yes
Director resignation policy	Yes
Board oversight of Company strategy and risks	Yes
Annually-elected Board	Yes
Average director age	65
Average director tenure	2.8 years
Directors attending fewer than 75% of meetings	None
Annual Board, committee and individual director evaluation process	Yes
Independent directors meet without management present	Yes
Number of Board meetings held in fiscal 2024	4
Total number of Board and committee meetings held in fiscal 2024	35
Sustainability and Corporate Responsibility
Dedicated Board Committee provides oversight of sustainability, corporate responsibility and human capital management	Yes
Environmental Policy	Yes
Human Rights Policy	Yes
Occupational Health and Safety Policy	Yes
Political Contribution and Expenditure Policy Statement	Yes
Sustainability and Social Impact Report	Yes
Climate related disclosures aligned with Taskforce on Climate-Related Financial Disclosures (TCFD) (included in Sustainability and Social Impact Report)	Yes
Vendor code of conduct	Yes

Governance or Compensation Item	Dollar Tree’s Practice
Other Governance Practices
Code of conduct for directors, officers and associates	Yes
Shareholder engagement policy	Yes
Anti-hedging policy	Yes
Robust stock ownership policies	Yes
Shares pledged by officers and directors	None
Family relationships	None
Independent auditor	KPMG LLP
Compensation Practices
Executive compensation programs designed to reward performance, incentivize growth and drive long-term shareholder value	Yes
Robust clawback policy	Yes
Incentive awards based on challenging performance targets	Yes
Significant portion of compensation at risk	Yes
Annual risk assessment of compensation policies and practices	Yes
Frequency of say on pay advisory vote	Annual
Independent compensation consultant	Yes
Double-trigger change-in-control provisions	Yes
Policy for timing of annual grant of incentive awards	Yes
Repricing of underwater options	No
Excessive perks	No

Our Board
The Board is committed to ensuring it has the relevant diversity of skills and experience to oversee the Company, its management, its strategic plan and the execution of that plan. The Board believes that our director nominees, as a group, represent an effective mix of skills, experiences and perspectives.
Director Name	Current or Former Principal Occupation	Director Since	Independent	Public Boards (including Dollar Tree)
Michael C. Creedon, Jr.	Chief Executive Officer of Dollar Tree, Inc.	2025	No	1
William W. Douglas III	Former Executive Vice President, Supply Chain of Coca-Cola Enterprises, Inc.	2025	Yes	4
Cheryl W. Grisé	Former Executive Vice President of Northeast Utilities and Chief Executive Officer of its principal operating companies.	2022	Yes	3
Daniel J. Heinrich	Former Chief Financial Officer of The Clorox Company	2022	Yes	1
Paul C. Hilal	Founder and Chief Executive Officer of Mantle Ridge LP	2022	Yes	3
Timothy A. Johnson	Chief Financial Officer and Chief Administrative Officer of Victoria’s Secret & Co.	2025	Yes	1
Edward J. Kelly, III	Retired Chairman of the Institutional Clients Group of Citigroup, Inc.	2022	Yes	3
Jeffrey G. Naylor	Former Chief Financial Officer of the TJX Companies	2018	Yes	3
Diane E. Randolph	Former Chief Information Officer of Ulta Beauty	2023	Yes	2
Bertram L. Scott	Former President and Chief Executive Officer of Affinity Health Plan	2022	Yes	4
Stephanie P. Stahl	Founder of Studio Pegasus LLC and former Global Marketing and Strategy Officer of Coach, Inc.	2018	Yes	4
Strong Independent Board Leadership
Our Board is led by our Chairman and our Vice Chairman. In November 2024, Edward J. Kelly, III, an independent director, was elected as our Chairman following Richard Dreiling’s departure from the Company. For more details, see “Board Leadership Structure” on page 16.
The independence of our Board is supported by the strong leadership roles held by the chairs of our standing committees. The chairs and members of our standing committees are all independent members of our Board. The charters of each of our standing committees (namely, the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Sustainability and Corporate Social Responsibility Committee) outline duties and responsibilities of each committee to oversee critical and strategically important functions of our business. For more details, see “Board Committees” on page 17.

DIRECTOR NOMINEES
Director Skills Matrix
The tables below describe the key skills and experiences that we believe are essential to oversight of our business and the skills, experience and qualifications of each of our nominees for director. The director biographies beginning on page 8 describe each nominee’s background and relevant experience in more detail. The figures in the table below apply to our continuing operations since we have entered into an agreement to sell the Family Dollar business.
Director Skills and Experience	Key Qualifications for Dollar Tree
Executive Leadership	Dollar Tree is a large international company. Our directors with executive leadership experience have served as an executive officer of a large public or private company.
Financial Management
Dollar Tree is a publicly traded company that manages its resources responsibly and has an obligation to make accurate financial disclosures. We identified the directors with chief financial officer, chief accounting officer or similar experience or experience on a board overseeing finance, accounting or financial reporting functions, including those directors who qualify as an “audit committee financial expert” under applicable SEC rules.

Consumer/Retail Industry
Dollar Tree operates over 8,500 stores that provide retail products to customers in communities across North America. We identified the directors with executive level experience with companies in the consumer or retail industries or experience on the board of directors of a company in the consumer or retail industry.

Marketing/Advertising/ Communications
Our Dollar Tree brand and the branded products sold in our stores are trusted and valued by our customers. We identified the directors with executive level experience in marketing consumer products or experience on the board of directors of a marketing or consumer products company.

Strategic Planning
Our strategic vision and our ability to execute on the vision is important to our ability to grow and deliver long-term value to our shareholders. We identified the directors with experience in developing and executing long-term strategic plans.

Operations	Dollar Tree operates over 8,500 retail stores across North America. We identified the directors with experience on the board of directors of a company with large retail operations.
Human Capital Management
Dollar Tree has over 100,000 associates who are a vital resource in the operation of our company. We identified the directors with executive level experience in human resources management or managing a large workforce or experience on a board of directors overseeing those functions.

Information Technology/ Cybersecurity
Dollar Tree leverages information technology tools to operate our business and enhance our customer’s experience and we continue to invest in tools to improve our performance and the security of our information technology systems. We identified the directors with executive level experience in the fields of information technology and cybersecurity or experience on the board of directors of a company that provides information technology or cybersecurity products or services.

Risk Management
Dollar Tree is subject to a variety of risks that we work to manage and mitigate through diligent action and thoughtful leadership. We identified the directors with executive level experience in enterprise risk management or on a board of directors overseeing risk management functions.

Global Sourcing/Supply Chain
Dollar Tree merchandise is sourced from domestic and international vendors around the world using a network of distribution centers to deliver a high volume of products to our stores. We identify the directors with experience on the board of directors of a company with global supply chain operations.

	Creedon	Douglas	Grise´	Heinrich	Hilal	Johnson	Kelly	Naylor	Randolph	Scott	Stahl
Director Skills and Experience
Executive Leadership	•	•	•	•	•	•	•	•	•	•	•
Financial Management		•		•		•	•	•		•
Consumer/Retail Industry	•	•	•	•		•		•	•	•	•
Marketing/Advertising/Communications	•										•
Strategic Planning	•	•	•	•	•	•	•	•	•	•	•
Operations	•	•	•	•	•	•				•	•
Human Capital Management			•								•
Information Technology/Cybersecurity				•				•	•
Risk Management			•	•		•	•	•		•
Global Sourcing/Supply Chain	•	•							•		•
Director Qualifications
Dollar Tree Independent Director		•	•	•	•	•	•	•	•	•	•
Dollar Tree Board Tenure (years)	<1	<1	3	3	3	<1	3	7	<2	3	7
Other Public Board Experience		•	•	•	•	•	•	•	•	•	•
Demographic Background
Age	49	64	72	69	58	58	72	66	70	74	58

Biographies of Director Nominees
MICHAEL C. CREEDON, JR. Chief Executive Officer of Dollar Tree, Inc. | Age 49	Director since 2025 Board Committees: ▪ None	Other Public Company Board Experience ▪ None

Key Skills, Experience and Expertise:
Mr. Creedon brings to our Board substantial executive leadership and retail operational experience. As the former Chief Operating Officer of the Company, he has significant experience in executing the Company’s growth strategy as a leader in value retailing.

Biography
Mr. Creedon has served as the Chief Executive Officer of Dollar Tree, Inc. since December 18, 2024. He also served as interim Chief Executive Officer of the Company from November 2024 to December 2024 and as Chief Operating Officer of the Company from October 2022 to November 2024. Prior to joining the Company, Mr. Creedon held several executive leadership roles with Advance Auto Parts, Inc., including Executive Vice President of U.S. Stores from March 2021 to October 2022, President, U.S. Stores from March 2020 to March 2021, and President, North Division from February 2017 to March 2020. Before joining Advance Auto Parts, Inc., Mr. Creedon held leadership roles at Tyco International from September 2010 to November 2013 and ADT Security from October 2004 to September 2010.

WILLIAM W. DOUGLAS III Former Executive Vice President and Chief Financial Officer of Coca-Cola Enterprises, Inc. | Age 64	Director since 2025 Independent Board Committees: ▪ None	Other Public Company Board Experience ▪ SiteOne Landscape Supply (since 2016) ▪ Coca-Cola HBC (since 2016) ▪ Monster Beverages Corporation (since 2025)

Key Skills, Experience and Expertise:
Mr. Douglas brings to our Board substantial domestic and international retail experience. He has held leadership roles in IT, finance, and supply chain. He is an esteemed financial leader who provides a strong understanding of today’s competitive retail landscape.

Biography
Mr. Douglas is the former Chief Financial Officer of Coca-Cola Enterprises, Inc. He held that position and other senior leadership positions at Coca-Cola Enterprises, Inc. and Coca-Cola HBC from 1985 to 2016. He currently serves on the Board of Directors of SiteOne Landscape Supply, Coca-Cola HBC, and Monster Beverages Corporation.

CHERYL W. GRISÉ Former Executive Vice President of Northeast Utilities and CEO of its principal operating companies | Age 72	Director since 2022 Independent Board Committees: ▪ Compensation, Chair ▪ Nominating & Governance
Other Public Company Board Experience
▪
ICF International, Inc. (2012 to 2024)

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PulteGroup, Inc. (since 2008)

▪
Metlife, Inc. (since 2004)

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Pall Corporation (2007 to 2015)

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Dana Holding Corporation (2002 to 2008)

Key Skills, Experience and Expertise:
Ms. Grisé brings to our Board substantial executive leadership experience with a large consumer facing business, a strong governance and legal background and an unusually solid and strong record of leadership in public company boardrooms in many different sectors. She was named by the National Association of Corporate Directors (NACD) to their Top 100, a list of the top 100 most influential directors in the U.S.

Biography
Ms. Grisé is the former Executive Vice President of Northeast Utilities (now known as Eversource Energy) and Chief Executive Officer of its principal operating companies. She held those positions and other senior leadership positions at Northeast Utilities from 1998 to 2007. She currently serves on the Board of Directors of Pulte Group, Inc. and Metlife, Inc.

DANIEL J. HEINRICH Former Chief Financial Officer of The Clorox Company | Age 69	Director since 2022 Independent Board Committees: ▪ Audit ▪ Finance, Chair
Other Public Company Board Experience
▪
Lowe’s Companies, Inc. (2021 to 2023)

▪
Aramark (2013 to 2023)

▪
Ball Corporation (2016 to 2022)

▪
Edgewell Personal Care Company (2012 to 2022)

▪
Advanced Medical Optics (2007 to 2009)

Key Skills, Experience and Expertise:
Mr. Heinrich brings to our Board his substantial experience as a director and executive at consumer-packaged goods companies and consumer-facing businesses. He has extensive executive-level financial knowledge and experience and has developed strong expertise in the areas of strategic business development, risk management, mergers and acquisitions, accounting and information technology. In addition, our Board has determined that Mr. Heinrich qualifies as an Audit Committee financial expert.

Biography
Mr. Heinrich is the former Chief Financial Officer of The Clorox Company. He held that position and other senior leadership positions at The Clorox Company from 2001 to 2011. Prior to that, he served as the Senior Vice President and Treasurer of Transamerica Finance Company from 1996 to 2001; Senior Vice President, Treasurer and Controller of Granite Management Company from 1994 to 1996; Senior Vice President, Controller and Chief Accounting Officer of First Nationwide Bank from 1986 to 1994; and Senior Audit Manager at Ernst & Young from 1978 to 1986.

PAUL C. HILAL Founder and Chief Executive Officer of Mantle Ridge LP | Age 58	Director since 2022 Independent Vice Chair of the Board Board Committees: ▪ Compensation ▪ Finance ▪ Nominating & Governance	Other Public Company Board Experience ▪ CSX Corporation (since 2017) ▪ Air Products and Chemicals, Inc. (since 2025) ▪ Aramark (2019 to 2023) ▪ Canadian Pacific Railway Limited (2012 to 2016)

Key Skills, Experience and Expertise:
Mr. Hilal brings to our Board substantial experience enabling companies to successfully effect value-creating change. His experience as a value investor, capital allocator and engaged steward during corporate transformations, in addition to his knowledge of the Company, enables him to contribute to the Board and its mission in unique and extremely valuable ways. Additionally, Mr. Hilal’s experience serving on the boards of multiple public companies allows him to provide key strategic perspectives to the Board.

Biography
Mr. Hilal is the Founder and Chief Executive Officer of Mantle Ridge LP, an investment fund. Prior to launching Mantle Ridge LP, Mr. Hilal served as a Partner and Senior Investment Professional at Pershing Square Capital Management from 2006 to 2016, Managing Partner at Caliber Capital Management from 2002 to 2005, Partner at Hilal Capital Management from 1998 to 2001 and Acting Chief Executive Officer of WorldTalk Communications Corporation from 1999 to 2000. Mr. Hilal currently serves on the Board of Directors of CSX Corporation and Air Products and Chemicals, Inc.

TIMOTHY A. JOHNSON Former Chief Financial and Administrative Officer of Victoria’s Secret & Company | Age 58	Director since 2025 Independent Board Committees: ▪ None	Other Public Company Board Experience ▪ The Aaron’s Co. (2021 to 2024) ▪ Brinker International, Inc. (since 2025)

Key Skills, Experience and Expertise:
Mr. Johnson has more than 30 years of retail leadership experience. He is an esteemed financial leader who provides a strong understanding of today’s competitive retail landscape.

Biography
Mr. Johnson is the former Chief Financial and Administrative Officer of Victoria’s Secret & Company, a position he held from 2021 to 2025. He previously served as Chief Financial and Administrative Officer of Big Lots Incorporated from 2015 to 2019 and Chief Financial Officer from 2012 to 2015, and he held various other executive roles from 2000 to 2012. Earlier in his career, he held senior level roles at The Limited, Inc. and began his career in public accounting as a Certified Public Accountant for Coopers & Lybrand. Mr. Johnson is the Managing Director of his own consulting firm, Fairway Consulting LLC. He currently serves on the Board of Directors of Brinker International, Inc.

EDWARD J. KELLY, III Retired Chairman of the Institutional Clients Group of Citigroup, Inc. | Age 72	Director since 2022 Independent Chairman of the Board Board Committees: ▪ Audit ▪ Nominating & Governance, Chair	Other Public Company Board Experience ▪ Citizens Financial Group, Inc. (since 2019) ▪ Metlife, Inc. (since 2015) ▪ CSX Corporation (2002 to 2019) ▪ XL Group (2014 to 2018)

Key Skills, Experience and Expertise:
Mr. Kelly brings to our Board business, strategic, financial and legal acumen and extensive leadership expertise. His experience includes key roles in building a client-centric model and managing the global operations of a major financial institution. In addition, he provides a local perspective as a long-time Virginia resident and lecturer at the University of Virginia School of Law.

Biography
Mr. Kelly is the Former Chairman of the Institutional Clients Group of Citigroup, Inc. He served in that role and other senior leadership positions at Citigroup, Inc. from 2008 to 2014, including Chairman of Global Banking, Vice Chairman, Chief Financial Officer and Head of Global Banking, and President and Chief Executive Officer of Citi Alternative Investments. Prior to Citigroup, Mr. Kelly served as Managing Director of The Carlyle Group from 2007 to 2008, Chairman and Chief Executive Officer of Mercantile Bankshares Corporation from 2001 to 2007, Managing Director of J.P. Morgan from 1995 to 2001, General Counsel of J.P. Morgan from 1994 to 1995 and Partner at Davis Polk & Wardwell, LLP from 1988 to 1994.

JEFFREY G. NAYLOR Former Chief Financial Officer of The TJX Companies | Age 66	Director since 2018 Independent Board Committees: ▪ Audit, Chair ▪ Finance	Other Public Company Board Experience ▪ Synchrony Financial (since 2014) ▪ Wayfair (since 2018) ▪ Emerald Holding, Inc. (2013 to 2021) ▪ Fresh Market, Inc. (2010 to 2016)

Key Skills, Experience and Expertise:
Mr. Naylor brings to our Board extensive financial and accounting experience gained through his roles as the chief financial officer, director and audit committee chair of multiple large public companies. Mr. Naylor’s experience working as an executive at multiple discount retailers allows him to contribute valuable insight and perspectives in the areas of strategic business development, risk management, accounting and information technology. In addition, our Board has determined that Mr. Naylor qualifies as an Audit Committee financial expert.

Biography
Mr. Naylor is the former Chief Financial Officer of The TJX Companies. He held that position and other executive leadership positions at The TJX Companies from 2004 to 2014, including Senior Executive Vice President, Chief Financial and Administrative Officer and Senior Executive Vice President, and Chief Administrative and Business Development Officer. Prior to that, he served as the Chief Financial Officer of Big Lots, Inc. from 2001 to 2004 and earlier in his career he held senior level positions with Limited Brands, Sears, Roebuck and Co. and Kraft Foods, Inc. Mr. Naylor began his career as a Certified Public Accountant with Deloitte Haskins & Sells. Mr. Naylor is also the Managing Director of his consulting firm, Topaz Consulting LLC. He currently serves on the Board of Directors of Synchrony Financial and Wayfair, Inc.

DIANE E. RANDOLPH Former Chief Information Officer of Ulta Beauty | Age 70	Director since 2023 Independent Board Committees: ▪ Audit ▪ Finance	Other Public Company Board Experience ▪ Shoe Carnival, Inc. (since 2021) ▪ Core Mark Holding Company (2020 to 2021)

Key Skills, Experience and Expertise:
Ms. Randolph brings to our Board substantial experience in the areas of information technology and business transformation, in addition to her experience serving as a director on boards of several public and private companies. Ms. Randolph will provide valuable insight and perspective as the Company develops and implements new technologies and systems.

Biography
Ms. Randolph is the Former Chief Information Officer of Ulta Beauty. She held that position from 2014 to 2020. Prior to that, she served as the Chief Information Officer of Reitmans Canada Limited from 2008 to 2014 and Director of Merchandise Business Process from 2005 to 2008. Earlier in her career she served as Vice President of Software Development at Aptos, LLC (formerly known as STS Systems). Ms. Randolph currently serves on the Board of Directors of the Shoe Carnival, Inc.

BERTRAM L. SCOTT Former President and Chief Executive Officer of Affinity Health Plan | Age 74	Director since 2022 Independent Board Committees: ▪ Audit ▪ Sustainability and CSR
Other Public Company Board Experience
▪
Equitable Holdings, Inc. (since 2019)

▪
Lowe’s Companies, Inc. (since 2015)

▪
Becton, Dickinson and Company (since 2002)

▪
AllianceBernstein (2020 to 2022)

Key Skills, Experience and Expertise:
Mr. Scott brings to our Board his substantial corporate governance and business expertise, in addition to extensive experience serving as a director on the boards of several large, complex, publicly-traded companies, as well as serving as chair of several board committees. Mr. Scott draws on his professional experiences to provide perspective to the boards on which he serves with respect to development and the implementation of strategy, mergers and acquisitions, merger integration, and sales and marketing. In addition, the Board has determined that Mr. Scott qualifies as an Audit Committee financial expert.

Biography
Mr. Scott is a retired health care executive who formerly served as the President and Chief Executive Officer of Affinity Health Plan from 2012 to 2014. Prior to that, Mr. Scott served as the President, US Commercial at CIGNA Corporation from 2010 to 2011; and held multiple executive leadership roles at TIAA-CREF from 2000 to 2010, including President and Chief Executive Officer. Mr. Scott currently serves on the Board of Directors of Equitable, Lowe’s Companies, Inc. and Becton, Dickinson and Company.

STEPHANIE P. STAHL Former Global Marketing & Strategy Officer of Coach, Inc. | Age 58	Director since 2018 Independent Board Committees: ▪ Nominating & Governance ▪ Sustainability and CSR, Chair	Other Public Company Board Experience ▪ Carter’s Inc. (since 2022) ▪ Newell Brands, Inc. (since 2022) ▪ Edgewell Personal Care Company (since 2024) ▪ Knoll, Inc. (2013 to 2021)

Key Skills, Experience and Expertise:
Ms. Stahl brings to our Board significant experience in marketing, data analytics, digital strategy, sustainability and brand development. Ms. Stahl has spent her career focused on the retail/consumer sector with extensive experience in developing, executing and optimizing major change initiatives including fundamental business transformation, mergers and acquisitions, and post-merger integrations. She also brings to our Board significant experience in corporate governance, investor engagement and ESG.

Biography
Ms. Stahl is the former Global Marketing and Strategy Officer of Coach, Inc. She held that position from 2012 to 2015. Prior to that, she served as the Chief Executive Officer of Tracy Anderson Mind & Body, LLC from 2010 to 2011, Executive Vice President, Chief Marketing Officer of Revlon, Inc. from 2003 to 2006, and Partner and Managing Director of The Boston Consulting Group, Inc. from 1998 to 2003. Ms. Stahl is also the Founder of her investment and advisory company, Studio Pegasus LLC. Ms. Stahl serves on the Board of Directors of Carter’s Inc., Newell Brands, Inc., and Edgewell Personal Care Company.

Nomination and Election Process
All of our Directors are elected annually by a majority of votes cast in uncontested director elections and by a plurality of votes in contested elections. Candidates for nomination by our Board are recommended by our Nominating and Governance Committee. Our Nominating and Governance Committee considers candidates recommended by shareholders and, occasionally, the Committee may engage search firms to assist the Committee in identifying potential Board nominees.
As described in our Corporate Governance Guidelines, the Nominating and Governance Committee will consider several factors when considering a candidate for nomination, including:
• the candidate’s ability to help the Board create shareholder wealth	• the need of the Board for directors having relevant knowledge and a diversity of experiences
• the candidate’s ability to represent the interests of shareholders	• whether the candidate is a significant shareholder of the Company
• the personal qualities of leadership, character and business judgment of the candidate	• whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings
Incumbent Directors nominated for reelection are subject to the director resignation policy included in our Corporate Governance Guidelines. Shareholders may recommend candidates for the Nominating and Governance Committee to consider by submitting a written notice in accordance with the procedures described under “Shareholder Nomination of Directors” on page 88.
The election of our Directors is subject to the terms of a Stewardship Framework Agreement entered into by the Company and affiliates of Mantle Ridge, LP, a registered investment advisory firm, which has a combined beneficial ownership interest of approximately 6.5% of the Company’s outstanding shares of common stock. Pursuant to the Stewardship Framework Agreement, if Mr. Hilal or a New Director (as defined therein) cannot serve or ceases to serve on the Board during the term of the Stewardship Framework Agreement, Mantle Ridge will have the right to designate a replacement, subject to certain conditions set forth in the Stewardship Framework Agreement. The Stewardship Framework Agreement is more fully described in, and is attached as an exhibit to, the Company’s Current Report on Form 8-K filed on March 8, 2022 with the SEC.
The Board believes that the strategic business interests of the Company are best served when Board members are able to offer a diverse set of perspectives and individual life experiences, including with respect to geographic location, employment history, and experience in areas such as operations, finance, accounting, technology, marketing, merchandise, human capital management and talent development. The Nominating and Governance Committee endeavors to seek qualified candidates who offer such perspectives and experience, regardless of race, sex, or other protected characteristic. Our Board nominees include three women and one person of color. The Board and the Nominating and Governance Committee shall not have diversity quotas or make decisions based on race, sex or other protected characteristics.
Board Tenure and Refreshment
The Board does not believe it should formally limit the number of terms for which an individual may serve as a director at the outset of a director’s appointment. Directors who have served on the Board for an extended period of time can provide valuable insight into the operations and future of the Company and matters of Board oversight based on their experience with and understanding of the Company’s history, policies and objectives. Nevertheless, the Board strongly values fresh insight and novel approaches provided by new or recently appointed directors.
In the past several years, the Board has been engaged in an effort to achieve a “fit-for-purpose” Board which has included the retirement and replacement of the majority of our incumbent directors. The current tenure profile of our Board consists of two directors with five to ten years in tenure and ten directors with less than five years in tenure.
Board Commitments
Our Board is comprised of members with valuable experience gained from service on the boards of directors of other public companies, including companies in the retail industry. When making its recommendations for director nomination, the Nominating and Governance Committee considers the value of experience gained through service on other boards and conducts a rigorous review of the demands that such service may have on the director’s time. As set forth in our Corporate Governance Guidelines, as a general rule, the Nominating and Governance Committee will not recommend the election or reelection of an individual who (i) serves on more than four public company boards, other than the Company, or (ii) serves as the chief executive officer of a public company and serves on more than two public company boards, other than the Company. All of our nominees satisfy this rule.
In 2025 our Nominating and Governance Committee oversaw an annual performance review of our Board and its members that considered a number of factors including meeting attendance, preparation and director engagement with the Board and management. As part of this process, the Committee and the Board assessed our nominees for reelection and affirmed that each nominee has demonstrated that they are capable of devoting the necessary time to successfully meet their duties and otherwise fulfill the responsibilities required of directors in 2025, taking into account their principal occupation and membership and leadership positions on other boards.

CORPORATE GOVERNANCE AND OUR BOARD
Board Meetings and Attendance
The Board of Directors has scheduled four regular meetings in 2025 and recently held one of these meetings in March 2025. In addition, the Board will hold special meetings when Company business requires, and informational update calls are periodically conducted during the year.
In fiscal 2024, the Board met six times, the Nominating and Governance Committee met four times, the Audit Committee met ten times, the Compensation Committee met seven times, the Finance Committee met four times and the Sustainability and Corporate Social Responsibility Committee met four times. Each member of the Board attended more than 75% of all Board meetings and meetings of committees of which he or she was a member.
We expect each of our directors to attend the annual meeting of our shareholders. Ten of our eleven then incumbent directors were in attendance at the 2024 annual meeting of our shareholders.
Independence
Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board from the management of our Company. With the exception of Mr. Creedon, all members of our Board have been determined by our Board to be independent directors within the applicable listing standards of the Nasdaq Stock Market. All members of our Audit Committee, our Compensation Committee and our Nominating and Governance Committee are independent under Nasdaq listing standards.
The independent members of our Board meet multiple times each year in private sessions without management present. In addition, the Chairman, who has been granted robust leadership powers, may call special meetings of the independent members without management present.
Board Leadership Structure
Our Board is led by our Chairman and our Vice Chairman, both of whom are independent members of our Board. In November 2024, Edward J. Kelly, III was elected as Chairman by the independent directors. The Company no longer has a lead independent director as that position is only required under our Corporate Governance Guidelines when our Chairman is not independent.
The Board has determined that its current leadership structure is the most appropriate for Dollar Tree and its shareholders. Mr. Kelly is a distinguished executive with substantial business, strategic, financial, and legal acumen and served as the Company’s lead independent director from March 2022 until his election as Chairman in November 2024. In his prior role as lead independent director of the Board, he had robust leadership authority and responsibilities and facilitated the active engagement of our independent directors in the various aspects of the Board’s work and governance. We believe the functioning of our Board is enhanced by having Mr. Kelly as Chairman, Mr. Hilal as Vice Chairman, and Mr. Creedon as CEO.
As part of the Company’s ongoing commitment to corporate governance, the Board annually considers its leadership structure.

Board Committees
The Board has five standing committees, each comprised solely of independent directors. These committees operate under written charters which are available under the Investors tab on our corporate website at corporate.dollartree.com. The current Board committees and committee assignments are as follows:
Director	Independent Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Sustainability and CSR Committee
Michael C. Creedon, Jr.
William W. Douglas III	■
Cheryl W. Grisé	■		C	■
Daniel J. Heinrich	■	■			C
Paul C. Hilal	■		■	■	■
Timothy A. Johnson	■
Edward J. Kelly, III	■	■		C
Mary A. Laschinger	■		■			■
Jeffrey G. Naylor	■	C			■
Diane E. Randolph	■	■			■
Bertram L. Scott	■	■				■
Stephanie P. Stahl	■			■		C
C = Committee Chair			■ = Member

Description of Committees
Audit Committee		10 meetings held in Fiscal 2024

Primary duties and responsibilities:
•
Financial Reporting and Internal Control Structure. Monitoring the Company’s legal compliance, financial reporting processes and internal control systems and overseeing the Company’s audit processes and strategies.

•
Independent Auditor. Appointing and evaluating the Company’s independent auditor, including pre-approving audit and non-audit fees to be paid to the independent auditor.

•
Internal Audit. Overseeing the Company’s internal audit processes, including participating in the planning of the audit efforts of the internal audit and finance departments.

•
Enterprise Risk Assessment. Reviewing the Company’s practices with respect to risk assessment and risk management, including financial, operational, information security, data privacy, business continuity and legal and regulatory risks.

•
Compliance and Ethics. Reviewing the Company’s legal compliance processes, including its ethics and compliance program, and disclosures and systems of internal controls relating to legal compliance and ethics.

•
Related Party Transactions. Reviewing and overseeing any related party transactions and the reporting of any related party transactions.

Committee Members	▪ Jeffrey Naylor (Chair) ▪ Diane Randolph	▪ Daniel Heinrich ▪ Bertram Scott	▪ Edward Kelly, III
Independence and Financial Expertise: The Board, after review of each individual’s employment experience and other relevant factors, has determined that all members of the committee satisfy the applicable standards of the Nasdaq Stock Market and SEC regulations for membership on the Audit Committee and that Daniel Heinrich, Edward Kelly, III, Jeffrey Naylor and Bertram Scott are qualified as audit committee financial experts within the meaning of SEC regulations.
Compensation Committee		7 meetings held in Fiscal 2024

Primary duties and responsibilities:
•
Executive Compensation. Establishing the compensation philosophy, structures and arrangements for our executive officers, including reviewing and approving our executive compensation benefits and programs.

•
Compensation of Directors. Reviewing and recommending to the Board the benefits and compensation plans and programs for the independent members of the Board.

•
Independent Compensation Consultant. Retaining independent compensation consultants to advise the Committee when appropriate.

•
Human Capital Management. Reviewing our initiatives with respect to hiring, human capital management, talent development and retention of key personnel.

•
Compensation Risk Assessment. Reviewing the Company’s incentive compensation policies and practices to assess whether such policies or practices encourage excessive risk-taking.

•
Executive Stock Ownership. Reviewing the executive officers’ stock ownership levels to ensure compliance with the Company’s stock ownership policy.

Committee Members	▪ Cheryl Grisé (Chair)	▪ Paul Hilal	▪ Mary Laschinger
Independence: All members of the committee satisfy the independence standards of the Nasdaq Stock Market and SEC regulations.

Nominating and Governance Committee		4 meetings held in Fiscal 2024

Primary duties and responsibilities:
•
Board Composition and Governance Structure. Reviewing and making recommendations to the Board on the size, composition and experience-related needs of the Board and overseeing our governance structure, including the structure of the Board and the governing documents and policies.

•
Board Candidates. Identifying, screening and recommending candidates to be nominated or appointed by the Board, including the re-nomination of any currently serving director.

•
Lead Independent Director. If the Chairman of the Board is not independent, recommending an independent director to be appointed as Lead Independent Director.

•
Committee Assignments. Reviewing periodically the membership and Chair of each committee of the Board and recommending committee assignments to the Board, including rotation or reassignment of any Chair or committee member.

•
Conflicts and Waivers. Reviewing and resolving requests for waivers from directors of any provision of the Company’s Code of Conduct and any actual or potential conflicts of interest between the Company and any member of the Board.

•
Annual Performance Evaluations. Establishing processes for use by each of the Board’s standing committees to conduct annual self-assessments and leading the Board in its annual performance self-assessment.

•
Shareholder Engagement. Overseeing the Company’s shareholder engagement policy, monitoring shareholder communications with the Board on topics related to governance and recommending to the Board any actions the Committee deems appropriate.

Committee Members	▪ Edward Kelly, III (Chair) ▪ Stephanie Stahl	▪ Cheryl Grisé	▪ Paul Hilal
Independence: All members of the committee satisfy the independence standards of the Nasdaq Stock Market.
Finance Committee		4 meetings held in Fiscal 2024

Primary duties and responsibilities:
•
Capital Structure. Reviewing and advising the Board on the Company’s capital structure and allocation.

•
Financial Transactions. Reviewing and advising the Board on significant financing and related transactions.

•
Real Estate Transactions. Reviewing and advising the Board on financial considerations relating to the leasing, purchase, sale, conveyance and other acquisition and disposition of stores, facilities and real property.

•
New Store Openings. Reviewing and evaluating new store openings and performance.

•
Annual Budget. Reviewing and advising the Board on the annual operating plan and capital budget and advising the Board on major capital projects and commitments.

•
Acquisitions and Divestitures. Reviewing and advising the Board on acquisitions and divestitures and supporting the Board’s review with management of previously effected acquisitions and divestitures.

Committee Members	▪ Daniel Heinrich (Chair) ▪ Diane Randolph	▪ Paul Hilal	▪ Jeffrey Naylor
Independence: All members of the committee are independent.

Sustainability and Corporate Social Responsibility (CSR) Committee		4 meetings held in Fiscal 2024

Primary duties and responsibilities:
•
Sustainability. Overseeing our strategies, policies and initiatives with respect to environmental issues and impacts.

•
Corporate Responsibility. Overseeing our strategies, policies and initiatives with respect to social issues and impacts, including those related to associate health and safety, workplace safety and violence prevention, workplace environment and culture, philanthropy, and community and governmental engagement and relations.

•
Human Capital Management. Overseeing our strategies and policies related to human capital management, including matters such as culture and belonging, recruiting and selection, and talent development and retention of the Company’s workforce.

•
Corporate Sustainability Disclosures. Reviewing our disclosures relating to sustainability, human capital and corporate responsibility topics, including our Sustainability and Social Impact Report.

•
Shareholder and Stakeholder Engagement. Overseeing our approach to shareholder and stakeholder engagement on sustainability and corporate responsibility matters.

•
Company Performance. Monitoring our performance against selected external sustainability and human capital indexes and internal metrics.

Committee Members	▪ Stephanie Stahl (Chair)	▪ Mary Laschinger	▪ Bertram Scott
Independence: All members of the committee are independent.
Board’s Role in Risk Oversight
Our Board is actively involved in overseeing enterprise risk, primarily through the assistance of its committees, which address the risks within their areas of responsibility as provided in the committee charters or otherwise delegated by the Board to those committees. Each committee reports matters relating to risk to the full Board as necessary. In addition, the Chairman is responsible for facilitating director input and discussion regarding risks to the Company’s business.

Oversight of Information Security Risk Management
The security of information shared with us by our customers, vendors and associates is important to us. We employ a comprehensive multi-layer approach in the implementation of our cybersecurity practices, including systems designed to prevent, detect and manage material risks from unauthorized access to our digital information systems.
The Board’s oversight of the Company’s information security and data privacy systems and processes and our investments in information technology infrastructure is monitored and overseen by our Audit Committee and Finance Committee. Our Audit Committee oversees the Company’s management of risks relating to information security and data privacy. The Audit Committee receives regular updates from management throughout the year on cybersecurity topics, including reports on the Company’s risk exposures related to information security and data privacy as well as any relevant mitigation or remediation tactics being implemented. Our Chief Information Security Officer serves as the designated executive leader for cyber or data-related incident response activities. Our Finance Committee monitors the Company’s investments in information technology systems. Our information technology team led by our Chief Information Officer has invested in internal and external resources to support and enhance our technology infrastructure over the next several years. The Finance Committee receives regular updates on our information technology investments and management’s plans for improving our systems and processes.
Oversight of Environmental and Social Sustainability and Responsibility
Dollar Tree is committed to environmental and social sustainability for our associates, customers and communities. Our Board and management recognize the importance of assessing and planning for the potential impact of climate change on our operations, supply chain, and other sustainability and social risks associated with our business. The Sustainability and CSR Committee is primarily responsible for overseeing the Company’s social, environmental and safety programs affecting our associates, customers and other stakeholders. The Sustainability and CSR Committee receives regular reports on various human capital management topics, including talent development and retention, culture and belonging, and associate engagement surveys and activities. The Sustainability and CSR Committee also provides guidance and oversight in developing our environmental and social goals, strategies and improvements in our workplace safety programs.
The development and implementation of our social and environmental strategies and initiatives are led by members of our executive leadership team and our Chief Sustainability Officer with engagement and support from business leaders throughout our organization. We report on our environmental and social sustainability strategies, initiatives and progress in our annual Sustainability and Social Impact Report, which can be found on our website along with relevant policies.
Code of Conduct
Our Board has adopted a Code of Conduct for all our associates, including our directors, officers and employees, including our Chief Executive Officer and senior financial officers. The Code of Conduct reflects our commitment to conducting business in an ethical and lawful manner. Among other things, our Code of Conduct addresses such topics as honesty and integrity, workplace safety and belonging, relationships with our customers and our vendors, sustainability and environmental responsibility, compliance with laws, and the protection of Company assets.
Our Code of Conduct may be viewed at our investor relations website. In addition, a printed copy of the Code will be provided to any shareholder upon request submitted to the Corporate Secretary at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320. Any amendments to, or waivers of, the Code of Conduct applicable to our directors, executive officers, principal accounting officer or controller or persons performing similar functions, will be posted on our investor relations website.

In 2024, we updated our Code of Conduct to add prohibitions on conflicts of interest transactions relating to purchasing or owning a material investment in a competitor or vendor of the Company. We also expanded our obligations under the U.S. Food, Drug and Cosmetics Act to help enhance product safety and quality and customer trust. Additionally, we enhanced our content relating to insider trading, competing fairly, protecting personal information, protecting Company property and vendor adherence to our values, among other topics.
Shareholder Engagement Policy
Dollar Tree believes that effective corporate governance includes regular, constructive conversations with our shareholders. The Board’s commitment to shareholder engagement is reflected in the Shareholder Engagement Policy included in its Corporate Governance Guidelines. Under the policy, our senior executive officers and the Investor Relations Department are primarily responsible for our communications and engagement with shareholders and the investment community. Our Vice President of Corporate Governance serves as the primary liaison with shareholders on governance matters and our Chief Sustainability Officer regularly engages with shareholders and other stakeholders on environmental and social matters. Management is responsible for promptly reporting to the Board all material shareholder comments and feedback it receives.
Our Board also believes that in appropriate cases, Board-level participation in dialogue with shareholders on matters of significance can be an effective means of promoting mutual understanding and enabling the Board to be informed as to shareholder perspectives. Our Chairman regularly participates in dialogue with shareholders and on certain matters the Chairs of relevant Board committees may also participate.
Shareholders and other interested parties seeking to engage with us may send correspondence by mail to Dollar Tree Board of Directors, c/o Corporate Secretary, 500 Volvo Parkway, Chesapeake, VA 23320, or by email to CorpSecy@DollarTree.com.

DIRECTOR COMPENSATION
Director compensation is established by the Board of Directors and periodically reviewed. The table below sets out the compensation structure for non-employee directors in fiscal year 2024. The non-employee director compensation was designed to:
•
Simplify and streamline non-employee director compensation

•
Provide for at least 50% of the annual retainer to be awarded as equity, consistent with market practice and good governance and to align directors’ interests with those of shareholders

•
Recognize the responsibility and workload expected of the Chairman, Chairs of the standing Committees, and the Lead Independent Director (if any), while generally maintaining an overall market competitive level of non-employee director compensation

•
Support an equitable allocation of Committee Chair and member responsibility and workload

In September 2023, the Compensation Committee, with the support of its compensation consultant, Meridian Compensation Partners, completed a peer benchmarking review of the non-employee director compensation program and determined that the compensation program was aligned with the market.
Compensation Element	Non-Employee Director Compensation
Retainer	•Annual cash retainer $150,000 •Annual equity award $150,000 •Total annual retainer $300,000
Chairman(1)	•Annual cash retainer $100,000 •Annual equity award $100,000 •Total annual retainer $200,000
Lead Independent Director(2)	$50,000
Audit Committee Chair	$40,000
Compensation Committee Chair	$35,000
Nominating and Governance Committee Chair	$35,000
Finance Committee Chair	$30,000
Sustainability and Corporate Social Responsibility Committee Chair	$30,000
Committee Members	No committee member fees
Meeting Fees	No meeting fees

(1)
Prior to November 2024, Mr. Dreiling served as Executive Chairman and Chief Executive Officer and was compensated for his service as an executive officer of the Company. In connection with Mr. Kelly’s appointment as Chairman of the Board of Directors in November 2024, the Board of Directors determined the additional compensation for the independent Chairman consisting of an annual cash retainer of $100,000 and an annual equity award of $100,000.

(2)
Following Mr. Kelly’s appointment as Chairman, the Company does not have a Lead Independent Director.

The Board may also authorize additional fees for ad hoc committees, if any, from time to time. No such fees were paid to our directors in fiscal 2024. We do not offer non-equity incentives or pension plans to non-employee directors.

Directors may elect to defer receipt of all or a portion of their Board and committee fees to be paid at a future date. Prior to June 30, 2023 deferral elections were made pursuant to the 2013 Director Deferred Compensation Plan (the “2013 Deferral Plan”). The 2013 Deferral Plan permitted the deferral of fees in either cash, shares of common stock, or non-statutory stock options. Beginning July 1, 2023, deferral elections were made pursuant to the Non-Employee Director Deferred Compensation Program (the “Deferral Program”). The Deferral Program operates in conjunction with, and under the authority of, the 2021 Omnibus Plan and allows deferral of fees into cash or shares of common stock.
The 2013 Deferral Plan and the Deferral Program are similar except that the Deferral Program does not offer stock options as a form of payment. Under both the 2013 Deferral Plan and Deferral Program, deferral elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; the form of payment, the date on which payment will commence and in the case of deferral into cash or stock, whether the payout shall be in installments or lump sum. Deferrals into cash or stock are recorded in unfunded and unsecured book-entry accounts. Deferred shares to be credited are calculated by dividing the deferred fees by the closing price on the first day of each calendar quarter. If cash dividends are declared, deferred share accounts are credited with a corresponding number of deferred shares, based on the market price on the dividend date. In the case of deferrals into a deferred cash account, interest is credited to the account at the beginning of each quarter based on the 30-year Treasury Bond rate then in effect. In the case of deferrals into options made under the 2013 Director Deferred Compensation Plan, the number of options to be credited was calculated by dividing the deferred fees by 33% of the closing price on the date of deferral. The options bear an exercise price equal to the closing price on the date of deferral and are immediately exercisable.
The following table shows compensation paid to each non-employee director who served as a director during fiscal year 2024. Directors who serve as executive officers of the Company do not receive director compensation (compensation information for Richard Dreiling can be found beginning on page 47).
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Cheryl W. Grisé	185,000	150,000	—	335,000
Daniel J. Heinrich	180,000	150,000	—	330,000
Paul C. Hilal(3)	—	—	—	—
Edward J. Kelly, III	255,516	215,800	—	471,316
Mary A. Laschinger	150,000	150,000	—	300,000
Jeffrey G. Naylor	190,000	150,000	—	340,000
Winnie Y. Park(4)	112,500	150,000	—	262,500
Diane E. Randolph	150,000	150,000	—	300,000
Bertram L. Scott	150,000	150,000	—	300,000
Stephanie P. Stahl	180,000	150,000	—	330,000

(1)
This column shows amounts earned for retainers and fees, including fees paid for service on standing and ad hoc committees, not reduced for deferrals.

(2)
This column includes the grant date fair value of shares granted (i) on July 1, 2024 to all non-employee directors who were serving on July 1, 2024 in the aggregate amount of $150,000 pursuant to the annual director equity awards, and (ii) on December 31, 2024 to Mr. Kelly in connection with his appointment as Chairman, in the aggregate amount $65,800 as a pro rata grant of the annual equity award for service as Chairman beginning on November 3, 2024. The number of shares were determined by dividing the value of the equity award by the Company’s closing share price on the date of grant ($107.25 on July 1, 2024 and $74.94 on December 31, 2024).

(3)
Mr. Hilal has waived all fees and stock awards for service as a director.

(4)
Ms. Park resigned as a director of the Company, effective December 2, 2024.

The following table shows, for each of our non-employee directors, amounts deferred in fiscal year 2024, the number of shares underlying those deferrals and the aggregate number, as of February 1, 2025, of outstanding stock options, including options obtained through deferral of fees (all of which are fully vested), and deferred shares:
Name	Amounts Deferred in 2024 ($)(1)	Shares Underlying Amounts Deferred in 2024 (#)	Total Deferred Shares (#)	Options Outstanding, including Options Acquired through Deferral of Fees (#)	Total Shares Underlying Options and Deferred Amounts (#)
Cheryl W. Grisé	335,000	3,443	8,381	—	8,381
Daniel J. Heinrich	—	—	3,327	—	3,327
Paul C. Hilal	—	—	—	—	—
Edward J. Kelly, III	365,800	3,934	8,575	—	8,575
Mary A. Laschinger	150,000	1,398	3,657	—	3,657
Jeffrey G. Naylor	150,000	1,398	6,874	2,803	9,677
Winnie Y. Park	262,500	2,556	—	—	—
Diane E. Randolph	150,000	1,398	2,637	—	2,637
Bertram L. Scott	150,000	1,398	3,657	—	3,657
Stephanie P. Stahl	330,000	3,388	11,826	—	11,826

(1)
This column shows the dollar amount of retainers and fees deferred in fiscal 2024 under the Deferral Program. Directors were permitted to defer a portion or all of their fees into a deferred cash account, common stock equivalents (which we call “deferred shares”) or options, as more fully described in the narrative in this section.

Director Stock Ownership Requirements
In November 2022, the Board enhanced its stock ownership guidelines to require that each non-employee director should hold Dollar Tree stock worth no less than five (5) times the annual cash retainer paid to directors, valued on the date such director acquired the stock. Vested stock or stock units beneficially owned by the director, including stock or stock units held in the director deferred compensation programs, are counted in meeting the guidelines, but unexercised stock options are not counted toward meeting the requirement. Under our policy, each director has five (5) years after he or she is first elected to the Board to meet the director stock holding requirements. As of April 2025 all of the directors are in compliance with the Company’s stock ownership guidelines.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
The Compensation Committee has reviewed the following Compensation Discussion and Analysis and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2025 annual meeting of shareholders.
SUBMITTED BY THE COMPENSATION COMMITTEE
Cheryl W. Grisé (Chair)	Paul C. Hilal	Mary A. Laschinger
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses how our Named Executive Officers (“NEOs”) were compensated for fiscal 2024 and how their fiscal 2024 compensation aligned with our pay for performance philosophy. Our NEOs for fiscal 2024 are listed below.
2024 Named Executive Officers
Michael Creedon, Jr.	Chief Executive Officer
Richard Dreiling	Former Chairman and Chief Executive Officer
Jeffrey Davis	Former Chief Financial Officer(1)
Lawrence Gatta, Jr.	Chief Merchandising Officer—Family Dollar
Michael Kindy	Former Chief Supply Chain Officer(2)
Richard McNeely	Chief Merchandising Officer—Dollar Tree

(1)
Mr. Davis served as our Chief Financial Officer during fiscal 2024. Subsequent to the end of fiscal 2024, the Company appointed Stewart Glendinning as the Company’s Chief Financial Officer, effective March 30, 2025.

(2)
Mr. Kindy served as our Chief Supply Chain Officer during fiscal 2024. Subsequent to the end of fiscal 2024, the Company appointed Roxanne Weng as the Company’s Chief Supply Chain Officer, effective April 28, 2025.

In order to present our executive compensation program in an understandable manner, the CD&A has been organized into the following sections:
A.
Executive Summary—an overview of key accomplishments and improvements implemented in 2024.

B.
Compensation Principles—the fundamental tenets upon which our compensation program is built.

C.
Components of Executive Compensation—the specific elements of the 2024 executive compensation program.

D.
Compensation Governance—key policies that govern the operation of the plans.

It is important to read the CD&A in conjunction with the detailed tables and narrative descriptions under “Executive Compensation Tables” beginning on page 47 of this proxy statement.
This CD&A includes the following important information:
• a detailed description of our 2024 Executive Compensation Program	Page 27
• a summary of our shareholder outreach process	Page 29
• a discussion of the alignment of pay and performance for our Executive Officers	Page 31

A.
EXECUTIVE SUMMARY

Our associates are a vital part of our success. We recognize that to be successful our associates must be well trained, highly motivated and fully supported by our business. In 2024, we continued our commitment to building our culture by reinforcing our values of serving with accountability, inspiring belonging, championing empowerment, operating with excellence and acting with integrity. These values are embedded into our ways of working and exemplified through our associate engagement strategy, including associate surveys, improved issues reporting and communication platforms and frequent communication from our leadership team on our values, strategies and performance. We have also focused on making meaningful improvements in our business and our associate experience through simplifying work.
2024 Business Performance and Strategic Initiatives
Fiscal 2024 was marked in large part by our execution of strategic initiatives in the Family Dollar business. We undertook a comprehensive store portfolio optimization review and identified approximately 970 underperforming Family Dollar stores for closure. As of February 1, 2025, we had closed approximately 695 stores identified under the portfolio optimization review.
In June 2024, we announced that we had initiated a formal review of strategic alternatives for the Family Dollar business, which could have included among others, a potential sale, spin-off or other disposition of the business. This review resulted in our decision to sell the Family Dollar business and, in March 2025, we entered into a definitive agreement to sell the Family Dollar business for a purchase consideration of $1,007.0 million, subject to a number of adjustments, including with respect to working capital and net indebtedness.
In our Dollar Tree business, we continued to execute on a number of initiatives to drive productive sales growth, improve operating efficiency, invest in technology, and expand our culture of service to our associates. We grew net sales by 4.7% and increased same-store sales in our Dollar Tree business by 1.8% during fiscal 2024 as growing customer acceptance of our expanded assortment drove sales momentum.
In 2024, our Compensation Committee implemented incentive programs to reward executives for superior performance relative to goals that align the interests of executives with the long-term interests of our shareholders. Improvements to revenue growth and operating income and our total shareholder return, relative to peers, are all components of our compensation program for 2024. In addition, our compensation program for 2024 was influenced by the significance of the foregoing strategic initiatives, notably the sale of the Family Dollar business, as our Compensation Committee sought to incentivize support of these initiatives and alignment with the best interest of shareholders and enhance retention amongst the leadership team.
Compensation Program for 2024
In late 2022, our Compensation Committee undertook a comprehensive review of our executive compensation program to assess the compensation elements and practices to attract and retain the best executive leadership team to drive transformational change. The Compensation Committee met multiple times to consider program design and implementation, shareholder input received through the engagement process, and market practices with respect to executive compensation. The changes resulting from the review were designed to increase the Company’s ability to attract and retain high-performing executives, enhance pay-for-performance alignment, support the Company’s culture, and align with the Company’s transformational growth strategy and shareholder expectations.
Based on that review, we implemented a compensation program in 2023 and 2024 that includes multiple metrics for the short-term and long-term incentive program, and a blend of incentive vehicles designed to motivate and align the executive leadership team with the strategic objectives of the Company and the interests of shareholders. To support Dollar Tree’s transformational growth strategy, we considered it critical to have significant incentive focus not just on operating profit, but on profitable growth. Our incentive program is described in detail below.
Framework of our 2024 Executive Compensation Program
▶	Base Salaries	The Compensation Committee increased base salaries based on various factors, including job performance and market benchmarking.
▶	Annual Cash Incentive Performance Plan
The Compensation Committee maintained the adjusted operating income metric (weighted 60%) and adjusted total revenue metric (weighted 40%) to support the Company’s strategic focus on profitable growth.
•
Through a rigorous process the Committee set targets, thresholds and maximums and payout curves for each performance metric that are designed to be motivating and challenging.

•
The adjusted operating income metric has a threshold payout for performance at 85% of the target and a maximum payout for performance at 112.5% of target.

•
The adjusted total revenue metric has a threshold payout for performance at 95% of target and a maximum payout for performance at 105% of target.

•
In addition, there is an adjusted operating income hurdle of $1,500 million (71% of target) which must be achieved for any payout to be earned under the plan.

▶	Long-Term Incentive Program Design
The Compensation Committee maintained the mix of equity incentive awards consisting of 50% performance-based restricted stock units (“PSUs”), 30% service-based restricted stock units (“RSUs”) and 20% stock options.
•
The PSU awards are the largest component and are designed to reward exceptional performance in achieving the Company’s strategic objectives.

•
The stock option awards link a portion of our executive’s compensation directly to stock price appreciation and vest ratably over a three-year period from the grant date.

•
The RSU awards align with share price, add balance to the long-term incentive mix and support executive retention. The RSUs vest ratably over a three-year period from the grant date.

▶	Long-Term Incentive Awards—PSU Goal
The Compensation Committee approved the following performance metrics for PSUs, measured over a three-year cumulative period:
•
Adjusted earnings per share (weighted 60%)

•
Adjusted total revenue (weighted 40%)

•
Modified by total shareholder return (“TSR”), relative to peers (+/- 25%)

Compensation of Chief Executive Officer
Mr. Creedon was appointed as our interim Chief Executive Officer on November 3, 2024 and as our Chief Executive Officer on December 18, 2024. In connection with those appointments, the Board, upon the recommendation of the Compensation Committee after receiving the advice of Meridian Compensation Partners (“Meridian”), the Committee’s independent compensation consultant, made several changes to Mr. Creedon’s compensation during fiscal 2024. In November 2024, his annual base salary was increased to $1,100,00 and he received additional long-term incentive awards with an aggregate value of $2,250,000 consisting of 50% PSUs, 30% RSUs and 20% stock options commensurate with our 2024 compensation program generally.
In January 2025, in consideration of Mr. Creedon’s new role as Chief Executive Officer, his annual base salary was further increased to $1,300,000 (below the peer group median) and his target annual incentive under the management incentive compensation plan was increased to 150% of his base salary (the 25th percentile relative to the peer group). For additional information regarding the compensation of our Chief Executive Officer and our 2025 compensation program, see “Changes in Compensation Program for 2025” below.
Mr. Dreiling served as our Chairman and Chief Executive Officer during part of fiscal 2024 until his separation from the Company on November 3, 2024. In connection with his without cause separation from the Company, which entitled Mr. Dreiling to severance payments and benefits under his Executive Agreement with the Company effective March 22, 2022, as amended January 25, 2023. See “Potential Payments Upon Termination or Change in Control” beginning on page 55.
Shareholder Outreach
Each year we ask our shareholders to participate in an advisory vote on our executive compensation programs (the “Say on Pay Vote”) and our Compensation Committee carefully considers the level of voting support and the feedback received from shareholders. At the 2024 annual meeting, approximately 95% of votes cast were in support of our Say on Pay Vote.
Shareholder outreach and engagement have been an important part of the development of our compensation program and the improvements that have been implemented over the years. Following substantial discussions and input from shareholders in 2022, the Compensation Committee identified additional opportunities for improvement of its annual and long-term incentive program that were implemented beginning with the 2023 executive compensation program. Shareholder feedback on our executive compensation program since that time has generally been supportive, with shareholders expressing support for the Company’s annual incentive design and metrics, long term incentive award mix, metrics and three-year performance periods.
Changes in Compensation Program for 2025
In late 2024 and early 2025, our Compensation Committee undertook a review of our executive compensation program to assess the compensation elements and practices that would be needed to continue to attract, retain and motivate the best executive leadership team considering, among other things, the strategic alternatives review for Family Dollar. The Compensation Committee met multiple times to consider program design and implementation, shareholder input, and current market practices with respect to executive compensation. In consideration of performance, market competitiveness and to enhance retention amongst the leadership team, the Compensation Committee determined to retain the framework of the 2024 Executive Compensation Program with the following modifications for fiscal 2025:
•
Increase the adjusted operating income metric weighting to 70% (from 60%) and decrease the adjusted total revenue metric to 30% for the annual cash incentive plan;

•
Alter the mix of long-term incentive awards to 50% PSUs with three-year cumulative performance metrics based on performance criteria and 50% RSUs vesting ratably over three years; and

•
Remove adjusted total revenue as a performance metric for the PSUs.

The changes to the long-term incentive vehicle mix were viewed by the Compensation Committee as temporary measures critical to support the sale of the Family Dollar business. The increased weighting to RSUs provides increased resilience during a transformational period, simplifies the program, reduces challenges of setting targets and aligns executive compensation strongly with shareholder outcomes..
In early 2025, the Compensation Committee increased the compensation of our newly appointed Chief Executive Officer to better align with market practices. His annual base salary was increased to $1,300,000, his target annual incentive under the management incentive compensation plan was increased to 150% of his base salary beginning in fiscal 2025, and he received annual long-term incentive awards in April 2025 with an aggregate value of $9,000,000 commensurate with the Company’s 2025 executive compensation program generally. In addition, Mr. Creedon entered into a revised Executive Agreement with the Company that reflects his role as Chief Executive Officer.
Also in 2025, the Compensation Committee approved a compensation package for Stewart Glendinning, as our newly appointed Chief Financial Officer effective March 30, 2025. Mr. Glendinning will receive an annual base salary of $950,000, subject to annual adjustment, and his target annual incentive under the management incentive compensation plan is 100% of his base salary. Mr. Glendinning also received an annual long-term incentive award in April 2025 with an aggregate value of $3,900,000 commensurate with the Company’s 2025 executive compensation program generally.
Certain of our named executive officers also received incentives during fiscal 2024 and early fiscal 2025 in consideration of the ongoing review of strategic alternatives for Family Dollar. See “Special Incentives in Connection with Strategic Initiatives” beginning on page 39.
During 2024 the Company also adopted a revised form of its Executive Agreement with executive officers which supersedes and replaces the previous agreements, including those with Jeffrey Davis, Lawrence Gatta, Jr. and Michael Kindy. The new Executive Agreements reflect the Compensation Committee’s determination to update our form Executive Agreement, primarily to align with market practices, create internal consistency amongst our Executive Agreements and make certain other non-material clarifying and technical changes. Among other things, the revised form of Executive Agreement amends the severance benefits payable to the executive to (i) provide that the severance amount of 24 months of base salary (unchanged from the prior agreements) will be paid in a lump sum, (ii) add a lump sum severance payment equal to a prorated portion of one year of executive’s target bonus, (iii) reduce the COBRA continuation period from 24 months to 18 months and (iv) provide that the foregoing severance benefits are payable regardless of whether executive subsequently becomes employed with another employer (except, with respect to COBRA continuation, if the executive begins coverage under another group health plan). See “Termination or Change in Control Arrangements” beginning on page 41.

B.
COMPENSATION PRINCIPLES

Our Compensation Program Philosophy and Objectives
For 2024, the Compensation Committee established an executive compensation program (the “2024 Executive Compensation Program”) based on a pay-for-performance philosophy that links a significant portion of the executive’s total compensation to the Company’s performance and share price.
The principal objectives of our compensation philosophy are to:
•
align the interests of executives with those of shareholders;

•
tie pay to performance;

•
focus executives on the long-term growth and profitability of our business;

•
recognize and reward achievement of corporate performance goals that create sustainable shareholder value;

•
attract, motivate and retain highly qualified executives;

•
unite the executive management team to a common objective; and

•
provide executive pay that is competitive with market.

Target Pay Mix
Consistent with our desire to align pay and performance, our Compensation Committee used the primary pay elements of our 2024 Executive Compensation Program (base salary, annual incentives and long-term incentives) to develop a target pay package for each executive that is more heavily weighted towards variable or at-risk pay. As illustrated below, a significant portion of the pay is performance-based and therefore variable and at risk, which directly aligns the pay outcomes for our executives with the performance of the Company. To further align the 2024 Executive Compensation Program with long-term shareholder value, the Committee believes that long-term incentive compensation should be a substantial majority of our executive’s total compensation.
CEO Pay Mix
Mr. Dreiling served as our CEO for part of fiscal 2024 until his separation from the Company on November 3, 2024. Mr. Dreiling’s compensation historically was comprised of base salary and annual bonus incentives which, together with the long-term incentive provided through his inducement award in 2022, provided for an incentive program that was primarily variable, at-risk and aligned with shareholder’s interests.
NEO Pay Mix under the 2024 Executive Compensation Program
Mr. Creedon’s 2024 compensation is structured with the same components as our other NEOs. For all our NEOs, compensation is comprised of base salary, annual bonus, performance stock units, restricted stock units and stock options which provides for a significant portion of compensation that is variable, performance-based and at-risk.
Alignment of Pay and Performance
Our 2024 Executive Compensation Program is grounded in a pay-for-performance philosophy to align pay outcomes with the interests of our shareholders. The Compensation Committee regularly reviews compensation outcomes to ensure that our incentive plans operate to effectively align compensation with performance and with the creation of long-term shareholder value.

Performance goals in both our short- and long-term incentive plans are set at challenging levels, to incentivize achievement of performance goals that drive long-term, sustainable shareholder value growth. When financial targets and performance goals are not met, performance-based incentive payments for our executives result in lower or zero payouts. We set relatively steep pay and performance curves for our short- and long-term incentive plans to give our executives meaningful downside risk and upside benefit if performance falls short of or exceeds the target. This aligns the executive’s pay with shareholder experience and expectations.

C.
Components of Executive Compensation

Executive Compensation Program Overview
The Compensation Committee has adopted a compensation program for executive officers that balances each executive’s total compensation between fixed and at-risk and between short-term and long-term incentive components.
The 2024 Executive Compensation Program consisted of market-competitive base salary tied to the executive’s individual performance, experience and scope of responsibility, an annual cash bonus opportunity under our Management Incentive Compensation Plan (“MICP”) and long-term equity incentives in the form of PSUs, RSUs and stock options.
2024 Executive Compensation Program
Element	Vehicle Description & Strategic Role
Base Salary	• Helps attract and retain executives through market-competitive base pay • Based on individual performance, experience and scope of responsibility
Annual Cash Bonus Incentive
•
Encourages achievement of short-term financial performance metrics that create shareholder value

•
Cash bonus incentives in 2024 were based 60% on adjusted operating income and 40% on adjusted total revenue goals which are designed to promote profitable growth

Long-Term Equity Incentive Awards
•
Long-term incentive compensation composed of equity awards: 50% in PSUs, 30% in RSUs and 20% in stock options

•
PSUs incentivize executives to drive financial performance toward long-term objectives

•
PSUs awarded in 2024 were based on three-year cumulative goals for adjusted earnings per share (weighted 60%), adjusted total revenue (weighted 40%), with a three-year relative TSR modifier (+/- 25%)

•
RSU awards create a retention incentive through multi-year vesting and robust stock ownership guidelines

•
Stock options motivate executives to deliver long-term sustained share price performance

In addition, we provide our executives with the benefits that are commonly available to our full-time associates, including participation in our retirement savings plan, employee stock purchase plan, health, dental and vision plans and various insurance plans, including disability and life insurance.
Base Salary
Our base salary philosophy is to provide reasonable current income to our named executive officers at a market competitive level to attract and retain individuals with a broad, proven track record of performance. To accomplish this objective, we provide base salaries that are intended to be competitive relative to similar positions at comparable companies. Base salaries are reviewed annually, and adjustments are made as required to recognize individual performance, increased individual experience, expanded scope of role and changes in the competitive marketplace.
The Compensation Committee, with the assistance of Meridian, approved base salary amounts for the executive officers, other than Mr. Dreiling, in March 2024. In determining the base salaries for 2024, the Compensation Committee considered market data from the peer group and retail industry peers, data on salary increases for executives and other relevant internal factors such as individual performance, scope of responsibility and criticality of the role. As a result of this review the base salaries of the named executive officers other than Mr. McNeely were increased as follows: Mr. Dreiling 3.7%, Mr. Davis 3.0%, Mr. Creedon 5.6%, Mr. Gatta 4.1%, and Mr. Kindy 3.0%. Mr. Creedon’s base salary was subsequently increased in November 2024 and in January 2025 in connection with his appointment as interim Chief Executive Officer and Chief Executive Officer, respectively.
Annual Cash Bonus Incentives
We provide our executive officers with the opportunity to annually earn cash incentives under the MICP. These incentives are designed to encourage the achievement of corporate financial objectives and to reward our executive officers for the significant impact they make on our corporate results.
2024 Bonus Opportunities
Executive bonus opportunities are set as a percentage of salary. In 2024, the Compensation Committee determined that the payment of annual cash bonuses for the named executive officers would be based on two metrics: enterprise adjusted operating income (weighted 60%) and enterprise adjusted total revenue (weighted 40%). The 2024 incentive targets were set using the market data provided from the peer group and our assessment of appropriate targets within our management structure.
The Company performance goals for the annual cash bonus incentive are generally derived from operating income and total revenue targets in the annual budget as approved by the Board of Directors at the beginning of the fiscal year. Thus, these performance goals are consistent with the Board’s overall outlook of the Company’s potential performance over a one-year horizon. The performance targets are intended to be challenging but achievable with significant effort and serve to focus our management team on a common goal while aligning efforts with shareholder interests.
The metrics chosen for the annual cash bonus incentive plan are designed to encourage achievement of financial performance that is strategically important and creates sustainable shareholder value, and they are important metrics for evaluating the performance of retail companies. The definitions of adjusted operating income and adjusted total revenue used by the Committee are provided on page 35.
Annual incentive awards in 2024 were determined as follows:

2024 Corporate Performance Metrics
The Compensation Committee set the adjusted operating income target for 2024 at $2,105.2 million and the adjusted total revenue target for 2024 at $31,649.8 million based on the annual budget approved by the Board of Directors at the beginning of the fiscal year. To receive a payout under the adjusted operating income metric, we must achieve at least 85% of the adjusted operating income target and to receive a payout under the adjusted total revenue metric, we must achieve at least 95% of the adjusted total revenue target, provided however that no payout will be paid for either metric if the adjusted operating income is below $1,500 million (71% of the target).
Corporate Performance Goals for NEOs
The following tables summarize potential payout percentages for MICP awards based on the percentage of the adjusted operating income target and adjusted total revenue target attained.
Adjusted Operating Income (60% of potential MICP payout)
% of Corporate Performance Target Attained	Potential Payout Percentage
Below 85.0%	0%
85%	50%
90%	66.7%
95%	83.3%
100%	100%
105%	140%
110%	180%
112.5% or above	200%
Adjusted Total Revenue (40% of potential MICP payout)
% of Corporate Performance Target Attained	Potential Payout Percentage
Below 95.0%	0%
95%	50%
97.5%	75%
100%	100%
102.5%	150%
105% or above	200%

The MICP bonuses relating to performance in a given fiscal year are paid in the following year when annual financial results are available, generally in March or April. The amount of the MICP awards must be determined and approved by the Compensation Committee which considers the Company’s overall financial results and the level of performance achievement. The Compensation Committee may, in its sole discretion, decrease the amount of MICP awards that may otherwise be payable upon the attainment of the applicable performance goals.
The definition of adjusted operating income and adjusted total revenue approved by the Compensation Committee for purposes of measuring the 2024 target performance under the MICP excludes from Operating Income and Total Revenue (as calculated in accordance with GAAP) the impact of the following, to the extent unbudgeted and approved by the Compensation Committee: (i) Canadian currency fluctuations; (ii) changes in accounting policies, practices and pronouncements; (iii) non-cash goodwill and intangible impairment charges; (iv) expenses incurred with respect to future mergers, acquisitions, or divestitures; (v) significant board-approved strategic changes, (vi) any cost or expense in excess of $5 million in the aggregate related to (A) uninsured natural disasters or casualties or (B) legal disputes or governmental proceedings; (vii) lease costs, expenses, asset write-offs, incentive compensation, and severance related to closed stores or distribution centers; and (viii) future changes in laws or regulations.
The Committee may, in determining performance achievement, adjust the performance goal or results as it deems necessary or appropriate. In considering adjustments to performance, the Committee applies the target definition above based on guiding principles which expect management to manage the business to the best outcomes, but which avoid rewarding or penalizing management for unexpected events; align incentives with long-term business strategy and best interests of stakeholders; provide flexibility to deal with unexpected events so that rigorous performance goals can be set; consider holistic performance in cash bonus incentive payouts; and avoid penalizing management for making tough decisions in the best interests of the business, but which would negatively impact incentive outcomes.
In determining performance achievement for 2024, the Compensation Committee considered the foregoing principles and determined that certain adjustments to operating income were appropriate, including approximately $1.98 billion of adjustments associated with our strategic review of Family Dollar and the related held-for-sale accounting treatment. The Compensation Committee determined that these adjustments were appropriate in light of the significance of the Family Dollar strategic review, which the Board believes will position the Company to realize its full potential to create long-term value in the best interest of shareholders, but which significantly impacted our financial results for 2024.
During its March 2025 meeting, the Compensation Committee determined the following Company performance for fiscal 2024:
Metric	2024 Target(1) ($)	2024 Achievement(1) ($)	% of Target Achieved	% of Payout per Metric	Weighting (%)	Total Weighted Payout (%)
Adjusted Operating Income(2)	$2,105.2	$1,807.9	85.9%	52.9%	60%	31.74%
Adjusted Total Revenue(3)	$31,649.8	$30,845.6	97.5%	74.6%	40%	29.84%
Total					100%	61.6%

(1)
Dollars in millions.

(2)
The target definition of adjusted operating income provided above allows for adjustments of certain items within the discretion of the Compensation Committee. This measure has been adjusted for 2024, in consideration of the principles above, with adjustments totaling $2.17 billion for certain costs and expenses including those related to our strategic review of Family Dollar and the related held-for-sale accounting treatment, executive transitions, our store portfolio optimization review, changes in accounting practices related to general liability claims, natural disasters, legal disputes and government proceedings, anti-dumping duties and Canadian currency fluctuations. See Appendix A on page A-1 for a reconciliation of our GAAP results to adjusted operating income, a non-GAAP financial measure used for incentive payout purposes.

(3)
The target definition of adjusted total revenue provided above allows for adjustments of certain items within the discretion of the Compensation Committee. No adjustments were made in the measurement of achievement of the adjusted total revenue performance for 2024.

Based upon the determinations described above, the Compensation Committee authorized 2024 cash performance bonuses under the MICP for the named executive officers as follows:
Executive	Bonus Target as % of Base Salary	Amount of Target Bonus	Total Payout %	Corporate Performance Bonus Earned
Michael Creedon, Jr.(1)	100%	$987,500	61.6%	$608,300
Richard Dreiling(2)	175%	2,450,000	—	—
Jeffrey Davis	100%	850,000	61.6%	523,600
Lawrence Gatta, Jr.(2)	100%	760,000	—	—
Michael Kindy	75%	521,250	61.6%	321,090
Richard McNeely	100%	974,000	61.6%	599,984

(1)
Mr. Creedon’s target bonus amount reflects a prorated amount for his service as Chief Operating Officer, interim Chief Executive Officer, and Chief Executive Officer during fiscal 2024.

(2)
Messrs. Dreiling and Gatta were not eligible to receive a cash performance bonus under the MICP due to their departures during or at the end of fiscal 2024.

Long-Term Incentives
The largest component of our executive compensation program consists of long-term equity incentive awards. For 2024, the Compensation Committee awarded a mix of equity incentive awards granted pursuant to our 2021 Omnibus Incentive Plan, consisting of 50% PSUs with three-year cumulative performance metrics (referred to herein as “2024 Three-Year PSUs”), 30% RSUs and 20% stock options (with the RSU and stock option awards vesting ratably over a three-year period from the date of grant).
We believe that long-term performance-based equity incentives provide our executives with a strong link to our long-term performance, create an ownership culture to help align the interests of our executives with those of our shareholders, and promote retention. The Committee structured the long-term incentive program with a blend of “at-risk” incentives designed to motivate our executives and align their interests with those of our shareholders and time-based equity awards designed to promote retention and to focus our executives on creating long-term shareholder value. Stock options were also added as a tool to incentivize executives to create shareholder value through stock price appreciation. The long-term incentive awards are generally set at market levels based upon the peer data.
The Compensation Committee generally grants equity-based awards on an annual basis, and at other times as the Committee deems appropriate, including for newly hired or promoted executive officers or in extraordinary circumstances. The Compensation Committee determines the aggregate monetary grant value of executive officers’ equity-based awards taking into account, among other things, our pay mix targets, the desired mix of equity-based vehicles, the executive officer’s contribution to Company performance, competitive compensation levels and dilution or pool limits.
Mr. Dreiling did not participate in the long-term incentive plan. In March 2022, we granted a stock option of 2,252,587 shares of Dollar Tree common stock with a per-share exercise price of $157.17, the closing trading price of Dollar Tree common stock on March 18, 2022, to Mr. Dreiling as an inducement award in connection with his employment as our Executive Chairman. In light of this stock option grant, which was intended by the Company to be a multi-year award, Mr. Dreiling was not eligible to receive additional long-term equity incentive awards for his service as Executive Chairman or Chief Executive Officer.
2024 Three-Year PSUs
Beginning in 2023, the Compensation Committee changed the performance metric for PSUs to a three-year cumulative measure based on two metrics: adjusted earnings per share (weighted 60%) and adjusted total revenue (weighted 40%) and modified by the Company’s relative total shareholder return measured against the Company’s compensation benchmarking peer group. The incentive targets for the 2024 Three-Year PSUs were set based on our understanding of general market conditions, our long-range plans, investor expectations and our assessment of appropriate targets for management.
▶   Target Opportunities.   In 2024, the Compensation Committee made grants of performance-based restricted stock units based upon a three-year cumulative adjusted earnings per share and adjusted total revenue target for fiscal years 2024-2026. The Compensation Committee established the target value of the 2024 Three-Year PSU opportunity for each of our executive officers. The target number of PSUs was determined by dividing the total target award value by the fair market value of a share of Dollar Tree stock on the date of grant. This award will not vest, if at all, until the completion of the 2026 fiscal year. In consideration of the long-term incentive award made to Mr. Dreiling in 2022, the Compensation Committee did not include Mr. Dreiling in the Company’s long-term incentive program for 2024 and he did not receive a 2024 Three-Year PSU award in fiscal 2024.
▶   Payout Curves.   The Compensation Committee set the three-year cumulative adjusted earnings per share and adjusted total revenue targets at levels requiring achievement of significant financial performance, based on the Company’s annual budget and long-term plan. The Compensation

Committee adopted payout curves for each performance metric which determine the amount to be paid depending on actual performance. In addition to the performance metrics described above, the 2024 Three-Year PSU payout is subject to: (i) a kicker which increases the payout factor if the Company achieves a pre-determined, very challenging adjusted earnings per share goal in fiscal 2026; and (ii) a modifier based on the Company’s total shareholder return compared to the total shareholder return of the Company’s peer group.
2024 Long Term Incentive Awards
Beginning in 2023, the Compensation Committee added RSUs and stock options to the long-term incentive program. The RSUs and stock options vest in approximately equal installments over a three-year period provided that the recipient remains continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The Compensation Committee established the target value of the RSU and stock options for each of our executive officers as a percentage of the total target incentive award. The number of PSUs was determined by dividing 50% of the total target award value by the fair market value of a share of Dollar Tree stock on the date of grant. The number of RSUs was determined by dividing 30% of the total target award value by the fair market value of a share of Dollar Tree stock on the date of grant. The number of stock options was determined by dividing 20% of the total target award value by the fair market value of one stock option on the date of grant calculated using the Black Scholes option-pricing method. The stock options were awarded at a strike price that is equal to the closing price on the date of grant and have a ten-year expiration period. In consideration of the long-term incentive award made to Mr. Dreiling in 2022, the Compensation Committee did not include Mr. Dreiling in the Company’s long-term incentive program for 2024 and he did not receive RSU and stock option awards in fiscal 2024.
2022 Three-Year PSUs
In 2022, the Company’s long-term incentive program included the award of performance-based restricted stock unit awards with three-year cumulative performance metrics (referred to herein as the “2022 Three-Year PSU Awards”). The 2022 Three-Year PSU Awards provided for vesting upon the achievement of the three-year cumulative performance goal. As described in more detail below, the Compensation Committee in 2022 granted 2022 Three-Year PSU Awards to the named executive officers that participated in the long-term incentive program at that time. In March 2025, our Compensation Committee certified the three-year performance achievement of the 2022 Three-Year PSU Awards.
▶   Target Opportunities.   In 2022, the Compensation Committee made grants of PSUs based upon a three-year cumulative enterprise adjusted total sales goal for fiscal years 2022-2024. The target number of PSUs to be awarded under the 2022 Three-Year PSU Awards was determined by dividing the target award value by the fair market value of a share of Dollar Tree stock on the date of grant. Of the named executive officers, only Messrs. Gatta and McNeely received the 2022 Three-Year PSU Awards.
▶   Performance Metric.   The Compensation Committee used three-year cumulative adjusted Total Sales as the performance metric. For purposes of the 2022 Three-Year PSU Awards, the target definition of adjusted Total Sales allowed for the exclusion of the effects relating to or resulting from: (i) Canadian currency fluctuations; (ii) changes in accounting policies, practices and pronouncements; and (iii) future mergers, acquisitions, or divestitures. The Compensation Committee made no adjustments in its determination of the Company’s achievement under this metric.
▶   Payout Curve.   The Compensation Committee adopted a payout curve which determines the amount to be paid depending on actual performance within the threshold, target and maximum levels described in the table below.

Achievement Level	Performance Achievement %	Earning %
Threshold	97%	50%
Target	100%	100%
Maximum	104%	200%
▶   Performance Achieved.   The Compensation Committee set the three-year cumulative adjusted total sales target of $86,378 million. In March 2025, the Compensation Committee determined the Company’s actual performance and the corresponding performance achievement percentage and earning percentage relative to the 2022-2024 performance goal as described in the table below.
Performance Metric	Threshold	Target	Maximum	Actual Results
	($ in millions)
Three-Year adjusted Total Sales (2022-2024)	$83,787	$86,378	$89,833	$89,718
% of Target	97%	100%	104%	103.9%
The overall three-year performance achievement percentage of 103.9% resulted in an earned percentage of 196.7%. Based on this outcome, Mr. McNeely earned 5,550 PSUs in respect of their 2022 Three-Year PSU Awards.
Special Incentives in Connection with Strategic Initiatives
Throughout 2023 and 2024, we continued to execute on several strategic initiatives across the Dollar Tree and Family Dollar banners to drive productive sales growth, improve operating efficiency, invest in technology, and expand our culture of service to our associates. We undertook a comprehensive store portfolio optimization review and identified approximately 970 underperforming Family Dollar stores for closure. In addition, in June 2024, we announced that we had initiated a formal review of strategic alternatives for the Family Dollar business segment, which could include among others, a potential sale, spin-off or other disposition of the business. In connection with these strategic initiatives, the Compensation Committee considered the importance of these strategic initiatives to Dollar Tree, the very high level of effort required of our executives to achieve these initiatives and the potential disruption and uncertainty associated with a significant strategic review. Accordingly, we entered into compensatory arrangements with certain of our executive officers to further incentivize performance of these initiatives and alignment with the best interest of shareholders.
In May 2024, we entered into a letter agreement with Mr. McNeely providing that, if Mr. McNeely remains employed with the Company through the date that the incentive awards are made in 2026, he will receive a 2026 incentive award at the same time, in the same form, and subject to the same performance conditions as the awards expected to be made to other executive vice presidents of the Company in 2026, provided that Mr. McNeely’s 2026 incentive awards shall not be subject to early forfeiture if he retires from the Company prior to any vesting period assigned to such 2026 incentive awards. Because such 2026 incentive awards have not been granted, the value and specific terms and conditions of such awards, and the value of the continued vesting provision provided by the letter agreement, cannot be determined at this time.
In July 2024, we made a special performance award to each of Mr. Gatta and Mr. Kindy of PSUs that will vest at a target value of 14,060 shares (based on a value of $1.5 million on the date of grant) on the third anniversary of grant, contingent on continued service through that date, with earlier vesting at target in the event of death, disability or retirement of the Executive as defined in the award. The PSUs may vest prior to the third anniversary of grant, at target or up to 166.67% of target, based on a determination by the Company’s Board of Directors of achievement of certain performance objectives relating to the Company’s review of strategic alternatives with respect to the Family Dollar business segment. The performance objectives are competitively sensitive and so are not disclosed.

In connection with Mr. Creedon’s appointment as interim CEO in November 2024, we awarded a cash bonus of $500,000 to Mr. Creedon, to be paid upon achievement of certain performance objectives related to our review of strategic alternatives for Family Dollar. Based on his advancement of the ongoing review of strategic alternatives, we determined that these achievements had been met and approved the payout of this cash bonus in fiscal 2025. If Mr. Creedon is terminated for cause or voluntarily terminates his employment within three years, however, he will be required to repay the full amount of any such bonus.
In connection with Mr. Glendinning’s appointment as CFO in fiscal 2025, he also received certain incentives in consideration of his leadership in connection with the ongoing review of strategic alternatives for Family Dollar. He received an additional one-time equity award with an aggregate value of $975,000 consisting of 50% RSUs and 50% PSUs in April 2025. He also received a cash bonus of $250,000 upon execution of a definitive transaction agreement.
Retirement, Deferred Compensation and Pension Plans
We do not have any defined benefit or pension plans that provide for payments based on an executive’s salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives. Instead, we offer the following two arrangements to allow executives to actively participate in funding their retirement plans.
Executives are eligible to participate in the Dollar Tree Retirement Savings Plan. At the end of the year, the Board may approve a discretionary profit-sharing contribution to be made to all eligible employees, including executive officers. In addition, executives may elect to defer a portion of their cash compensation into 401(k) retirement accounts. Beginning January 1, 2019, the Board authorized us to match 100% of 401(k) deferrals up to 5% of an individual’s cash compensation.
The Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan allows certain officers and executives, including our named executive officers, to defer receipt of up to 50% of their base salary and up to 100% of their bonus payments. The plan is a nonqualified plan and the Company does not fund, make any contributions to, or provide any interest rate subsidy for the plan. The plan allows executives to save for retirement in a tax-effective way at a minimal cost to the Company. Plan participants may invest their deferred compensation in any one or a combination of the plan’s investment funds. The deferred amounts and earnings thereon are payable to participants, or designated beneficiaries, at either specified future dates, or upon separation of service or death. The future payment obligations under the plan are our general unsecured obligations. Although the amounts deferred are deposited into a trust, the trust belongs to us, rather than the executives, and is subject to the claims of our creditors.
Long-term incentive awards are made to executives under our long-term incentive program pursuant to form award agreements that contain provisions that provide for the vesting and payment of PSUs, RSUs and stock options in the event of retirement. These award agreements contain terms that define the requirements for receiving retirement treatment, including age and minimum service requirements. Under awards made in 2022 and prior years, an executive who retired from the Company having attained the age of 59 1∕2 with a minimum of seven years of service would generally be eligible for (i) full vesting of awards of RSUs and PSUs with a one-year performance period, and (ii) pro rata vesting of awards of PSUs with a three-year performance period based on the number of months worked during the performance period subject to the executive’s completion of the first year of service in the performance period.
Beginning with long-term incentive awards made under our long-term incentive program in 2023, we changed our definition of retirement to support retention, succession planning and attraction of mid-career executives. Under the new definition, retirement treatment is only available to executives who: attain the age of 59 1∕2 with a minimum of two years of service, provide advance notice to the Company to fully support the transition to their successor and abide by non-compete and other covenants. The new retirement definition enhances the retention value of equity awards by requiring executives to provide advance notice of retirement, in addition to meeting the age and service requirements. Under the new retirement definition, if the requirements for retirement treatment are met, then all unvested long-term incentive awards made in or after 2023 continue to vest in accordance with the award vesting schedule and performance criteria in the same manner and at the same time as if the retiring executive continued to be employed by the Company, except that with respect to a PSU award with a three-year performance period, the executive must complete at least the first year of the performance period to qualify for retirement treatment.
Termination or Change in Control Arrangements
We have change in control Retention Agreements with our executive officers, except Mr. Dreiling and Mr. McNeely. The Compensation Committee’s intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption to the Company in the event of a potential change in control. Under these agreements, severance benefits are payable only upon the occurrence of both a change in control of the Company and the executive’s termination without “cause” or resignation for “good reason,” as defined in the agreements (commonly known as a “double trigger”). The Compensation Committee believes it is appropriate to provide double-trigger severance benefits because it aligns executives’ interests with the interests of shareholders without providing an undue benefit to executives who continue to be employed following a change-in control transaction.
We also have form Executive Agreements with certain of our executive officers that provide for a release and restrictive covenants to protect the Company, including a covenant not to compete. We have entered into new Executive Agreements with each of Messrs. Creedon, Davis, Gatta and Kindy. In consideration for the restrictive covenants set forth in the form Executive Agreements, the Company has agreed to provide a lump sum severance payment of 24 months of base salary plus a prorated portion of one year of the executive’s target bonus and a COBRA continuation benefit for a period of up to 18 months, in the event the executive’s employment is terminated without “cause” (as such term is defined in the Executive Agreement) or on account of the executive’s disability.
In addition, we have equity compensation plans that contain provisions that may convey benefits to our executive officers and other plan participants upon termination or a change in control. Generally, the provisions address the treatment of awards upon separation from the Company due to death, disability or retirement, or due to a change in control, as defined within the plans or applicable award agreements.
The overall structure of our change in control arrangements and other post-termination benefits is consistent with our compensation objectives to attract, motivate and retain highly talented executives. We believe these arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the potential disruptive impact of an actual or potential change in control.
For additional information on our termination and change in control arrangements, and the potential payments that may be made to our named executive officers upon termination or a change in control, see “Potential Payments Upon Termination or Change in Control” beginning on page 55.

D.
COMPENSATION GOVERNANCE

Compensation Best Practices
We seek to align our executives’ interests with those of our long-term shareholders and to follow sound corporate governance practices.
Compensation Practice	Dollar Tree’s Compensation Policies and Actions
Pay for Performance	A significant portion of targeted direct compensation is linked to the financial performance of key metrics. See “Executive Summary—Compensation Program for 2024” on page 27, and “Compensation Principles—Target Pay Mix” on page 31.
Clawback policy	Our clawback policy requires mandatory reimbursement of excess incentive compensation from any executive officer if the Company’s financial statements are restated due to material noncompliance with financial reporting requirements under the securities laws. This policy is in compliance with SEC and Nasdaq listing standards that became effective in 2023. See “Recoupment (“Clawback”) Policy” below.
Robust stock ownership guidelines	Our executive stock ownership guidelines are aligned with current market practices and enhance alignment with shareholders’ long-term interests. See “Executive Stock Ownership Guidelines” below.
No hedging or pledging of Dollar Tree securities or holding Dollar Tree securities in margin accounts	Our policy prohibits executive officers and Board members from hedging their ownership of our stock and holding our stock in a margin account. None of our executive officers and directors engaged in transactions involving the pledging of Company stock during fiscal 2024. See “Policy Against Hedging of Company Stock” and “No Pledges of Company Stock” below.
No excise tax gross-ups	We do not provide excise tax gross-up payments.
Double-trigger provisions	Equity awards under our equity incentive plan and all change in control Retention Agreements with executive officers include a “double-trigger” vesting provision upon a change in control. See “Termination or Change in Control Arrangements” on page 41.
No repricing or cash buyout of underwater stock options without shareholder approval	Our equity incentive plan prohibits modifications to stock options and stock appreciation rights to reduce the exercise price of the awards, or replacing awards with cash or another award type, without shareholder approval.
Role of the Compensation Committee
The Compensation Committee of the Board of Directors is responsible for developing, overseeing and implementing the Company’s pay-for-performance compensation program for executive officers.
The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board. The Compensation Committee has the responsibility to review and recommend, for approval by the independent members of the Board, the compensation of the Chief Executive Officer and Executive Chairman, including the determination of performance metrics and goals and the achievement of performance goals, and to review and approve the compensation arrangements for the Company’s other executive officers.
The Compensation Committee considers shareholder feedback, market practices, compensation principles and receives advice from an independent external compensation consultant. However, the Compensation Committee is ultimately responsible for all compensation decisions with respect to the named executive officers.
In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including:
•
our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•
the compensation practices of our peers; and

•
our historical cash and equity compensation levels.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has ever been an officer or employee of the Company. In addition, none of the members of the Compensation Committee has or had any relationship with the Company during fiscal 2024 that requires disclosure in accordance with the applicable SEC rules relating to compensation committee interlocks and insider participation.
Role of the Chief Executive Officer in Compensation Decision-Making
The Compensation Committee consults with our Chief Executive Officer on the compensation structure and awards for the other named executive officers. The Chief Executive Officer participates in the development of business plans and annual budgets, and corresponding performance metric goals and provides information regarding the job performance and overall responsibilities of the other named executive officers. He makes no recommendations concerning his own compensation and does not vote on executive compensation matters nor is he present when his compensation is being discussed or approved.
Role of the Compensation Consultant
Pursuant to its written Charter, the Compensation Committee has the authority to engage the services of outside independent advisers. Since March 2022, the Compensation Committee has engaged Meridian Compensation Partners as its compensation consultant to provide independent advice to the Compensation Committee in determining the appropriateness and competitiveness of our executive compensation program. The Compensation Committee has determined that Meridian meets the six independence factors set forth in Rule 10C-1 under the Securities Exchange Act of 1934 and Nasdaq listing standards and that Meridian could provide objective advice to the Compensation Committee. Meridian has not provided any other services to the Company during fiscal 2024 and no executive officer had the authority to direct the work of Meridian with regards to its work with the Compensation Committee. The Compensation Committee bears ultimate responsibility for approving the compensation of all named executive officers.
Role of Shareholder Say-on-Pay Votes
The Compensation Committee values the feedback received from shareholders through our annual non-binding Say on Pay Vote. At our 2024 annual shareholders’ meeting our Say on Pay Vote passed, with approximately 95% support. We believe that this level of approval of our executive compensation program indicates strong shareholder support for our compensation philosophy and goals. In addition, shareholder outreach and engagement is an important part of our compensation design process, and modifications that we have implemented over the years. See “Shareholder Outreach” on page 29.
Use of Peer Group
The Company’s market position relative to its peers is an important factor used by the Compensation Committee when evaluating its compensation program. In September 2022, the Compensation Committee, with the assistance of Meridian, reviewed and evaluated the Company’s peer group used for executive compensation benchmarking. The peer selection criteria focused on:
•
Publicly traded retailers with brick-and-mortar operations

•
Headquartered in the United States

•
Who were within a comparable range of revenues and market capitalization

•
Direct competitors for talent

Based on that review, the Committee determined that the peer group should be comprised of 16 companies, including five new peers and 11 existing peers. In fall 2023, the Compensation Committee, with the assistance of Meridian, reviewed and evaluated the peer group and made no changes to the peer group for fiscal 2024.
Albertsons Companies, Inc.	Rite Aid Corporation
AutoZone, Inc.	Ross Stores, Inc.
BJ’s Wholesale Club Holdings, Inc.	Target Corporation
Burlington Stores, Inc.	The Gap, Inc.
Dollar General Corporation	The Kroger Co.
Lowe’s Companies, Inc.	The TJX Companies, Inc.
Macy’s, Inc.	Tractor Supply Company
Nordstrom, Inc.	Walgreens Boots Alliance
Dollar Tree is positioned at approximately the median of the peer group in terms of revenue size and most of the companies are within one-third to three times Dollar Tree’s size in terms of revenue.
Assessment of Risk
The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs and reviewing and approving the compensation of our NEOs. In addition, an important objective of our overall executive compensation program is to reduce any incentives that may influence executives to take imprudent risks that might harm the Company or our shareholders. The Compensation Committee annually assesses the risk of our compensation program. In 2024, the Compensation Committee’s advisor also conducted an independent review of the risks associated with the Company’s compensation programs. The Compensation Committee has overseen the establishment of a number of controls that address compensation-related risk and serve to mitigate such risk, including stock ownership guidelines for executive officers, a clawback policy, and prohibitions on the hedging of Dollar Tree stock or holding Company stock in a margin account. As a result, we have reviewed our compensation policies and practices for all employees and concluded that such policies and practices are not reasonably likely to have a material adverse effect on our Company.
Recoupment (“Clawback”) Policy
The Company has a robust clawback policy that requires mandatory reimbursement of excess incentive compensation from any current or former executive officer if the Company’s financial statements are restated due to material noncompliance with financial reporting requirements under the securities laws. The amount to be recovered will be the excess of incentive compensation paid to the executive based on the erroneous data over the incentive compensation that would have been paid to the executive had it been based on the restated results. Recoupment would cover any excess compensation received during the three completed fiscal years immediately preceding the date of which the Company is required to prepare the accounting restatement. This policy was updated by our Board in June 2023 and complies with SEC rules and the listing standards of the Nasdaq Stock Market effective in 2023. This policy is in addition to our existing clawback policy covering the Company’s Chief Executive Officer and Chief Financial Officer under the 2011 and 2021 Omnibus Incentive Plans.
Timing of Long-Term Incentive Awards
Our grant policy for equity awards establishes April 1 as the date of the annual grant each year. Awards of equity incentives to new officers are made on the last business day of the Company’s fiscal month which follows the month that includes the hire date. The Compensation Committee may, in its discretion, make grants that vary from these guidelines if there is a compelling business reason, but in every case the Committee is required to complete its approval of the equity awards prior to the date of the grant.
We believe that the beginning of April is an appropriate time during the year to make grants of equity awards and that this predetermined, consistent application of our granting practices from year to year, regardless of other events, is also appropriate. Our grant policy provides that, to the extent practicable, the Compensation Committee will not authorize or make grants when in possession of material non-public information unless we take steps to ensure that such information is released to the public no less than two full trading days before the grant date. The awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock. We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation.
Executive Stock Ownership Guidelines
The Compensation Committee has adopted executive stock ownership guidelines to encourage executives to have a long-term equity stake in Dollar Tree, align their interests with shareholders and mitigate potential compensation-related risk. The executive stock ownership program encourages and expects our executive officers to attain designated stock ownership levels over a five-year period. The stock ownership guidelines for our executive officers are as follows:
Current Position	Multiple of Salary
Chief Executive Officer	6x
Chief Financial Officer	3x
Chief Operating Officer	3x
Chief Merchandising Officer	3x
Other Chief-Level Officers	2x
The types of stock ownership that qualify toward the ownership guidelines under our policy include direct stock ownership, shares held in trust or by a spouse or dependents, shares held in retirement accounts, PSUs where performance has been certified, unvested RSUs and unvested restricted stock. Stock options do not count toward the stock ownership guidelines. As of April 1, 2025, all of our named executive officers are in compliance with the stock ownership guidelines. For additional information regarding the number of shares of stock beneficially owned by our named executive officers, see “Ownership of Common Stock” on page 71.
Policy Against Hedging Company Stock
To further the corporate governance objective of encouraging alignment of the interests of our associates and directors with shareholders’ interests in the long-term performance of the Company, the Company’s Insider Trading Policy prohibits all officers, directors and employees from entering into hedging transactions and from engaging in short sales related to the Company’s stock. The Policy also prohibits engaging in or trading any publicly-traded puts, calls or other derivative instruments involving the Company’s securities except as permitted by the Policy or by special permission of the Board.
No Pledges of Company Stock
Our Insider Trading Policy prohibits officers and directors from holding Dollar Tree stock in a margin account or pledging Company stock as collateral for any other loan, except by special permission of the Board. None of our executive officers or directors engaged in transactions involving the pledging of Company stock during fiscal 2024.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
In the following table, we summarize the compensation earned during fiscal years 2024, 2023 and 2022 by our Chief Executive Officers, our Chief Financial Officer and each of our three other most highly compensated executive officers who were serving as executive officers of the Company at the end of the fiscal year ended February 1, 2025. We refer to these six individuals in this proxy statement as the named executive officers or NEOs.
The compensation that we pay to our named executive officers is determined as described above in our “Compensation Discussion and Analysis” section and in the tables that follow.
(For the Fiscal Years ended February 1, 2025, February 3, 2024, and January 28, 2023)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
Michael Creedon, Jr.(5) Chief Executive Officer	2024	1,005,769	—	4,799,766	1,199,964	608,300	22,105	7,635,904
	2023	892,308	500,000	2,079,896	519,968	740,340	65,049	4,797,561
	2022	277,885	—	1,200,000	—	182,873	15,260	1,676,018
Richard Dreiling Former Chairman and Chief Executive Officer	2024	1,094,230	—	—	—	—	174,645	1,268,876
	2023	1,350,000	—	—	—	1,943,393	67,373	3,360,766
	2022	865,385	—	—	135,583,212	—	21,182	136,469,779
Jeffrey Davis Former Chief Financial Officer	2024	845,192	—	1,999,915	499,978	523,600	25,464	3,894,149
	2023	825,000	—	1,799,830	449,959	678,645	43,015	3,796,449
	2022	269,712	300,000	1,999,977	—	177,495	6,641	2,753,825
Lawrence Gatta, Jr. Chief Merchandising Officer—Family Dollar	2024	754,231	—	3,259,820	439,959	—	2,363,455	6,817,465
	2023	725,385	—	1,759,779	439,991	600,498	32,068	3,557,721
	2022	525,000	—	1,599,892	—	451,850	84,863	2,661,605
Michael Kindy Former Chief Supply Chain Officer	2024	691,154	—	2,619,820	279,969	321,090	57,428	3,969,461
Richard McNeely(6) Chief Merchandising Officer—Dollar Tree	2024	974,000	—	1,759,899	439,959	599,984	56,467	3,830,309
	2023	950,923	15,000	1,759,779	439,991	801,212	97,619	4,064,524
	2022	820,308	90,000	1,799,805	—	531,892	257,783	3,499,788

Footnotes to the Summary Compensation Table:
The “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column is omitted as all amounts are zero.
(1)
Executives may defer up to 50% of their salaries and up to 100% of their annual incentive bonus under the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan. Any such deferrals are included in the appropriate column of this table and shown in the Non-Qualified Deferred Compensation table. Earnings under these deferred compensation plans result from the executives’ investments in mutual funds commonly available to investors generally.

(2)
Pursuant to SEC rules, this column represents the aggregate grant date fair value during the last three fiscal years of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) computed in accordance with FASB ASC Topic 718 related to (i) PSU awards made in 2022 based on achievement of a one-year performance goal (“One-Year PSUs”), (ii) PSU awards made in 2022, 2023 and 2024 based on achievement of three-year cumulative performance goals (“Three-Year PSUs”), and (iii) out-of-cycle grants made in connection with a promotion, hiring or in connection with our recent strategic initiatives. We are required to report the equity portion of Three-Year PSU award at the beginning of the Three-Year PSU cycle even though, should it be earned, it will not be paid until the end of the cycle. The Three-Year PSU awards are earned only if performance conditions are met. The final payment amount, if any, will range from 37.5% to 250%. The amounts shown in this column assume performance at target for Three-Year PSU awards. Fair value for the equity awards are calculated using the closing price of our stock on the date of grant. In the event the highest level of performance is achieved, the aggregate grant date fair value for the fiscal year 2024 Three-Year PSU awards before application of the modifier and 2024 special performance awards would be as follows for Messrs. Creedon, Davis, Gatta, Kindy and McNeely, respectively: $5,999,708, $2,499,929, $4,699,672, $3,899,705 and $2,199,839. Amounts shown in this column do not correspond to the actual value that will be realized by the named executives. Additional information regarding FASB ASC

Topic 718 calculations related to these awards is included in footnote 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. See the Grants of Plan-Based Awards Table for information on awards made in 2024. Mr. Dreiling does not participate in the Company’s long-term incentive program, and therefore, did not receive awards of RSUs or PSUs in 2022, 2023 or 2024.
(3)
The amounts in this column represent the amount of cash that we pay under our Management Incentive Compensation Plan (“MICP”) which qualifies as a “non-equity incentive plan” for purposes of this table. The amounts listed were earned in the years shown, but paid after the end of the fiscal year, upon approval by the Compensation Committee.

(4)
The amounts reported in the All Other Compensation column reflect, for each named executive officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) the amount contributed by the Company to the Company’s 401(k) plan; (iii) the amount of severance paid or accrued with respect to named executive officers who departed during fiscal year 2024; and (iv) the dollar value of life insurance premiums paid by the Company with respect to life insurance for the benefit of a named executive officer. Other than perquisites and other personal benefits, discussed below, none of these items for any named executive officer exceeded $10,000, except: (i) 401(k) matching contributions for Mr. Gatta, Mr. McNeely and Mr. Kindy in the amounts of $17,999, $14,513 and $17,853, respectively, (ii) life insurance premiums paid for Mr. McNeely in the amount of $14,478, and (iii) severance for Mr. Dreiling and Mr. Gatta in the amounts of $107,692 and $2,301,265, respectively.

Perquisites include car allowances related to travel, cell phone use, financial and tax planning, health care services, relocation, and personal use of the corporate aircraft, none of which individually exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, except for the health care services provided to Mr. Dreiling in the amount of $25,769, which consists of $20,000 paid to the third-party health care service provider and a $5,769 payment to Mr. Dreiling to cover his taxes.
The Company calculated the incremental cost to the Company of the personal use of the Company aircraft based on published industry rates by Conklin & deDecker Associates, Inc. for variable operating costs, including fuel, landing, catering, handling, aircraft maintenance and pilot travel costs. Fixed costs such as maintenance not related to personal travel, depreciation of the aircraft, pilot salaries or cost of insurance and administrative services, are excluded. The Company does not provide tax gross-ups on perquisites, except for business-related relocation expenses. A car allowance is intended to compensate executives for the use of their personal vehicles in conducting Company business. However, as we do not require our executives to account for their business or personal use, we include the entire amounts in our disclosures.
(5)
The amount shown in the Bonus column for Mr. Creedon in fiscal 2023 represents the cash sign-on bonus paid to Mr. Creedon in 2023 in connection with his initial offer of employment.

(6)
The amount shown in the Bonus column for Mr. McNeely represents monthly cash retention payments paid to Mr. McNeely. These retention payments ceased at the end of March 2023.

Grants of Plan-Based Awards Table
Name	Grant Date	Compensation Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plans(2)			Estimated Future Payouts Under Equity Incentive Plans			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(9)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard Dreiling	—	—	1,225,000	2,450,000	4,900,000	—	—	—	—	—	—	—
Jeffrey Davis	—	—	425,000	850,000	1,700,000	—	—	—	—	—	—	—
	04/01/2024	03/19/2024	—	—	—	—	—	—	—	8,447(3)	135.91	499,978
	04/01/2024	03/19/2024	—	—	—	—	—	—	5,518(5)	—	—	749,951
	04/01/2024	03/19/2024	—	—	—	4,598(7)	9,197(7)	18,394(7)	—	—	—	1,249,964
Michael Creedon, Jr.	—	—	493,750	987,500	1,975,000	—	—	—	—	—	—	—
	04/01/2024	03/19/2024	—	—	—	—	—	—	—	12,671(3)	135.91	749,996
	04/01/2024	03/19/2024	—	—	—	—	—	—	8,277(5)	—	—	1,124,927
	04/01/2024	03/19/2024	—	—	—	6,897(7)	13,795(7)	27,590(7)	—	—	—	1,874,878
	01/03/2025	11/03/2024	—	—	—	—	—	—	—	13,706(4)	73.36	449,968
	01/03/2025	11/03/2024	—	—	—	—	—	—	9,201(6)	—	—	674,985
	01/03/2025	11/03/2024	—	—	—	7,667(7)	15,335(7)	30,670(7)	—	—	—	1,124,976
Lawrence Gatta, Jr.	—	—	380,000	760,000	1,520,000	—	—	—	—	—	—	—
	04/01/2024	03/19/2024	—	—	—	—	—	—	—	7,433(3)	135.91	439,959
	04/01/2024	03/19/2024	—	—	—	—	—	—	4,856(5)	—	—	659,979
	04/01/2024	03/19/2024	—	—	—	4,046(7)	8,093(7)	16,186(7)	—	—	—	1,099,920
	07/05/2024	06/19/2024	—	—	—	—	14,060(8)	23,433(8)	—	—	—	1,499,921
Richard McNeely	—	—	487,000	974,000	1,948,000	—	—	—	—	—	—	—
	04/01/2024	03/19/2024	—	—	—	—	—	—	—	7,433(3)	135.91	439,959
	04/01/2024	03/19/2024	—	—	—	—	—	—	4,856(5)	—	—	659,979
	04/01/2024	03/19/2024	—	—	—	4,046(7)	8,093(7)	16,186(7)	—	—	—	1,099,920
Michael Kindy	—	—	260,625	521,250	1,042,500	—	—	—	—	—	—	—
	04/01/2024	03/19/2024	—	—	—	—	—	—	—	4,730(3)	135.91	279,969
	04/01/2024	03/19/2024	—	—	—	—	—	—	3,090(5)	—	—	419,962
	04/01/2024	03/19/2024	—	—	—	2,575(7)	5,150(7)	10,300(7)	—	—	—	699,937
	07/05/2024	06/19/2024	—	—	—	—	14,060(8)	23,433(8)	—	—	—	1,499,921

Footnotes to the Grants of Plan-Based Awards Table:
(1)
The date of grant for the relevant award is established by the Compensation Committee during a regularly scheduled meeting or by written consent.

(2)
Our Management Incentive Compensation Plan is considered a “non-equity incentive plan.” MICP targets are established by the Compensation Committee early in the fiscal year and amounts payable are determined and paid in the following year, when annual results are available, upon approval by the Compensation Committee. For 2024, bonuses were targeted at 175% of salary for the Former Chairman and Chief Executive Officer, 100% of salary for the Current Chief Executive Officer, 100% of salary for the Chief Financial Officer and the Chief Merchandising Officers, and 75% of salary for the Chief Supply Chain Officer, with corporate performance representing 100% of the goal. Bonuses authorized by the Compensation Committee are paid after the relevant fiscal year unless deferred by the executive under our Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan. See “Annual Cash Bonus Incentives” in our Compensation Discussion and Analysis for a detailed discussion of our MICP.

(3)
Represents stock options awarded on April 1, 2024 under the 2021 Omnibus Incentive Plan as part of the Company’s 2024 long-term incentive program. The stock options will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The options have a ten-year term and an exercise price per share that is equal to the closing price of the Company’s stock on the date of grant ($135.91).

(4)
Represents stock options awarded on January 3, 2025 under the 2021 Omnibus Incentive Plan in connection with Mr. Creedon’s appointment as interim CEO. The stock options will vest in three approximately equal installments over three years provided Mr. Creedon remains continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The options have a ten-year term and an exercise price per share that is equal to the closing price of the Company’s stock on the date of grant ($73.36).

(5)
Represents RSUs awarded on April 1, 2024 as part of the Company’s 2024 long-term incentive program. These RSUs will vest in approximately three equal installments over three years provided that the named executive officer remains with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(6)
Represents RSUs awarded on January 3, 2025 as part of the Company’s 2024 long-term incentive program. These RSUs will vest in approximately three equal installments over three years provided that the named executive officer remains with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(7)
Represents awards of 2024 Three-Year PSUs before application of the modifier awarded as part of the Company’s 2024 long-term incentive program. These PSUs will vest based on the level at which the Company achieves its three-year cumulative performance goals for the performance period from February 4, 2024 through January 30, 2027. The amount of the payment earned will range from 37.5% to 250% and will be paid in 2027 when the achievement level is available and determined by the Committee.

(8)
Represents a special performance award of PSUs that will vest on the third anniversary of grant, assuming continued service through that date, with earlier vesting at target in the event of death, disability or retirement. The PSUs may also vest prior to the third anniversary of grant, at target or up to 166.67% of target, based on a determination by the Company’s Board of Directors of achievement of certain performance objectives relating to the Company’s review of strategic alternatives with respect to the Family Dollar business segment.

(9)
This column shows the full grant date fair value under FASB ASC Topic 718 of stock option, RSU and PSU awards. For the RSU and PSU awards awarded on April 1, 2024, July 5, 2024 and January 3, 2025 the fair value is calculated using the closing price of our stock on the grant date which was $135.91, $106.68 and $73.36, respectively. The fair value of the PSU awards assumes performance at the target level. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 10 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Outstanding Equity Awards at Fiscal Year End Table
The following table provides information on the holdings of stock option and stock awards by the named executives at the end of the fiscal year. This table includes unexercised and unvested option awards, unvested RSU awards, and unvested PSU awards. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes following this table, based on the award date. The market value of the stock awards is based on the closing market price of our stock as of January 31, 2025, which was $73.35. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis.
Name	Award Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard Dreiling	3/19/2022	1,634,544(1)	—	—	157.17	3/19/2032	—	—	—	—
Jeffrey Davis	3/31/2023	2,528	5,056(2)	—	143.55	3/31/2033	—	—	—	—
	3/31/2023	—	—	—	—	—	3,135(3)	229,952	—	—
	3/31/2023	—	—	—	—	—	—	—	7,836(4)	574,771
	4/1/2024	—	8,447(8)	—	135.91	4/1/2034	—	—	—	—
	4/1/2024	—	—	—	—	—	5,518(9)	404,745	—	—
	4/1/2024	—	—	—	—	—	—	—	9,197(10)	674,600
Michael Creedon, Jr.	11/25/2022	—	—	—	—	—	2,643(5)	193,864	—	—
	3/31/2023	2,921	5,843(2)	—	143.55	3/31/2033	—	—	—	—
	3/31/2023	—	—	—	—	—	3,622(3)	265,674	—	—
	3/31/2023	—	—	—	—	—	—	—	9,056(4)	664,258
	4/1/2024	—	12,671(8)	—	135.91	4/1/2034	—	—	—	—
	4/1/2024	—	—	—	—	—	8,277(9)	607,118	—	—
	4/1/2024	—	—	—	—	—	—	—	13,795(10)	1,011,863
	1/3/2025	—	13,706(11)	—	73.36	1/3/2035	—	—	—	—
	1/3/2025	—	—	—	—	—	9,201(12)	674,893	—	—
	1/3/2025	—	—	—	—	—	—	—	15,335(13)	1,124,822
Lawrence Gatta, Jr.(18)	3/31/2023	2,472	—(2)	—	143.55	2/1/2026	—	—	—	—
	7/5/2024	—	—	—	—	—	—	—	14,060(14)	1,031,301

Name	Award Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard McNeely	4/1/2022	—	—	—	—	—	2,606(6)	191,150	—	—
	4/1/2022	—	—	—	—	—	—	—	2,822(7)	206,994
	3/31/2023	2,472	4,944(2)	—	143.55	3/31/2033	—	—	—	—
	3/31/2023	—	—	—	—	—	3,065(3)	224,818	—	—
	3/31/2023	—	—	—	—	—	—	—	7,662(4)	562,008
	4/1/2024	—	7,433(8)	—	135.91	4/1/2034	—	—	—	—
	4/1/2024	—	—	—	—	—	4,856(9)	356,188	—	—
	4/1/2024	—	—	—	—	—	—	—	8,093(10)	593,622
Michael Kindy	6/30/2023	1,525	3,050(15)	—	143.50	6/30/2033	—	—	—	—
	6/30/2023	—	—	—	—	—	1,951(16)	143,106	—	—
	6/30/2023	—	—	—	—	—	—	—	4,878(17)	357,801
	4/1/2024	—	4,730(8)	—	135.91	4/1/2034	—	—	—	—
	4/1/2024	—	—	—	—	—	3,090(9)	226,652	—	—
	4/1/2024	—	—	—	—	—	—	—	5,150(10)	377,753
	7/5/2024	—	—	—	—	—	—	—	14,060(14)	1,031,301

Footnotes to Outstanding Equity Awards Table:
(1)
On March 19, 2022, Mr. Dreiling was granted a one-time award of options to purchase 2,252,587 shares of Company common stock with an exercise price per share of $157.17 as an employment inducement in connection with his appointment as Executive Chairman. The stock option has a ten-year term and upon Mr. Dreiling’s separation, the stock option vested through his separation date plus accelerated the vesting through an additional 365 days after separation. The stock option was granted separate and apart from our authority to grant awards of stock options under our 2021 Omnibus Incentive Plan.

(2)
The named executive officers that participated in the Company’s 2023 long term incentive program (Messrs. Davis, Creedon, Gatta and McNeely), were awarded stock options on March 31, 2023. The stock options will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(3)
The named executive officers that participated in the Company’s 2023 long term incentive program (Messrs. Davis, Creedon, Gatta and McNeely), were awarded RSUs on March 31, 2023. The RSUs will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(4)
On March 31, 2023, the named executive officers that participated in the Company’s 2023 long term incentive program (Messrs. Davis, Creedon, Gatta and McNeely), were awarded 2023 Three-Year PSUs that vest based on the achievement of a three-year cumulative adjusted earnings per share and total revenue goals for the performance period beginning on January 29, 2023 and ending on January 31, 2026, with a relative cumulative total shareholder return modifier during the performance period. The amount of payment, if earned, will range from 37.5% to 250% of stated target and will be paid in 2026, when the achievement level is available and approved by the Committee.

(5)
The Compensation Committee approved a sign-on award to Mr. Creedon of RSUs that will vest in approximately three equal installments over three years provided that Mr. Creedon remains with the Company through the vesting dates, unless vesting is accelerated due to death or disability.

(6)
In 2022 Mr. McNeely participated in the Company’s long-term incentive program and was awarded One-Year PSUs that vest based on the achievement of the established one-year performance goal for performance in the fiscal year ended January 28, 2023. In March 2023, the Compensation Committee determined the Company’s achievement of the established performance goals for performance in the fiscal year ended January 28, 2023 for the One-Year PSUs awarded in 2022. The One-Year PSUs will vest in three approximately equal installments over three years provided Mr. McNeely remains continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(7)
In 2022 Mr. McNeely participated in the Company’s long-term incentive program and was awarded PSUs that vest based on the achievement of a three-year cumulative performance goal based on total sales for the performance period (January 30, 2022 to February 1, 2025). On April 1, 2025, the Company issued shares of common stock upon settlement of the 2022 Three-Year PSUs, as described in the Compensation Discussion and Analysis.

(8)
The named executive officers that participated in the Company’s 2024 long term incentive program (Messrs. Davis, Creedon, Gatta, McNeely and Kindy), were awarded stock options on April 1, 2024. The stock options will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(9)
The named executive officers that participated in the Company’s 2024 long term incentive program (Messrs. Davis, Creedon, Gatta, McNeely and Kindy), were awarded RSUs on April 1, 2024. The RSUs will vest in three approximately equal installments over three years provided the named executive officers remain continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(10)
On April 1, 2024, the named executive officers that participated in the Company’s 2024 long term incentive program (Messrs. Davis, Creedon, Gatta, McNeely and Kindy), were awarded 2024 Three-Year PSUs that vest based on the achievement of a three-year cumulative adjusted earnings per share and total revenue goals for the performance period beginning on February 4, 2024 and ending on January 30, 2027, with a relative cumulative total shareholder return modifier during the performance period. The amount of payment, if earned, will range from 37.5% to 250% of stated target and will be paid in 2027, when the achievement level is available and approved by the Committee.

(11)
Represents stock options awarded on January 3, 2025 under the 2021 Omnibus Incentive Plan in connection with Mr. Creedon’s appointment as interim CEO. The stock options will vest in three approximately equal installments over three years provided Mr. Creedon remains continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement. The options have a ten-year term and an exercise price per share that is equal to the closing price of the Company’s stock on the date of grant ($73.36).

(12)
Represents RSUs awarded on January 3, 2025 as part of the Company’s 2024 long-term incentive program. These RSUs will vest in approximately three equal installments over three years provided that Mr. Creedon remains with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(13)
Mr. Creedon was awarded 2024 Three-Year PSUs that vest based on the achievement of a three-year cumulative adjusted earnings per share and total revenue goals for the performance period beginning on February 4, 2024 and ending on January 30, 2027, with a relative cumulative total shareholder return modifier during the performance period. The amount of payment, if earned, will range from 37.5% to 250% of stated target and will be paid in 2027, when the achievement level is available and approved by the Committee.

(14)
Represents a special performance award of PSUs that will vest on the third anniversary of grant, assuming continued service through that date, with earlier vesting at target in the event of death, disability or retirement. The PSUs may also vest prior to the third anniversary of grant, at target or up to 166.67% of target, based on a determination by the Company’s Board of Directors of achievement of certain performance objectives relating to the Company’s review of strategic alternatives with respect to the Family Dollar business segment.

(15)
Mr. Kindy participated in the Company’s 2023 long term incentive program by being awarded stock options on June 30, 2023. The stock options will vest in three approximately equal installments over three years provided Mr. Kindy remains continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(16)
Mr. Kindy participated in the Company’s 2023 long term incentive program by being awarded RSUs on June 30, 2023. The RSUs will vest in three approximately equal installments over three years provided Mr. Kindy remains continuously employed with the Company through the vesting dates, unless vesting is accelerated due to death, disability or retirement.

(17)
On June 30, 2023, Mr. Kindy participated in the Company’s 2023 long term incentive program by being awarded 2023 Three-Year PSUs that vest based on the achievement of a three-year cumulative adjusted earnings per share and total revenue goals for the performance period beginning on January 29, 2023 and ending on January 31, 2026, with a relative cumulative total shareholder return modifier during the performance period. The amount of payment, if earned, will range from 37.5% to 250% of stated target and will be paid in 2026, when the achievement level is available and approved by the Committee.

(18)
Mr. Gatta separated from the Company on February 1, 2025, and as a result of his departure, all unvested awards (with the exception of the special performance award of PSUs awarded July 5, 2024) were forfeited.

Option Exercises and Stock Vested Table
In the table below, we list information on the exercise of options and the vesting of restricted stock units during the fiscal year ended February 1, 2025. The value realized on exercise of options represents the spread between the sale price and the option strike price at the time of exercise. The value realized on vesting of RSUs reflects the fair market value of the shares at the time of vesting.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard Dreiling	—	—	—	—
Jeffrey Davis	—	—	8,175	669,752
Michael Creedon, Jr.	—	—	4,454	425,563
Lawrence Gatta, Jr.	—	—	3,895	457,418
Richard McNeely	—	—	16,048	2,082,094
Michael Kindy	—	—	975	104,101
Non-Qualified Deferred Compensation
Named executive officers may elect to defer up to 50% of their base salary and up to 100% of their annual incentive bonus to the Dollar Tree and Family Dollar Supplemental Deferred Compensation Plan, an unfunded, non-qualified deferred compensation plan (“NQDC”). Elections to defer amounts earned during the next calendar year are due by December 31 of each year and are irrevocable. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. Executives’ accounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which he or she may change at any time. A deferral period and payment date must be irrevocably specified at election for each separate annual deferral. This deferral period must be at least two years in length and the payment date can be any date on or after that point. Alternately, the payment can be tied to termination of employment, including retirement. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or in specified annual installments. Hardship withdrawals are available for unforeseeable emergency financial hardship situations, such as for an unexpected illness, accident or property loss. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). Executives are fully vested in their accounts and in the event the NQDC Plan is terminated upon a change in control of the Company, the executives’ entire account balances will be distributed.
In the following table, we provide detailed information regarding accumulated amounts for our executives under our NQDC Plan.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard Dreiling	—	—	—	—	—
Jeffrey Davis	—	—	—	—	—
Michael Creedon, Jr.	—	—	—	—	—
Lawrence Gatta, Jr.	273,893	—	59,005	—	510,138
Richard McNeely	—	—	—	—	—
Michael Kindy	—	—	—	—	—

Potential Payments upon Termination or Change in Control
Our Executive Agreements and change in control Retention Agreements with certain of our named executive officers and certain awards, plans and programs in which our named executive officers participate provide for benefits or payments upon certain employment termination events, including in connection with a change in control.
Retention Agreements. The Company has Retention Agreements with certain executive officers, including each of the named executive officers other than Richard Dreiling and Richard McNeely. The Retention Agreements provide for severance benefits which are payable only upon the occurrence of both a change in control of the Company and the executive’s termination without “cause” or resignation for “good reason,” as defined in the agreements (commonly known as a “double trigger”). The Retention Agreements provide for a severance payment of 1.5 times (2.5 times in the case of Mr. Creedon) the executive’s base salary and bonus. These agreements also contain a clawback provision and certain restrictive covenants which apply under certain circumstances.
Executive Agreements. The Company has certain Executive Agreements with its named executive officers, other than Mr. Dreiling, that provide for a release and restrictive covenants to protect the Company, including a covenant not to compete, in consideration for which the Company agreed to provide a severance benefit and a COBRA continuation benefit for the benefit period set forth in the Executive Agreement in the event the executive’s employment is terminated without “cause” (as defined in the agreement) or on account of the executive’s death or disability. An executive is not entitled to the benefits provided by the Executive Agreement if the executive retires, voluntarily resigns for any reason or receives payments under the change in control Retention Agreements. The Executive Agreements with Messrs. Creedon, Davis, Gatta and Kindy provide a lump sum severance payment of 24 months of base salary plus a prorated portion of one year of the executive’s target bonus. The Executive Agreement with Mr. McNeely provides a salary continuation period of 24 months (or until the executive becomes employed if less than the applicable salary continuation period).
On March 19, 2022, the Company entered into an Executive Agreement with Mr. Dreiling governing his service as Executive Chairman, which agreement was amended on January 25, 2023 to reflect Mr. Dreiling’s additional role as Chief Executive Officer. The termination of Mr. Dreiling’s employment with Dollar Tree, on a without cause basis in November 2024, entitled Mr. Dreiling to receive certain severance payments and benefits under his Executive Agreement, subject to continued compliance with the restrictive covenants in the agreement, including (i) continued base salary for 24 months following termination, (ii) payout of any earned annual cash incentive bonus based on the terms of the MICP, and (iii) accelerated vesting of an additional number of options of his March 19, 2022 stock option award that would have vested through the 365th day after Mr. Dreiling’s termination had his employment not terminated and assuming daily vesting of such award. Mr. Dreiling’s Executive Agreement contains certain covenants by which Mr. Dreiling is bound, including covenants not to compete with or solicit employees of the Company for a specified period following the termination of Mr. Dreiling’s employment.
Equity Plans. Our equity compensation plans contain provisions that may convey benefits to our executives and other plan participants upon a change in control. Generally, the provisions address the treatment of awards upon separation from the Company due to death, disability or retirement, or due to a change in control, as defined within the plans. The Company’s 2021 Omnibus Incentive Plan, the principal plan under which we currently make awards, provides that in the event of a change in control, awards do not automatically vest, although the Compensation Committee may accelerate the vesting or exercisability of an award in its sole discretion. In addition, the 2021 Omnibus Incentive Plan provides that, unless otherwise set forth in an award agreement, separate employment agreement or retention agreement, in the event of the involuntary termination of an employee’s service with the Company without “cause” within twenty-four months after a change in control of the Company, the following will occur: (i) all of the employee’s outstanding options and stock appreciation rights become vested and exercisable, (ii) all restrictions and conditions of all restricted stock awards and RSUs held by the employee lapse and (iii) all performance units and any other awards held by such employee are deemed to be fully earned at the participant’s target level.
The benefits and payments arising under these agreements and plans for our named executive officers (other than Mr. Dreiling) are discussed below, except to the extent a benefit or payment is available generally to all salaried employees and does not discriminate in favor of our executive officers or to the extent already discussed under “Non-Qualified Deferred Compensation” above. The benefits and payments arising under Mr. Dreiling’s Executive Agreement, including salary continuation and vesting of options upon termination of employment or a change in control, are described under “Executive Agreements.”
▶
Payments Upon Termination Due to Death, Disability or Retirement

If a named executive officer’s employment with us terminates due to death, disability or retirement (as defined in the applicable agreements):
Severance Benefit. Under the Executive Agreements with Messrs. Creedon, Davis, Gatta and Kindy, in the event of termination of executive’s employment because of disability (not retirement or death), the executive receives a lump sum severance payment and a COBRA continuation benefit (if elected by the executive) for the benefit period. Under the Executive Agreements with Mr. McNeely, in the event of termination of his employment because of death or disability (not retirement), he receives a base salary continuation benefit together with payment of all or a portion of monthly medical insurance premiums (if elected by the executive) for the benefit period.
Annual bonus. The annual cash bonus under the MICP will not be paid.
Stock options. Our form of stock option agreement provides that in the event of an executive’s termination of employment due to death, the option will become fully vested and exercisable on the date of death. In the event of the executive’s termination of employment due to disability or retirement (as defined in the stock option agreement), the option will continue to vest and become exercisable in accordance with the vesting and exercise schedule set forth in the notice of grant, as though the executive had not had a termination of employment. Options may be exercised until the ten-year anniversary of the grant date if the executive’s termination of employment was due to death, disability or retirement, unless such options have expired earlier.
Service-based restricted stock units. Our form of restricted stock unit agreement provides that in the event of an executive’s termination of employment due to death, the service-based vesting requirements of service-based restricted stock units shall be deemed satisfied and the restricted stock units shall be fully vested. In the event of the executive’s termination of employment due to disability or retirement (as those terms are defined in the restricted stock unit agreement), the restricted stock units will continue to vest in accordance with the vesting dates set forth in the notice of grant, as though the executive had not had a termination of employment.
Performance-based restricted stock units. Service-based vesting requirements shall be deemed satisfied, but no payment is made unless and until performance-based criteria are determined to be satisfied by the Compensation Committee. Under the performance-based RSU awards with three-year performance criteria awarded in 2022, payout upon retirement shall be pro rated based on the monthly periods elapsed in the performance period at the time of retirement, with no payout at all if retirement occurs during the first year of the performance period.

▶
Payments Upon a Voluntary Termination by the Executive

In the event of voluntary termination by an executive, the annual MICP bonus will not be paid and unvested restricted stock unit awards (both performance based and service-based) are cancelled. Stock options will be exercisable for the number of shares for which it was exercisable on the date of termination, but no further vesting or additional exercisability will occur. Options that have vested prior to voluntary termination, and other than at a time when cause exists, remain exercisable for three months after termination, but not beyond the normal expiration date. As noted above, special provisions apply to equity awards if the voluntary termination qualifies as a retirement.
See “Payments After a Change in Control” for a discussion of resignation by a named executive officer for good reason in connection with a change in control.
▶
Payments Upon Involuntary Termination by the Company

The payments to be made to a named executive officer upon involuntary termination vary depending upon whether termination is with or without “cause” (as defined in the applicable agreements).
Involuntary Termination with Cause. Upon an involuntary termination with cause, a named executive officer receives no benefits under the Executive Agreement or the change in control Retention Agreement. The annual cash bonus under the MICP will not be paid, and awards of vested and unvested stock options and unvested service-based restricted stock units and performance-based restricted stock units are immediately forfeited.
Involuntary Termination without Cause. Upon an involuntary termination without cause, the following applies to the named executive officers, other than Mr. Dreiling (unless the termination is in connection with a change in control, which is discussed below):
•
The annual cash bonus under the MICP will not be paid.

•
In the case of Messrs. Creedon, Davis, Gatta and Kindy, a lump sum severance payment and a COBRA continuation benefit (if elected by the executive), and, in the case of Mr. McNeely, a base salary continuation benefit together with payment of all or a portion of monthly medical insurance premiums (if elected by the executive), will be paid under the Executive Agreements.

•
The following treatment for incentive awards:

◦
Stock options. Under our form of option agreement unvested options shall be forfeited while vested options generally may be exercised for a period of one year from the date of termination of employment unless such options have expired earlier. See “Executive Agreements” for a discussion of the benefits and payments arising under Mr. Dreiling’s Executive Agreement upon the occurrence of a termination without cause.

◦
Performance-based restricted stock unit awards. Unearned and unvested awards shall be forfeited and cancelled unless otherwise provided by the applicable agreements.

See “Payments After a Change in Control” for a discussion of termination without cause of a named executive officer in connection with a change in control.

▶
Payments After a Change in Control

The Company has no agreement, plan or arrangement that provides for payments to a named executive officer in connection with a change in control of the Company unless the named executive officer’s employment with us is also terminated. This is known as a “double trigger.” If the employment of a named executive officer is either (i) involuntarily terminated by the Company without cause or (ii) voluntarily terminated with good reason, in each case within two years following a change in control (or in certain cases during the six months before a change in control), then in addition to earned but unpaid salary, the named executive officers that are under the Company’s form Retention Agreement shall receive the following:
Annual Bonus. Any earned but unpaid bonus under the MICP will be paid. In addition, for the year in which termination occurs—for which no MICP bonus will have been certified—a pro rata annual bonus calculated from the three-year average of previously earned cash bonuses is paid.
Severance Payment. An amount equal to 1.5 times (2.5 times in the case of Mr. Creedon) the sum of the Reference Salary and Reference Bonus (as defined in the change in control Retention Agreement) will be paid.
Benefit Continuation. Continued participation in the medical, dental, health and life insurance plans for an applicable period.
Stock options, PSU and RSU awards. All service-based conditions shall be deemed to have been satisfied, but no payment is made on such equity awards unless and until performance-based criteria are determined to be satisfied by the Compensation Committee.
However, the benefits described above are capped to the extent any would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. In that case, the present value of the aggregate amount of all such Payments shall not exceed 2.99 times the named executive officer’s “base amount” (as defined in Section 280G(b)(3) of the Code).
The occurrence of a change in control does not otherwise impact payments to be made, if any, upon a termination of employment due to death, disability, retirement or voluntary termination by the employee (other than for good reason) or involuntary termination for cause.
Potential Payout Amounts Assuming Termination as of Fiscal Year End
The following tables reflect potential payments to each named executive officer in various termination and change in control scenarios. The following additional conditions and assumptions apply:
•
Amounts are based on compensation, benefit and equity levels in effect on, and assuming the applicable termination event occurred as of, the end of our fiscal year, Saturday, February 1, 2025.

•
For stock valuations, we have used the closing price of our stock on the Nasdaq Global Select Market on Friday, January 31, 2025 ($73.35).

•
The tables below report only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and thus exclude earned but unpaid base salary through the employment termination date and stock options, PSU and RSU awards that had vested prior to the event and any deferred compensation plan benefits. For more information, see “Non-Qualified Deferred Compensation” above.

•
Where applicable, the tables assume that achievement of performance-based criteria in relevant awards are ultimately determined by the Compensation Committee at the target level.

•
The tables also exclude any amounts that are available generally to all salaried employees and do not discriminate in favor of our executive officers.

Unless otherwise indicated, the amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.

Potential Payments to Named Executive Officers Upon Occurrence
of Various Termination Events, as of February 1, 2025
(excluding Change in Control)
Below are amounts that would have been payable to our named executive officers upon various termination events determined as if the event occurred on February 1, 2025 and, except as otherwise indicated below, payable under the terms of the Executive Agreement in effect on said date. The table below excludes certain terminations in connection with a change in control (which are shown on the table on page 61). There are no payouts upon voluntary termination by the executive or involuntary termination for cause and these termination events are not shown in the table. Except for performance-based awards where actual performance achievement has been determined previously by the Compensation Committee, the table below assumes that the performance-based criteria of applicable awards are ultimately determined by the Committee at the target level.
For Messrs. Dreiling and Gatta, the amounts shown in the table relate only to the payments and benefits they are eligible to receive under Section 6(c) and Section 5, respectively, of the executive’s Executive Agreements.
Name	Death ($)	Disability ($)	Retirement ($)(1)	Involuntary Termination without Cause ($)
Richard Dreiling
Salary continuation(2)	—	—	—	2,800,000
Award vested due to event:(3)
Service-based & Performance-based RSUs	—	—	—	—
Options(4)	—	—	—	—
Total	—	—	—	2,800,000
Jeffrey Davis
Severance Benefit(5)	—	2,571,450	—	2,571,450
Award vested due to event:(3)
Service-based & Performance-based RSUs	1,884,068	1,884,068	1,884,068	—
Options	—	—	—	—
Total	1,884,068	4,455,518	1,884,068	2,571,450
Michael Creedon
Severance Benefit(5)	—	3,927,546	n/a	3,927,546
Award vested due to event:(3)
Service-based & Performance-based RSUs(6)	4,542,492	4,542,492	n/a	—
Options	—	—	n/a	—
Total	4,542,492	8,470,038	n/a	3,927,546
Lawrence Gatta, Jr.
Severance Benefit(5)	—	—	—	2,301,265
Award vested due to event:(3)
Service-based & Performance-based RSUs(7)	—	—	—	—
Options	—	—	—	—
Total	—	—	—	2,301,265
Michael Kindy
Severance Benefit(5)	—	1,933,528	n/a	1,933,528
Award vested due to event:(3)
Service-based & Performance-based RSUs(7)	2,136,612	2,136,612	n/a	—
Options	—	—	n/a	—
Total	2,136,612	4,070,140	n/a	1,933,528
Richard McNeely
Salary continuation(5)	1,963,562	1,963,562	—	1,963,562
Award vested due to event:(3)
Service-based & Performance-based RSUs	2,134,778	2,134,778	2,134,778	—
Options	—	—	—	—
Life Insurance proceeds(8)	450,000	n/a	n/a	n/a
Total	4,548,340	4,098,340	2,134,778	1,963,562

(1)
Messrs. Creedon and Kindy did not qualify for retirement as of February 1, 2025, the date for the analysis provided in this table.

(2)
Represents the aggregate amount of Mr. Dreiling’s base salary continuation benefit under his Executive Agreement.

(3)
Represents the value of unvested service-based RSUs and performance-based RSUs based on the closing price on Friday, January 31, 2025 ($73.35). Under the performance-based RSU awards with three-year performance criteria, service-based vesting requirements shall be deemed satisfied upon the executive’s death, disability or retirement, but no payment is made until achievement of the performance-based criteria is determined by the Compensation Committee. In addition, in the case of retirement, under the performance-based RSU awards with three-year performance criteria awarded in 2022, payout for retirement is pro rata with the time elapsed under the performance period, with no payout for a retirement before the end of the first year of the performance period.

(4)
Mr. Dreiling’s Executive Agreement provides for accelerated vesting of his stock option award granted on March 19, 2022 in the event of his termination of employment in certain situations. The value of the accelerated options is based on the spread between the closing price of the Company’s common stock on Friday, January 31, 2025, which was $73.35, and the exercise price of the option, which is $157.17 per share. For additional information on the vesting of Mr. Dreiling’s stock option, see “Executive Agreements” on page 55.

(5)
Represents the aggregate amount of severance payments or salary continuation and COBRA continuation benefits under the executive’s Executive Agreement, assuming the executive elected to receive such medical insurance coverage for its maximum duration.

(6)
In 2022, Mr. Creedon received an initial sign-on equity grant of service-based RSUs, with vesting conditioned on continued employment through the respective vesting periods. The award agreement provides that the vesting requirements are deemed satisfied in the event of death, disability or retirement, but any unvested portion of the award is forfeited if employment terminates for any other reason (except in connection with a change in control).

(7)
In July 2024, Messrs. Gatta and Kindy received special performance awards of PSUs that will vest at a target value of 14,060 shares on the third anniversary of grant, assuming continued service through that date, with earlier vesting at target in the event of death, disability or retirement of the executive as defined in the award. The PSUs may also vest prior to the third anniversary of grant, at target or up to 166.67% of target, based on a determination by the Company’s Board of Directors of achievement of certain performance objectives relating to the Company’s review of strategic alternatives with respect to the Family Dollar business segment. An involuntary termination without Cause in connection with the outcome of the review of the strategic alternatives for the Family Dollar business segment will not cause a forfeiture of the PSUs for purposes of the performance payout determination, and the Company’s Compensation Committee may, in such circumstance, determine achievement of the performance goal and cause the PSUs to vest for the executive.

(8)
In the event of death, the named executive officer’s beneficiary will receive payments under our executive life insurance program.

Potential Payments to Named Executive Officers Upon Occurrence
of “Double Trigger” / Change in Control, as of February 1, 2025
Where a named executive officer is involuntarily terminated by the Company without cause or resigns with good reason, in each case within two years following a change in control (or in certain cases during the six months before a change in control), then the named executive officer shall receive the following amounts. Please note that the table assumes that (i) a qualifying change in control has occurred, (ii) performance-based criteria of applicable awards are ultimately determined by the Compensation Committee at the target amount, and (iii) the termination of the executive occurred as of February 1, 2025.
Name	Severance Payment(1)	Bonus(2)
		Earned but Unpaid MICP	Pro-Rata Calculated Bonus	RSUs and Options Vested Due to Event(3)	Total
Jeffrey Davis	$1,929,728	$523,600	—	$1,884,068	$4,337,396
Michael Creedon, Jr.	4,431,358	608,300	—	4,542,492	9,582,150
Michael Kindy	1,681,607	321,090	—	2,136,612	4,139,309
Richard McNeely(4)	1,963,562	—	—	2,134,778	4,098,340

(1)
The Retention Agreements with our executives (other than Mr. McNeely) provide for a severance payment in the amount of 1.5x (or 2.5x in the case of Mr. Creedon) the sum of the executive’s reference salary and reference bonus amounts. This column also includes the cost of continued health benefits provided under the agreement.

(2)
Under the Retention Agreements, if there are amounts earned but unpaid under our MICP, then these shall be paid out, together with a pro rata calculated bonus for the fiscal year in which termination occurs. Because this table assumes termination occurs as of the last day of the fiscal year, it shows actual MICP amounts earned for the completed fiscal year. At such date, there would be no pro rata bonus allocable to the new fiscal year.

(3)
The value of unvested equity awards that become payable under the scenario described based on the closing market price of our stock as of January 31, 2025, which was $73.35. The value of accelerated options is based on the spread between the $73.35 closing price of our common stock on January 31, 2025 and the exercise price of the option.

(4)
Mr. McNeely does not have a Retention Agreement; therefore, in the event of a termination upon a change in control, severance would be paid pursuant to the terms of his Executive Agreement.

PAY RATIO DISCLOSURE
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, we present below the required ratio of the annual total compensation of our Chief Executive Officer for fiscal 2024, as reported in the Summary Compensation Table of this proxy statement, to the annual total compensation of our median employee (excluding the Chief Executive Officer). In addition, we are providing a supplemental pay ratio that excludes part-time, temporary and seasonal employees, which we believe provides a more representative comparison of the Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation.
Pay Ratio Methodology
In determining the median employee, we included all U.S. employees who were employed by the Company on February 1, 2025, the date we selected to identify our employees for purposes of the pay ratio calculation. We excluded all 5,193 associates who are employed in Canada and other jurisdictions outside of the United States, as they represent less than five percent (5%) of our total workforce. We then compiled compensation information for the period beginning on February 4, 2024 through February 1, 2025. Out of a total population of 209,517 employees, 140,001 were part-time employees and 5,892 were either temporary or seasonal workers.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, we chose to use regular salary and wages, as reflected in our payroll records, as our consistently applied compensation measure. We excluded bonuses and equity from our calculation, as these compensation components are not widely distributed among our workforce.
We annualized the compensation for all permanent employees who worked for the Company less than the full year (such as new hires during the year and employees on an unpaid leave of absence during the measurement period). We did not annualize the compensation for temporary or seasonal positions and we did not make full-time equivalent adjustments for employees. With respect to part-time workers who worked less than the measurement period, we calculated wages using the hourly rate for each associate and a reasonable estimate of the average number of hours worked by our part-time workforce. We did not make any cost-of-living adjustments in identifying the median employee.
Based on our methodology, we determined that our median employee in fiscal 2024 was a part-time hourly store associate located in the United States.
Required Pay Ratio
Because the Company had two Chief Executive Officers hat served during the measurement period, the Company decided to include the total annual compensation of Mr. Creedon, our current Chief Executive Officer, who was serving in that position as of February 1, 2025. For purposes of calculating Mr. Creedon’s total annual compensation, we annualized his salary and bonus and included other components of his compensation in the same amounts as disclosed in the Summary Compensation Table. By using an annualized salary in the amount of $1,300,000 and an annual MICP bonus in the amount of $1,950,000, Mr. Creedon’s total annual compensation for purposes of the pay ratio was $9,246,835, which is higher than the compensation reported in the Summary Compensation Table. The median employee’s total annual compensation for fiscal 2024 was $15,602, resulting in an estimated pay ratio of 592:1.
The pay ratio reported by other companies may not be comparable because companies have different employee populations and compensation practices and may utilize different methodologies,

exclusions, estimates and assumptions in calculating their own ratios. We consider both the required and supplemental pay ratios to be reasonable estimates based on the methodology we used to determine our median employee.
Supplemental Pay Ratio
In addition to the pay ratio required by the SEC’s rules, we are also providing a supplemental pay ratio that excludes all part-time, temporary and seasonal employees of the Company from the determination of our median employee and the calculation of the annual total compensation of our median employee. Our large population of 145,893 part-time, temporary and seasonal workers out of a total population of 209,517 employees of the Company has the effect of lowering the annual total compensation for our median employee. We believe that a pay ratio that uses only full-time employees as of February 1, 2025 (excluding the Chief Executive Officer) for purposes of determining our median employee provides a more representative comparison of the Chief Executive Officer’s annual total compensation to the median employee’s annual total compensation.
We identified the median employee for purposes of the supplemental pay ratio using the same methodology as the required pay ratio. Applying this methodology to our full-time employees at February 1, 2025, we determined that our median employee in fiscal 2024 was a full-time Assistant Store Manager located in the United States with total annual compensation in the amount of $38,082. As a result, the ratio of the total annual compensation of the Chief Executive Officer, in the amount of $9,246,835 for fiscal 2024, which is higher than the compensation reported in the Summary Compensation Table, to the median full-time employee’s total annual compensation for fiscal 2024, was estimated to be 242:1.
We are committed to good corporate governance practices, and we believe our compensation program and philosophy are designed to attract and retain good talent, motivate our associates and recognize individual achievements.

PAY VERSUS PERFORMANCE
The following information is presented to disclose the relationship between executive “compensation actually paid,” as calculated under applicable SEC rules, and the Company’s financial performance.
Pay versus Performance Table
The following table provides information on the total compensation and compensation actually paid to our principal executive officer and to our other named executive officers, along with the total shareholder return of the Company and our executive compensation peer group, our net income and our adjusted operating income for the fiscal years 2024, 2023, 2022, 2021 and 2020. The Company-selected measure for evaluating pay versus performance is adjusted operating income. The Company-selected peer group is the Company’s compensation benchmarking peer group for 2024. The compensation actually paid to our named executive officers has been calculated in a manner consistent with Item 402(v) of Regulation S-K.
Year	Summary Compensation Table Total for Principal Executive Officer(1) (Creedon)	Summary Compensation Table Total for Principal Executive Officer(2) (Dreiling & Witynski)	Summary Compensation Table Total for Principal Executive Officer(3) (Philbin)	Compensation Actually Paid to Principal Executive Officer(1)(4) (Creedon)	Compensation Actually Paid to Principal Executive Officer(2)(4) (Dreiling & Witynski)	Compensation Actually Paid to Principal Executive Officer(3) (Philbin)
2024	$7,635,904	$1,268,876	—	$4,392,314	$(65,941,012)	—
2023	—	3,360,766	—	—	(12,587,550)	—
2022	—	13,975,672	—	—	20,670,372	—
2021	—	10,249,968	—	—	15,287,848	—
2020	—	10,767,887	9,474,478	—	8,033,239	10,483,365
Year	Average Summary Compensation Table Total for Non-Principal Executive Officer NEOs(5)(6)	Average Compensation Actually Paid to Non- Principal Executive Officer NEOs(5)(6)(7)	Value of Initial Fixed $100 Investment Based on:		Company Net Income (Loss) (dollars in millions)	Company Adjusted Operating Income(10) (dollars in millions)
			Company Total Shareholder Return(8)	Peer Group Total Shareholder Return(8)(9)
2024	$4,627,846	$1,861,128	$84.24	$178.23	$(3,030.1)	$1,807.9
2023	4,054,064	2,938,499	159.31	157.21	(998.4)	1,784.8
2022	22,391,696	22,135,106	172.70	154.16	1,615.4	2,311.5
2021	4,467,484	6,925,640	147.57	156.09	1,327.9	1,852.6
2020	4,826,593	5,421,605	116.76	127.02	1,341.9	2,186.8

(1)
Michael Creedon was appointed our principal executive officer on November 3, 2024.

(2)
Richard Dreiling served as principal executive officer from the beginning of fiscal year 2023 through November 3, 2024. Michael Witynski was our principal executive officer from July 20, 2020 through the end of fiscal 2022.

(3)
Gary Philbin was our principal executive officer prior to the beginning of fiscal year 2020 until July 20, 2020.

(4)
The following table sets forth the adjustments made to arrive at compensation actually paid to our principal executive officers during 2024:

Adjustments to determine compensation actually paid for principal executive officer	Creedon	Dreiling
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(4,799,766)	$—
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	(1,199,964)	—
Deduction for fair value of awards granted in a prior year that were forfeited during year	—	(33,244,533)
Increase for fair value of awards granted during year that remained unvested at year-end	3,810,195	—
Increase for fair value of awards granted during year that vested during year	—	—
Change in fair value from prior year-end to year-end of awards granted in a prior year that were outstanding and unvested at year-end	(853,070)	—
Change in fair value from prior year-end to vesting date of awards granted in a prior year that vested during year	(200,985)	(33,965,355)
Increase based upon incremental fair value of awards modified during year	—	—
Increase based on dividends or other earnings paid during year prior to vesting	—	—

(5)
During 2024, our remaining named executive officers consisted of Jeffrey Davis, Lawrence Gatta, Jr., Michael Kindy and Richard McNeely. During 2023, our remaining named executive officers consisted of Michael Creedon, Jr., Jeffrey Davis, Lawrence Gatta, Jr., and Richard McNeely. During 2022, our remaining named executive officers consisted of Jeffrey Davis, Kevin Wampler, Richard Dreiling, Lawrence Gatta, Jr., Alasdair James, Thomas O’Boyle, Jr. and Richard McNeely. During 2021, our remaining named executive officers consisted of Kevin Wampler, Bob Sasser, Alasdair James and Richard McNeely. During 2020, our remaining named executive officers consisted of Kevin Wampler, Bob Sasser, Richard McNeely and Thomas O’Boyle, Jr.

(6)
Mr. Dreiling was an NEO for fiscal year 2022 but was not appointed as principal executive officer until the beginning of fiscal year 2023. As a result, Mr. Dreiling’s compensation for 2022 has been included in the amounts for non-principal executive officer NEOs for 2022, including the value of a one-time award of options to Mr. Dreiling to purchase 2,252,587 shares of Company common stock with an exercise price per share of $157.17 as an employment inducement in connection with his appointment as Executive Chairman in March 2022.

(7)
The following table sets forth the adjustments made to arrive at average compensation actually paid to our remaining named executive officers during 2024:

Adjustments to determine compensation actually paid for remaining named executive officers	2024
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(2,409,864)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table	(414,966)
Deduction for fair value of awards granted in a prior year that were forfeited during year	(514,908)
Increase for fair value of awards granted during year that remained unvested at year-end	1,141,381
Change in fair value from prior year-end to year-end of awards granted in a prior year that were outstanding and unvested at year-end	(516,624)
Change in fair value from prior year-end to vesting date of awards granted in a prior year that vested during year	(51,736)
Increase based upon incremental fair value of awards modified during year	—
Increase based on dividends or other earnings paid during year prior to vesting	—

(8)
These columns represent cumulative shareholder return on our common stock and on the Company’s benchmarking peer group for 2024, assuming a fixed investment of $100 on January 31, 2020, in our common stock. The stock price performance shown in the table is not necessarily indicative of future price performance.

(9)
The Company’s benchmarking peer group in 2023 and 2024 included the following sixteen companies: Albertsons Companies, Inc., Autozone, Inc., BJ’s Wholesale Club Holdings, Inc., Burlington Stores, Inc., Dollar General Corporation, Lowe’s Companies, Inc., Macy’s, Inc., Nordstrom, Inc., Rite Aid Corporation, Ross Stores, Inc., Target Corporation, The Gap, Inc., The Kroger Co., The TJX Companies, Inc., Tractor Supply Company and Walgreens Boots Alliance. Rite Aid Corporation was removed from the calculations in this column following its bankruptcy in October 2023.

(10)
Adjusted Operating Income for purposes of our executive compensation program is a non-GAAP measure that adjusts GAAP operating income to exclude the impact of various items to the extent that the amounts related to those items differ from the budget approved by the Board of Directors for the applicable year. The definition of adjusted operating income used by the Committee is provided on page 35.

Relationship Between Pay and Performance
Our short- and long-term incentive program generally has resulted in a positive alignment between the Company’s cumulative total shareholder return and the compensation actually paid to our principal executive officer and the average of our other remaining named executive officers as a group. As indicated in the table above, the Company’s TSR increased in fiscal 2020, 2021 and 2022. During this period the compensation actually paid to our named executive officers also increased. When the Company’s TSR decreased in 2023 and 2024, the compensation of our named executive officers generally decreased as well. While the Company’s TSR slightly outperformed the peer group TSR for the fiscal 2020-2023 period, the Company experienced a significant decline in TSR during 2024 while the peer group TSR increased.
We had two principal executive officers during 2024, as Mr Creedon was appointed as interim Chief Executive Officer in November 2024 and as Chief Execuive Officer in December 2024. The compensation actually paid to Mr. Creedon during 2024 reflects changes to his compensation in connection with his appointment. The compensation actually paid to our other principal executive officer, Mr. Dreiling, declined significantly in 2023 and 2024 because a substantial portion of the value of his compensation is comprised of stock options awarded to Mr. Dreiling in 2022. The compensation actually paid to Mr. Dreiling declined significantly as the value of these stock options decreased in 2023 and 2024, and declined further in 2024 as a substantial number of these options were forfeited in connection with his separation in November 2024. For compensation actually paid to our principal executive officer for 2024, the chart below reflects compensation actually paid to Mr. Creedon only.

The Company’s net income and adjusted operating income and the compensation actually paid to our named executive officers all were generally lower in 2023 and 2024 compared to 2020, 2021 and 2022. Adjusted operating income was used as a performance metric for our annual cash incentive program during 2023 and 2024 and played a role in the level of overall executive compensation for those years, in addition to adjusted total revenue. We also used additional performance metrics for our long-term incentive awards, including adjusted EBITDA for the One-Year PSU awards made in 2020, 2021 and 2022 and the Three-Year PSU awards in 2020 and total sales for the Three-Year PSU awards made in 2021 and 2022. The Three-Year PSUs awarded in 2023 and 2024 were made based on adjusted earnings per share and adjusted total revenue goals for the performance period of 2023 to 2025 and 2024 to 2026, respectively, subject to a modifier of ±25% based on the Company’s TSR performance relative to its executive compensation peer group. Each of these performance metrics contributed to the compensation of our named executive officers for the applicable fiscal year.
Tabular List of Performance Measures
The following table lists the financial performance measures which in our assessment represent the most important financial performance metrics used by the Company to link compensation actually paid to our named executive officers to Company performance for the most recently completed fiscal year.
Important Financial Performance Metrics
Adjusted Total Revenue
Adjusted Operating Income
Adjusted Earnings Per Share

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Set forth below is a list of the Company’s executive officers, including each officer’s name, age and past five years of employment history. Each executive officer is appointed by the Board of Directors and serves at the discretion of the Board.
Name	Age	Title and Employment History
MICHAEL CREEDON, JR.	49	Chief Executive Officer since December 2024. From November to December 2024, Mr. Creedon served as interim Chief Executive Officer of the Company. He served as Chief Operating Officer from October 2022 to November 2024. Prior to joining the Company, Mr. Creedon held several executive leadership roles with Advance Auto Parts, Inc., including Executive Vice President of U.S. Stores (March 2021 to October 2022), President, U.S. Stores (March 2020 to March 2021), and President, North Division (February 2017 to March 2020).
ROBERT AFLATOONI	55	Chief Information Officer since July 2022. From August 2018 to July 2022, Mr. Aflatooni served as Executive Vice President, Chief Information Officer of The Howard Hughes Corporation where he was responsible for leading all information technology strategies and operations across the company’s portfolio. From March 2011 to April 2018, Mr. Aflatooni served as Vice President of IT Operations, Architecture and Merchandising at Dollar General.
STEWART GLENDINNING	59	Chief Financial Officer since March 2025. From January 2025 to March 2025, Mr. Glendinning served in a senior role at the Company focused on enterprise-wide transformation initiatives. Prior to joining the Company, he served in executive roles at Express, Inc., where he served as its Chief Executive Officer from September 2023 to December 2024, and at Tyson Foods, Inc., where he served as Group President, Prepared Foods from October 2022 to September 2023 and as Executive Vice President and Chief Financial Officer from February 2018 to October 2022.
JONATHAN LEIKEN	53	Chief Legal Officer and Corporate Secretary since August 2023. Prior to joining the Company, Mr. Leiken served as the Executive Vice President, Chief Legal Officer and Secretary of Diebold Nixdorf, Inc. from 2014 to August 2023. Diebold Nixdorf and certain of its affiliated Dutch entities successfully completed voluntary, pre-packaged debt restructuring proceedings under US and Dutch bankruptcy law between June 2023 (filing) and August 2023 (emergence).
RICHARD McNEELY	66	Chief Merchandising Officer for Dollar Tree stores since May 2017. Mr. McNeely also served as Enterprise Chief Merchandising Officer from December 2019 to April 2022.
STEVE SCHUMACHER	53	Chief People Officer since November 2024. From May 2024 to November 2024, Mr. Schumacher served as Interim Chief People Officer. Mr. Schumacher served as Senior Vice President of Human Resources for the Company from 2018 until May 2024.
ROXANNE WENG	53	Chief Supply Chain Officer since April 2025. Prior to joining the Company, Ms. Weng served as Vice President, Creative Operations of Uline, Inc. from October 2023 to April 2025. Prior to joining Uline, Inc., she served as Senior Vice President and Chief Supply Chain Officer of Walgreens Boots Alliance, Inc. from November 2021 to May 2023, as Group Vice President, Comprehensive Loss & Asset Protection from February 2021 to November 2021 and as Group Vice President, Retail and Finance Transformation from November 2019 to August 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review of Transactions with Related Parties
Under our Code of Conduct, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Audit Committee annually reviews related party transactions involving directors and executive officers, matters relating to possible conflicts of interest and other issues related to ethical business practices. The Company adheres to the foregoing policy for potential related party transactions, but such policy is not in written form. Approval of any related party transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.
Related Party Transactions
Since February 4, 2024, the beginning of our last fiscal year, there have been no transactions, or any currently proposed transaction, between the Company and its officers, directors or other related persons that require disclosure under Item 404(a) of Regulation S-K, as adopted by the SEC.

OWNERSHIP OF COMMON STOCK
The table below shows the number of shares of our common stock beneficially owned on April 15, 2025 by each of the directors and nominees for director; each of the named executive officers; all directors and executive officers as a group; and each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.
The address of each director and executive officer of Dollar Tree is c/o Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 210,146,856 shares of our stock outstanding as of April 15, 2025.
Beneficial Ownership(1)
Directors and Named Executive Officers	Shares	Percent
Michael Creedon, Jr.	16,706(2)	*
Jeffrey Davis	17,608(3)	*
William W. Douglas III	8,176	*
Richard W. Dreiling	1,641,662(4)	*
Lawrence Gatta, Jr.	6,744(5)	*
Cheryl W. Grisé	9,996(6)	*
Daniel J. Heinrich	13,151(7)	*
Paul C. Hilal	13,641,004(8)	6.5%
Timothy A. Johnson	676	*
Edward J. Kelly, III	9,095(9)	*
Michael J. Kindy	4,506(10)	*
Mary A. Laschinger	22,657(11)	*
Richard McNeely	58,831(12)	*
Jeffrey G. Naylor	26,489(13)	*
Diane E. Randolph	2,638(14)	*
Bertram L. Scott	3,657(15)	*
Stephanie P. Stahl	17,698(16)	*
All current directors and executive officers as a group (18 persons)	13,943,349	6.6%
	Beneficial Ownership(1)
Other 5% Shareholders	Shares	Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	23,798,675(17)	11.3%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	15,420,175(18)	7.3%
Mantle Ridge LP 712 Fifth Ave., Suite 17F New York, New York 10019	13,640,904(19)	6.5%

*
less than 1%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Deferred shares acquired by our directors through a deferred compensation plan are assumed to be issuable in a lump sum within 60 days if the director were to terminate service within such time.
(2)
Includes 10,065 shares issuable upon the exercise of stock options.

(3)
Includes 7,871 shares issuable upon the exercise of stock options.

(4)
Includes 7,118 shares held in Mr. Dreiling’s revocable trust and 1,634,544 shares issuable upon the exercise of stock options.

(5)
Includes 2,472 shares issuable upon the exercise of stock options.

(6)
Includes 8,996 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(7)
Includes 3,328 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days. The amount stated in the table includes 9,823 shares of common stock held in Mr. Heinrich’s revocable trust.

(8)
Mr. Hilal is the Chief Executive Officer of Mantle Ridge LP and may be deemed to have investment control over the shares described in footnote 19 below, as well as 100 additional shares of common stock of the Company purchased for his own account.

(9)
Includes 9,073 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(10)
Includes 3,101 shares issuable upon the exercise of stock options.

(11)
Includes 3,657 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(12)
Includes 7,421 shares issuable upon the exercise of stock options.

(13)
Includes 2,803 shares issuable upon the exercise of stock options and 4,976 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(14)
Includes 2,638 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(15)
Includes 3,657 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(16)
Includes 13,609 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(17)
Includes shares held or controlled by The Vanguard Group. Based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group for the period ended December 29, 2023. The Vanguard Group reported sole voting power with respect to 0 shares, shared voting power with respect to 261,222 shares, sole dispositive power with respect to 22,915,206 and shared dispositive power with respect to 883,469 shares.

(18)
Includes shares held or controlled by BlackRock, Inc. and its subsidiaries, including Aperio Group, LLC, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited and BlackRock Mexico Operadora, S.A. de C.V., Sociedad Operador. Based on a Schedule 13G/A filed on February 7, 2024 by BlackRock, Inc. for the period ended December 31, 2023. BlackRock reported sole voting power with respect to 13,971,890 shares and sole dispositive power with respect to 15,420,175 shares.

(19)
Includes shares held or controlled by Mantle Ridge LP and its affiliates MR Cobalt Advisor LLC and Paul C. Hilal. Based on a Schedule 13D/A filed on December 21, 2023 by Mantle Ridge LP. Mantle Ridge LP reported shared voting power and shared dispositive power with respect to 13,640,904 shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and to provide us with copies of these reports. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements in fiscal 2024, except for Aditya Maheshwari, who filed his Form 3 and one Form 4 late, and Jeffrey Naylor, who filed one Form 4 late.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Dollar Tree’s Board of Directors is soliciting your proxy to vote your shares at the 2025 annual meeting of shareholders.
The principal executive offices of Dollar Tree are located at, and our mailing address is, 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone: (757) 321-5000.
When is the annual meeting?
The annual meeting of shareholders will be held on Thursday, June 19, 2025 at 9:00 a.m. Eastern Time.
How can a shareholder participate in the annual meeting?
We have adopted a virtual format for our annual shareholder meeting again this year. This means that there will be no physical location for the annual meeting and the meeting will be accessible to shareholders only through the Internet. You may participate in the meeting by logging in at www.virtualshareholdermeeting.com/DLTR2025 and entering the control number found on your proxy card, voting instruction form or notice.
All shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. During the annual meeting, shareholders will be able to listen, vote and submit questions from a remote location using an internet-connected device.
A shareholder of record participating in the annual meeting through the meeting web portal will be able to vote during the meeting. If you have voted your shares prior to the start of the annual meeting, your vote has been received by the Company’s inspector of elections and there is no need to vote those shares during the annual meeting, unless you wish to revoke or change your vote. If a shareholder has a question about one of the matters on the agenda to be voted on by the shareholders at the annual meeting, such question may be submitted in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may also be submitted during the annual meeting through www.virtualshareholdermeeting.com/DLTR2025 at the time the matters are before the annual meeting for consideration.
We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting on June 19, 2025. If you have difficulty accessing the meeting, please call the toll-free number provided on the meeting website at www.virtualshareholdermeeting.com/DLTR2025 for technical assistance.
How are proxy materials being provided to shareholders?
We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. A Notice of Internet Availability of Proxy Materials is being mailed on or about May 6, 2025, to all shareholders entitled to vote at the annual meeting. The Notice tells you how to:
•
View our proxy materials for the annual meeting, including this proxy statement and the Dollar Tree 2024 Annual Report, on the Internet and vote; and

•
Instruct us to send proxy materials to you by mail or email.

Who is entitled to vote at the annual meeting?
You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 17, 2025. Holders of record have one vote for each share held at the close of business on the record date. At that time, there were 210,147,804 shares of Dollar Tree, Inc. common stock outstanding.

What is the difference between a shareholder of record and a beneficial owner of shares held in “street name?”
If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are a shareholder of record. If your shares are held in an account at a brokerage firm, bank or similar institution, then you are the beneficial owner of shares held in “street name.” The institution holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account.
How can I cast my vote?
As described below, there are several methods shareholders may use to cast their votes, including voting by mail using a proxy card or voting instruction form. Due to potential delays or disruptions in United States postal service deliveries that may occur prior to the annual meeting, we encourage shareholders to cast their votes for the annual meeting either by Internet or by telephone rather than by mail.
Shareholder of Record
If you are a shareholder of record, you may vote by mail (if you request a paper copy of our proxy materials) or over the telephone or the Internet.
•
To vote during the annual meeting, you must follow the instructions available on the meeting website at www.virtualshareholdermeeting.com/DLTR2025.

•
To vote by mail using the proxy card (if you request a paper copy), simply complete, sign, date and return the proxy card promptly in the postage-paid envelope provided.

•
To vote by Internet, go to www.proxyvote.com and follow the steps outlined on the secured website.

•
To vote by telephone, dial toll free, 1-800-690-6903 within the US, US territories and Canada any time on a touch tone telephone. Follow the instructions provided by the recorded message.

•
If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Internet www.proxyvote.com Vote 24/7	Telephone 1-800-690-6903	Mail Cast your ballot, date and sign your proxy card and send by pre-paid mail
Visit www.proxyvote.com	Call 1-800-690-6903	Return your dated and signed proxy card in the postage-paid envelope provided.
You will need the 16-digit identification number included in your proxy card or notice.	You will need the 16-digit identification number included in your proxy card or notice.
Beneficial Owner
If your shares are held in a stock brokerage account or by a trustee, bank or other similar institution, follow the voting instructions on the voting instruction form that you receive from them.
•
To vote by mail, simply complete, sign, date and promptly return the voting instruction form in the envelope provided by your bank, broker or other nominee.

•
To vote by Internet or by telephone, please follow the instructions on the voting instruction form that you received.

•
If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Shareholders who are beneficial owners of shares held in a stock brokerage account or by a bank or other nominee are not able to vote at the annual meeting unless they request and receive a legal proxy from the recordholder of the shares and follow the instructions for voting on the annual meeting website at www.virtualshareholdermeeting.com/DLTR2025.
What are the Board’s voting recommendations?
PLEASE VOTE		BOARD RECOMMENDATION
1	The Company’s eleven director nominees for the Board of Directors	FOR all nominees
2	Approval, on an advisory basis, of the compensation of our named executive officers	FOR
3	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2025	FOR
4	Approval of the Dollar Tree, Inc. 2025 Employee Stock Purchase Plan	FOR
How will my shares be voted if I submit a proxy or voting instruction card but do not specify how I want to vote?
If you are a recordholder of shares and submit a validly executed proxy card but do not specify how you want your shares to be voted with respect to one or more proposals, then your shares will be voted in accordance with the Board’s recommendations as described above.
If you are a beneficial owner of shares and submit a voting instruction form provided by your broker, trustee, bank or similar institution without specifying how you want your shares to be voted with respect to one or more proposals, the intermediary may only exercise its discretion to vote your shares on discretionary proposals but cannot vote your shares on non-discretionary proposals. All items of business before the 2025 annual meeting other than Item 3 (ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2025) are non-discretionary proposals. Therefore, we strongly urge you to vote your shares on each proposal.
Should any of our Board’s nominees be unable or unwilling to stand for election at the time of the annual meeting, the proxies named on the proxy card may vote for a replacement nominee recommended by the Board of Directors, or the Board may reduce the number of directors to be elected at the annual meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.
As of the date of this proxy statement, the Board of Directors knows of no business other than that set forth above to be transacted at the annual meeting, but if other matters requiring a vote do arise, it is the intention of the proxies named on the proxy card to vote in accordance with their best judgment on such matters.
Can I change my proxy or voting instructions before the meeting?
You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree, Inc. at the address on page 74 prior to the annual meeting or voting during the annual meeting through the meeting website. If your shares are held in “street name,” please follow the directions given by the institution that holds your shares to change or revoke your voting instructions.
What constitutes a quorum?
A quorum is necessary for the transaction of business at the annual meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the annual meeting are present through the annual meeting website or by proxy.
Who will count the votes?
A representative of CT Hagberg LLC will act as the Inspector of Election, determine the presence of a quorum and tabulate the votes cast by proxy or electronically during the meeting.
What is the effect of abstentions and broker non-votes?
The inspector will treat valid proxies marked “abstain” and proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the annual meeting. A broker “non-vote” occurs when you fail to provide your broker, trustee, bank or similar institution with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules. Abstentions and broker “non-votes” with respect to the matters to be voted on at the 2025 annual meeting will have no effect on the outcome of the vote on such matters.
How can I obtain an additional proxy card or voting instruction card?
If you are a recordholder of shares, you may send an email to the Corporate Secretary Office at CorpSecy@DollarTree.com for assistance. If you are a beneficial owner of shares, please contact your account representative at the broker, trustee, bank or similar institution through which you hold your shares.
Where and when will I be able to find the voting results?
You can find the official voting results on our Form 8-K filed with the SEC within four business days after the annual meeting.
Who pays for the costs of the proxy solicitations?
The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our Company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, electronic means or messenger. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of shares in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc. In addition, we have engaged DF King & Co., Inc., who may assist the Company with the solicitation of proxies for the annual meeting, for a fee not to exceed $30,000, plus reimbursement for out-of-pocket expenses.

YOUR VOTE IS EXTREMELY IMPORTANT. Even if you plan to attend the annual meeting, please vote your shares by completing, signing and dating the proxy card or voting instruction form and returning it in the postage-prepaid envelope or vote by telephone or the Internet by following the instructions provided on the proxy card or voting instruction form. For additional information, see “How can I cast my vote?” above.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Directors and Nominees
The Board has nominated Michael C. Creedon, Jr., William W. Douglas III, Cheryl W. Grisé, Daniel J. Heinrich, Paul C. Hilal, Timothy A. Johnson, Edward J. Kelly, III, Jeffrey G. Naylor, Diane E. Randolph, Bertram L. Scott and Stephanie P. Stahl for election as directors at the annual meeting to serve for a one-year term. All nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in our proxy will vote for any substitute nominee proposed by the Board of Directors, subject to the terms of the Stewardship Framework Agreement.
Mary Laschinger will be retiring from the Board at the 2025 annual meeting of shareholders. After considering the size and composition of the Board in light of this vacancy, the Board approved an amendment to our Bylaws to reduce the size of the Board from twelve directors to eleven directors effective immediately prior to the convening of the 2025 annual meeting of shareholders.
Pursuant to the Stewardship Framework Agreement, if Mr. Hilal or a New Director (as defined therein) cannot serve or ceases to serve on the Board during the term of the Stewardship Framework Agreement or prior to the annual meeting, respectively, Mantle Ridge will have the right to designate a replacement, subject to certain conditions set forth in the Stewardship Framework Agreement. There are also replacement provisions in the Stewardship Framework Agreement in the event that a Continuing Director (as defined therein) ceases to serve or stand for election at the annual meeting.
Pursuant to the Company’s bylaws, a director nominee will be elected by a majority of votes cast in uncontested director elections. In contested elections, the plurality voting standard will apply.
In addition, our Corporate Governance Guidelines requiring each director nominee to submit a resignation letter contingent in part on his or her failure to receive a majority of the votes cast.
Vote Required
Our directors are elected by a “majority” vote in uncontested elections such as this election. Each director nominee shall be elected by a vote of the majority of the votes cast with respect to the director nominee. A majority of votes cast means that the number of shares cast “FOR” a director’s election must exceed the number of votes cast “AGAINST” such director’s election. Abstentions and broker non-votes will have no effect on the outcome of the election.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE COMPANY’S NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2 ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
As described in the Compensation Discussion and Analysis, the Company is committed to a pay-for-performance policy. To that end, our executive compensation program is designed to: (1) align executive pay with shareholders’ interests; (2) recognize individual initiative and achievements; (3) attract, motivate and retain highly qualified executives; and (4) unite the executive management team to a common objective. We expect a significant portion of an executive’s total compensation to be at risk, tied to both our annual and long-term performance.
Please read our Compensation Discussion and Analysis beginning on page 26 and the tables and narrative that follow for additional details about our executive compensation program.
This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices as disclosed in this proxy statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion set forth in this proxy statement.”
Vote Required
Approval of the advisory vote on our executive compensation program requires the affirmative vote of a majority of the votes cast by shareholders who are present, either in person or by proxy, and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on the vote. The vote is advisory and will not be binding upon our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and to the extent there is any significant vote against the proposal, we will consider the shareholders’ concerns in making future executive compensation decisions.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Our Audit Committee, which consists entirely of independent directors, has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for fiscal year 2025. KPMG has served as our independent registered public accounting firm since 1987. You are being asked to ratify the appointment by our Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2025.
As a matter of good governance, the Board is submitting the selection of KPMG to its shareholders for ratification. If our shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain KPMG in the future. However, the Audit Committee is not bound by a vote either for or against the firm. A representative of KPMG will be present at the 2025 annual meeting of shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
The table below shows the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended February 1, 2025 and February 3, 2024; the audit of our internal control over financial reporting as of February 1, 2025 and February 3, 2024; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2024 and 2023, as well as fees paid to KPMG for audit-related work and other services:
	Fiscal 2024	Fiscal 2023
Audit fees	$4,536,851	$4,293,266
Audit-related fees(a)	1,805,544	35,000
Tax fees	—	—
All other fees(b)	10,500	7,500
Total fees	6,352,895	4,335,766

(a)
In fiscal 2023, audit-related fees consisted of fees for services related to the audit of financial statements of our employee benefit plan. In fiscal 2024, audit-related fees consisted of fees for services related to: (i) the audit of financial statements of our employee benefit plan, (ii) the carveout audit of the Family Dollar business, (iii) the assessment of controls surrounding the implementation of our new human capital management and payroll system and (iv) the assessment of controls surrounding the implementation of our new warehouse management system.

(b)
In fiscal 2023, all other fees related to fees paid for access to KPMG’s online learning portal. In fiscal 2024, all other fees related to fees paid for access to: (i) KPMG’s online learning portal and (ii) KPMG’s accounting research tool.

We did not engage our principal accountants to provide any professional services in connection with operating our information systems or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information.

All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the Chair of the Committee the right to approve such non-audit related assignments between meetings of the Committee, and the Chair then reports on all such approvals at the next meeting of the Committee, which considers ratification of such approvals by the Committee Chair. In fiscal 2024, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.
The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.
Report of the Audit Committee
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dollar Tree, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee operates under a written charter which can be found under the Investors tab on the Company’s website at corporate.dollartree.com. The Company’s management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing the Company’s financial statements and disclosures. KPMG LLP, the Company’s independent registered public accounting firm for fiscal 2024, was responsible for performing an independent audit of the Company’s consolidated financial statements and for expressing opinions on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.
The Audit Committee is also responsible for appointment, compensation, retention and oversight of the work of the independent auditor, including pre-approving any audit and non-audit service provided to the Company by the independent auditor, periodically reviewing and evaluating the performance of the lead audit partner, as well as reviewing and considering the selection of the lead audit partner. The Audit Committee also periodically considers whether there should be a rotation of the company’s independent registered public accounting firm. In addition to KPMG LLP’s independence from the Company and management, the Audit Committee also considers several other factors in deciding whether to re-engage KPMG LLP, including: the quality of KPMG LLP’s staff, work and quality control; KPMG LLP’s policies related to independence; the results of the inspection of KPMG LLP by the Public Company Accounting Oversight Board (PCAOB); and KPMG LLP’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and KPMG LLP the Company’s audited financial statements for the fiscal year ended February 1, 2025. The Audit Committee also discussed with KPMG LLP the matters that are required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP that firm’s independence. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with KPMG LLP’s independence. Finally, the Audit Committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 for filing with the Securities and Exchange Commission. The Audit Committee also has engaged KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026 and is seeking ratification of such selection by the shareholders.
SUBMITTED BY THE AUDIT COMMITTEE
Daniel Heinrich	Edward J. Kelly, III	Jeffrey G. Naylor	Diane E. Randolph	Bertram L. Scott
Vote Required
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the votes cast by shareholders who are present, either in person or by proxy, and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on the vote. Should such shareholder vote not be obtained, the appointment will not be ratified.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

PROPOSAL NO. 4 APPROVAL OF 2025 EMPLOYEE STOCK PURCHASE PLAN
We are asking our shareholders to approve the adoption of the Dollar Tree, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”). On March 18, 2025, our board of directors voted to adopt the 2025 ESPP, subject to shareholder approval. The 2025 ESPP will replace the Dollar Tree, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) for which the final quarterly offering period begins July 1, 2025.
The board of directors believes that adoption of the 2025 ESPP will advance and promote the interests of the shareholders of the Company by making available to eligible employees of the Company and its participating subsidiaries the opportunity to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The 2025 ESPP will provide a broad base of employees the opportunity to align their interests with those of the Company’s shareholders through direct ownership of shares of Company common stock and is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees.
The 2025 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”) and would provide eligible employees with an opportunity to purchase our common stock through payroll deductions.
The purpose of adopting the 2025 ESPP is to ensure that Dollar Tree may continue to provide eligible employees of Dollar Tree and its participating subsidiaries with the opportunity to acquire the shares of the Company’s common stock on a tax-favored basis through an automatic payroll deduction mechanism. If the 2025 ESPP is not approved by the shareholders, participation by our employees in this type of payroll deduction employee stock purchase plan will cease as of October 1, 2025.
The following summary of the 2025 ESPP is qualified in its entirety by reference to the complete text of the 2025 ESPP which has been filed as Appendix B to our definitive proxy statement with the Securities and Exchange Commission. Our filings with the Securities and Exchange Commission are available on our corporate website at https://corporate.dollartree.com/ under the heading “Investors.”
Summary of the 2025 ESPP
Administration. The compensation committee of our board of directors, or such other committee that our board of directors designates to administer the 2025 ESPP (the “Committee”), has full authority to administer and interpret the terms of the 2025 ESPP, and the Committee may delegate its authority to one of its members or to any persons selected by the Committee. In addition, the Chief People Officer or equivalent (the “Administrator”) is authorized to perform certain day-to-day administrative duties under the 2025 ESPP, which duties the Administrator may delegate to an officer in the human resources department of the Company. Additional duties may be delegated to the Administrator by the Committee.
Stock Subject to 2025 ESPP. An aggregate of 3,000,000 shares of common stock is reserved for issuance under the 2025 ESPP and available for purchase, subject to adjustment in the event of a stock split, stock dividend or other similar change in common stock or our capital structure.
Term of the 2025 ESPP. The 2025 ESPP will be in effect until the earlier of the date all shares reserved for issuance under the 2025 ESPP have been issued or through the final offering period that begins before September 1, 2035.
Eligibility. All employees, including officers, of Dollar Tree, Inc. and its direct or indirect subsidiaries (including an entity that becomes a subsidiary after adoption of the 2025 ESPP) who have been continuously employed for three months or more are eligible to participate in the 2025 ESPP as of the first offering period that begins after satisfaction of the eligibility requirements. Non-employee directors are not eligible, nor are holders of five percent or more of the Company’s common stock. Eligible employees may elect to participate in the ESPP during any offering period by enrolling during the applicable enrollment period for the offering period. As of February 1, 2025, we had approximately 179,000 employees who would be eligible to participate in the 2025 ESPP.
Offering Period. Generally, shares will be offered under the 2025 ESPP through a series of quarterly offerings. However, the Committee and the Administrator each have discretionary authority to establish an offering period that lasts up to 12 months.
Purchase Price. On the first day of each offering period, a participating employee is granted a purchase right, which is a form of option that is automatically exercised on the last day of the offering period (the “exercise date”). During an offering period, pre-authorized payroll deductions are made from the participants’ compensation and credited to their accounts under the 2025 ESPP. When the purchase right is exercised, the payroll deductions credited to a participant’s account are used to purchase shares of our common stock. The price per share to purchase shares of common stock under the 2025 ESPP during any offering period (the “option price”) is the lesser of: (a) 85% of the fair market value of our common stock on the date of the grant of the option (i.e., the first day of the offering period), or (b) 85% of the fair market value of our common stock on the exercise date (i.e., the last day of the offering period). As of April 23, 2025, the fair market value of a share of our common stock was $83.43.
Payment of Purchase Price; Payroll Deductions. Participants may elect payroll deductions ranging from 1% to 10% (in whole percentage increments) of the participant’s compensation (wages reported by the Company on Form W-2 before the deductions for elective deferrals under a Code Section 401(k) plan or a Code Section 125 plan). Participating employees may not make direct cash payments to their accounts. A participant may purchase a maximum of 1,000 shares (subject to adjustment in the event of a recapitalization or other applicable corporate transaction of the Company) during any offering period. In addition, the fair market value of shares of common stock that any participating employee may purchase under the 2025 ESPP during any calendar year cannot exceed $25,000.
Restrictions on Transfer. In connection with any offering period, the Administrator has discretion to establish a holding period during which a participating employee may not sell or otherwise transfer, encumber or dispose of any shares of common stock that were purchased under the 2025 ESPP in the applicable offering period. The maximum period for any holding period is 24 months minus the time period of the applicable offering period. The transfer restrictions will be set forth in any option agreement for the applicable offering period and will continue to apply upon a participating employee’s termination of employment.
Withdrawal; Termination of Employment. A participating employee may withdraw from an offering under the 2025 ESPP by providing the Administrator with an election to withdraw at least five business days prior to the exercise date for the applicable offering period. Upon withdrawal from an offering, the participating employee’s payroll deductions to date (without interest) for that offering period will be refunded to the employee within a reasonable time after the effective date of such withdrawal. Payroll deductions will not resume at the beginning of a succeeding offering unless the withdrawn employee re-enrolls in the 2025 ESPP in accordance with the 2025 ESPP’s enrollment procedures.
A participating employee will automatically be withdrawn from an offering under the 2025 ESPP upon a termination of employment (other than by death) with Dollar Tree or its subsidiaries. If a participating employee terminates employment with Dollar Tree or one of its subsidiaries due to death, then the participating employee’s beneficiary has the option to elect to either: (a) withdraw all unused payroll deductions of the participating employee, or (b) exercise the participating employee’s option as of the exercise date for the current offering period during which the participating employee died.
Assignability and Transferability. No purchase rights under the 2025 ESPP are assignable or transferable by a participant, except by will or the laws of inheritance following a participant’s death.
Amendment, Suspension, and Termination. The Board may at any time amend, suspend, or terminate all or part of the 2025 ESPP; however, such amendment, suspension, or termination may not change the terms of an option previously granted to a participant that would adversely affect the rights of any participating employee without the participant’s consent. No amendment to the 2025 ESPP will be effective without the approval or ratification of Dollar Tree’s shareholders if such amendment would require shareholder approval under Code Section 423 or any other applicable law or regulation. Upon termination of the 2025 ESPP, the unused payroll deductions, if any, of each participating employee will be refunded (without interest) to the participating employee as soon as practicable thereafter.
United States Federal Income Tax Consequences of Awards under the 2025 ESPP
The following is a general summary under current law of the material federal income tax consequences to participants in the 2025 ESPP. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.
Section 421 of the Code will provide certain tax benefits to employees purchasing shares of Dollar Tree common stock under the 2025 ESPP. An employee will not recognize income for federal income tax purposes upon the grant of an option for an offering period. Also, the employee will not recognize income upon the exercise of the option and the purchase of shares of Dollar Tree common stock on the last day of the offering period. The employee will recognize income only when he or she sells the shares of Dollar Tree common stock. The employee’s income upon the sale of shares of Dollar Tree common stock will be based on the excess (if any) of the sale price over the purchase price. The taxation of the income will depend on whether the employee satisfies the holding period under Section 423 of the Code.
If the employee holds the shares for at least two years from the first day of the applicable offering period and more than one year from the date of purchase, the employee’s ordinary income will be the lesser of (i) 15% of the fair market value on the first day of the offering period or (ii) the amount, if any, by which the price paid under the option is exceeded by the fair market value on the date the share is sold. Any remaining income recognized upon the sale will be capital gain.
If the employee holds the shares for less than two years from the first day of the applicable offering period or less than one year from the date of purchase, the employee’s ordinary income will equal the excess of the fair market value of the shares on the exercise date (i.e., the last day of the offering period) over the purchase price. As described above, the purchase price will be the lesser of 85% of the fair market value on the first day of the offering period, and 85% of the fair market value on the last day of the period. Any remaining income recognized upon the sale will be capital gain. If the sale price is less than the fair market value on the last day of the offering period, the employee will also recognize a capital loss.
If the employee owns shares acquired under the 2025 ESPP at the time of death, then regardless of whether the holding period requirements are satisfied, the amount of ordinary income equals the lesser of: (1) the fair market value of such shares on the date of death minus the option price; or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired.
Dollar Tree (or a subsidiary corporation of Dollar Tree employing an employee) will not be entitled to a deduction based on the discount on the shares of Dollar Tree common stock purchased by an employee if he or she satisfies the applicable holding periods under Section 423 of the Code. However, if an employee sells the shares of Dollar Tree common stock prior to the end of the holding period, Dollar Tree (or Dollar Tree’s subsidiary corporation employing an employee) will be entitled to a deduction in an amount equal to the ordinary income recognized by the employee (i.e., the excess of the fair market value of the shares on the last day of the offering period over the purchase price), although the income tax deduction may be limited by the deductibility of compensation paid to certain of the Dollar Tree’s officers under Code Section 162(m). In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Registration with SEC
If the Plan is approved by the shareholders, pursuant to the Securities Act of 1933, the Company will file a Registration Statement with the Securities and Exchange Commission covering the shares of common stock authorized for issuance under the Plan.
New Plan Benefits
Participation in the 2025 ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the 2025 ESPP are not determinable.
In addition, the amounts that would have been allocated under the 2025 ESPP if it had been in effect during fiscal year 2024 cannot be determined. No purchases have been made under the 2025 ESPP since its adoption by the Board.
Vote Required
Approval of the 2025 ESPP requires the affirmative vote of a majority of the votes cast on the proposal by shareholders who are present, either in person or by proxy, and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. Should such shareholder vote not be obtained, the 2025 ESPP will not be adopted.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE 2025 EMPLOYEE STOCK PURCHASE PLAN.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate,” “may,” “will,” “should,” “predict,” “possible,” “potential,” “continue,” “strategy,” and similar expressions.
For example, our forward-looking statements include statements regarding our plans and expectations regarding our current and future strategic initiatives, including with respect to our growth plans, multi-price product assortment, store standards, operations and efficiency initiatives, and other factors that are expected to drive shareholder value creation; our plans and expectations regarding the pending sale of the Family Dollar business; our expectations regarding various management and corporate governance matters, and Board governance and oversight; our estimates of potential amounts to be paid to executives upon a termination or change in control event; and our plans, expectations, initiatives, commitments, goals and reporting relating to environmental, social and governance matters.
A forward-looking statement is neither a prediction nor a guarantee of future results, events or circumstances. You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement. These statements are subject to various risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed March 26, 2025, and our other filings with the SEC. The Company does not intend and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change of circumstance or otherwise.
OTHER MATTERS
Director Nominations and Shareholder Proposals for the 2026 Annual Meeting using Proxy Access
Our proxy access bylaw permits a shareholder, or a group of shareholders, owning at least three percent (3%) of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees which shall not exceed the greater of two (2) directors or twenty-five percent (25%) of the Board (rounded down), provided that the shareholders and nominees have complied with the requirements set forth in our bylaws. For a description of the procedures to nominate persons to be director, see “Shareholder Nomination of Directors” below. Notice of proxy access director nominees must be received no earlier than February 19, 2026 and no later than March 21, 2026. In addition to satisfying the notice and other requirements of our bylaws with respect to the nomination of director candidates, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the requirements of Rule 14a-19 under the Exchange Act relating to universal proxies.
Shareholder proposals under Rule 14a-8 for other items of business at the annual meeting of shareholders to be held in 2026 will not be considered for inclusion in our proxy statement for that meeting unless received by our Corporate Secretary electronically at corpsecy@dollartree.com or at 500 Volvo Parkway, Chesapeake, VA 23320, on or prior to close of business on January 6, 2026. Such proposals must contain the information and meet the requirements set forth in our bylaws and in

Rule 14a-8 of the under the Securities Exchange Act of 1934 relating to shareholder proposals. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.
Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8, including nominations of director candidates other than pursuant to the proxy access bylaw described above, must be received by the Corporate Secretary at our principal executive offices in Chesapeake, Virginia no earlier than February 19, 2026 and no later than March 21, 2026.
Shareholder Nomination of Directors
Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice containing certain required information in a timely manner to our Corporate Secretary at our corporate headquarters address, which is located at 500 Volvo Parkway, Chesapeake, VA 23320. The notice must contain all of the information required by our bylaws, including information about the shareholder proposing the nominee and about the nominee. In addition to satisfying the notice and other requirements of our bylaws, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended, relating to universal proxies. A copy of our bylaws can be found online at www.dollartreeinfo.com/corporate-governance.
Each shareholder’s notice to the Corporate Secretary must include, among other things:
•
the name and address of record of the shareholder who intends to make the nomination;

•
a representation that the shareholder is a shareholder of record of our Company’s capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•
the class and number of shares of our capital stock beneficially owned by the shareholder; and

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

For each person nominated, the notice to the Corporate Secretary must also include, among other things:
•
the name, age, business address and, if known, residence address, of the nominee;

•
his or her principal occupation or employment;

•
the class and number of shares of our capital stock beneficially owned by such person;

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended; and

•
the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Copies of Form 10-K Available
We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended February 1, 2025, as filed with the SEC, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and upon payment of the cost of reproduction. Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320. Our SEC filings, including exhibits, are also available online at our Company website, corporate.dollartree.com/investors/sec-filings.

Appendix A
Reconciliation of Non-GAAP Financial Measures
(In millions)
(Unaudited)
The “Compensation Discussion and Analysis” above contains certain non-GAAP financial measures, including adjusted operating income, which are used to determine the achievement of the performance metrics used for the Company’s incentive programs. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures. The table below provides a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures.
(in millions)	Year Ended February 1, 2025
Total revenue (GAAP)	$17,578.5
Cost of sales (GAAP)	11,284.1
SG&A (GAAP)	4,832.4
Operating income (GAAP)	1,462.0
Operating loss from discontinued operations (GAAP)	(1,824.8)
Adjustments:
Incentive compensation adjustments, net	2,170.6
Adjusted operating income for incentive compensation (Non-GAAP)	1,807.9

A-1

Appendix B
Dollar Tree, Inc.
2025 Employee Stock Purchase Plan
ARTICLE 1
GENERAL
1.1
Purpose. The Dollar Tree, Inc. 2025 Employee Stock Purchase Plan (“Plan”) is intended to attract and retain employees of Dollar Tree, Inc. and its Member Companies (“Company”) by providing them with an opportunity to purchase shares of stock in the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, but is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

1.2
Effective Date. The Plan is effective on September 1, 2025.

ARTICLE 2
DEFINITIONS
For the purpose of this Plan, the following terms shall have the meanings set forth in this Article unless a different meaning is required by the context:
2.1
Administrator. The Chief People Officer (or equivalent) of the Company or such other person as may be authorized from time to time pursuant to Section 3.4 hereof.

2.2
Board. Board of Directors of the Company.

2.3
Code. The Internal Revenue Code of 1986, as amended.

2.4
Committee. The committee appointed by the Board to administer the Plan as described in ARTICLE 2 of the Plan or if no such Committee is appointed, the entire Board.

2.5
Common Stock. The common stock of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 10.6 of the Plan.

2.6
Compensation. Wages reported on Form W-2 before the deduction for elective deferrals to a Section 401(k) plan or Section 125 plan as those plans are defined in the Code.

2.7
Eligible Recipient. An Employee who satisfies the eligibility requirements contained in Section 4.1.

2.8
Employee. A common law employee of the Company or any Member Company.

2.9
Entry Dates. The first Offering Commencement Date next following the date on which an Employee has satisfied the eligibility requirements contained in Section 4.2.

2.10
Exchange Act. The Securities Exchange Act of 1934, as amended.

2.11
Fair Market Value. The Fair Market Value of the Common Stock shall be:

2.11.1
If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on The Nasdaq National Market System, the last sale price of the Common Stock on such exchange or reported by The Nasdaq National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).
2.11.2
If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on The Nasdaq National Market System, and bid and asked prices therefor in the over-the-counter market are reported by The Nasdaq SmallCap Market® or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by The Nasdaq System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

2.11.3
If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.12
Member Company. Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Administrator designates as a participating employer in the Plan.

2.13
Offering. An offer made by the Company to the Participants for the purchase of shares of Common Stock, on a quarterly basis commencing on the Offering Commencement Date and ending on the Offering Termination Date, through payroll deductions subject to the terms and conditions of the Plan. Notwithstanding the preceding sentence, Section 2.14, or Section 2.15, the Committee and the Administrator shall each individually have the power to change the duration and frequency of any future Offering or Offerings (including the Offering Commencement Date and Offering Termination Date) without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering to be affected thereafter; provided, however that (i) no Offering may have an Offering Termination Date that is more than twelve (12) months after its Offering Commencement Date; and (ii) in the event of a conflict between a change made by the Committee and a change made by the Administrator, the change made by the Committee will control.

2.14
Offering Commencement Date. Subject to Section 2.13, the first day of each calendar quarter.

2.15
Offering Termination Date. Subject to Section 2.13, the last day of each calendar quarter.

2.16
Option. The right of an Eligible Recipient to purchase Common Stock under the Plan.

2.17
Option Agreement. The Agreement described in Section 4.5.

2.18
Option Price. The purchase price for each share of Common Stock shall be the lower of: (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date; or (ii) 85% of the Fair Market Value of the Common Stock on the Offering Termination Date.

2.19
Participant. An Eligible Recipient who has elected to participate in the Plan in accordance with procedures established herein.

ARTICLE 3
PLAN ADMINISTRATION
3.1
The Committee. The Plan shall be administered by the Committee. Members of the Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of the Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of the Committee’s meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company.
3.2
Requirements of the Exchange Act or the Code. Notwithstanding Section 3.1 above, in the event that Rule 16b-3 of the Exchange Act or Section 162(m) of the Code or any successor provisions thereto provides specific requirements for the administrators of plans of this type, then the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3 and Section 162(m).

3.3
Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination in the foregoing matters shall be conclusive.

3.4
Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.5
The Administrator. The Administrator shall have the duties and responsibilities specified in the Plan and any responsibilities or duties delegated to the Administrator by the Committee. The Administrator may delegate any of the duties and responsibilities specified in the Plan to an officer in the human resources department of the Company.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION
4.1
Conditions of Eligibility. An Eligible Recipient is an Employee who has been employed by the Company and/or a Member Company for three (3) months.

4.2
Effective Date of Participation. An Eligible Recipient may become a Participant as of the first Offering Commencement Date (“Entry Date”) next following the date on which the Employee met the eligibility requirements contained in Section 4.1, provided that the Eligible Recipient remains employed on the Entry Date.

4.3
Election to Participate. An Eligible Recipient may become a Participant by completing an Option Agreement, which includes the authorization for a payroll deduction, on the form, including an electronic format, provided by the Company and filing it with the Administrator on or before the date set by such officer, which date shall be prior to the Offering Commencement Date for which participation is sought. Properly authorized payroll deductions for a Participant shall commence on the applicable Offering Commencement Date and shall end when terminated by the terms of the Option Agreement or when terminated by the Participant as provided in ARTICLE 8.

4.4
Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:

4.4.1
if, immediately after the grant, such Employee would own stock, and/or hold outstanding Options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or
4.4.2
which permits an Employee’s rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

4.5
Option Agreement. Each Eligible Recipient shall receive an Option Agreement. The Option Agreement shall contain the terms for the purchase of Common Stock pursuant to the provisions of the Plan and the discretion of the Committee where applicable. The Option Agreement shall also contain authorization for the payroll deduction. An Eligible Recipient may only become a Participant upon the timely completion and return of the Option Agreement according to the terms contained therein.

ARTICLE 5
OFFERINGS AND OPTION GRANTS
5.1
Duration of Offerings. Subject to Section 2.13, the Plan shall be implemented in a series of quarterly Offerings which shall continue until all shares of Common Stock reserved for this Plan have been issued to the Participants; provided, however, that no Offering under the Plan shall commence after the tenth anniversary of the Effective Date of the Plan.

5.2
Number of Option Shares. On each Offering Commencement Date, a Participant shall be granted an Option to purchase on each Offering Termination Date up to a number of shares of Common Stock of the Company determined by dividing such Participants accumulated payroll deductions as of the Offering Termination Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering more than 1,000 shares of Common Stock of the Company, and provided further that such purchase shall be subject to the limitations of Sections 4.4 and 10.1. The Committee may for future offerings, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Offering. Exercise of the Option shall occur as provided herein, unless the Participant has withdrawn pursuant to ARTICLE 8. The Option shall expire on the Offering Termination Date.

ARTICLE 6
PAYROLL DEDUCTIONS
6.1
Amount of Deduction. When completing an Option Agreement, the Participant must elect to have deductions made from his paycheck on each payday during the time he is a Participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his Compensation as determined for each applicable paycheck.

6.2
Participant’s Account. The Company shall establish a bookkeeping account for each Participant and all payroll deductions made for a Participant shall be credited to his account under the Plan.

6.3
Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in ARTICLE 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions during an Offering.

ARTICLE 7
EXERCISE OF OPTION
7.1
Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Section 5.2 ) and any excess in his account at that time will be returned to him, except as provided in Section 7.3.
7.2
Withdrawal of Account. In accordance with Section 8.1, a Participant may elect to withdraw all, but not less than all, the accumulated payroll deductions in his account at such time.

7.3
Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall, unless otherwise requested by the Participant, be held in the Participant’s account for the purchase of Common Stock during the next Offering.

7.4
Transferability of Option. During a Participant’s lifetime, Options held by such Participant shall be exercisable only by that Participant.

7.5
Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company shall arrange the delivery to each Participant, as appropriate, of a record of the shares purchased. The Administrator may permit or require that such shares be deposited directly with a broker designated by such officer or to a designated agent of the Company, and the Administrator may utilize electronic or other automated methods of share transfer. Common Stock will be issued in the name of the Participant, or, if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 7.5.

7.6
Holding Period. In the sole discretion of the Administrator, the Administrator may establish a holding period for any shares of Common Stock purchased in a particular Offering. The holding period shall commence on the Offering Termination Date and shall not exceed a period of time that is equal to twenty-four months minus the length of the applicable Offering. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares and the shares shall be designated with applicable resale restriction. The applicable holding period will be set forth in the Option Agreement for the applicable Offering Period and each participant will be required to agree to such holding period in the Option Agreement as a condition to participating in the Offering.

ARTICLE 8
WITHDRAWAL
8.1
In General. Under procedures established by the Administrator, a Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan by submitting to the Administrator a notice of withdrawal in the form and manner prescribed by the Administrator for such purpose. Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, any election to withdraw from an Offering will be effective only with respect to the Offering Termination Dates that are at least five (5) business days after the properly completed election is received by the Administrator. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant as promptly as practicable after the effective date of his or her withdrawal and such Participant’s Option for the Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering.

Once a Participant has withdrawn from an Offering, the Participant may not re-enroll in the same Offering. Moreover, payroll deductions shall not resume at the beginning of the succeeding Offering unless the Participant re-enrolls in the Plan in accordance with provisions of Section 4.3.
8.2
Effect on Subsequent Participation. A Participant’s withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3
Termination of Employment. Upon termination of the Participant’s employment for any reason, including retirement (but excluding death while in the employ of the Company or any Member Company), the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering but not yet used to exercise the Option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.2, and such Participant’s Option shall be automatically terminated.

8.4
Termination of Employment Due to Death. Upon termination of the Participant’s employment because of his death, his beneficiary (as defined in Section 10.2) shall have the right to elect, by written notice given to the Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

8.4.1
to withdraw all of the payroll deductions credited to the Participant’s account under the Plan, or

8.4.2
to exercise the Participant’s Option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant’s death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant’s account at the date of the Participant’s death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the Administrator of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph 8.4.2, to exercise the Participant’s Option.
ARTICLE 9
STOCK
9.1
Maximum Shares. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.6, shall be equal to 3,000,000 (three million) shares of Common Stock. If the total number of shares of Common Stock for which Options are exercised on any Offering Termination Date in accordance with ARTICLE 5 exceeds the maximum number of shares reserved for this Plan, the Company shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

9.2
Participant’s Interest in Common Stock. The Participant will have no interest in the Common Stock covered by his Option until such Option has been exercised on the applicable Offering Termination Date.

ARTICLE 10
MISCELLANEOUS
10.1
Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise Options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

10.2
Designation of Beneficiary. The designated beneficiary pursuant to a qualified plan (as described in Section 401(a) of the Code) maintained by the Company shall be the designated beneficiary for this Plan, unless a Participant files a written designation of a beneficiary pursuant to this Plan. Such designation of beneficiary may be changed by the Participant by providing written notice to the Administrator in the form approved from time to time by the Administrator. To be valid, the written beneficiary designation must be received by the Administrator prior to the Participant’s date of death. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

10.3
Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

10.4
Use of Funds. Any payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

10.5
Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

10.6
Adjustment Upon Changes in Capitalization.

10.6.1
In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divesture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities subject to outstanding Options. Without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, all Participants holding outstanding Options shall upon the exercise of such Option receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock securities or assets, including cash, as have been issued to such Participants if their Options had been exercised and such Participants had received Common Stock prior to such transaction.
10.6.2
Upon: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange, or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to such transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10.6 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

10.7
Amendment and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required to comply with or obtain exemptive relief under any tax or regulatory requirement the Board deems desirable to comply with or obtain exemptive relief under, including without limitation, pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or under the applicable rules or regulations of any securities exchange or the NASD, and provided further that no such amendment shall change the terms, conditions or eligibility requirements of an Option granted under the Plan. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Board to take whatever action it deems appropriate under Section 10.6.1 or Section 10.6.2 of the Plan.

10.8
No Employment Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Member Company to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Member Company.

10.9
Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatee, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

10.10
Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the Commonwealth of Virginia, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Virginia with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.
10.11
Construction and Headings. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles and Sections of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

10.12
Savings Clause. The Plan is intended to qualify as an employee stock purchase plan as defined under Code Section 423 and Treasury Regulation Section 1.423-2, and the terms and conditions of the Plan shall be interpreted and applied consistent with such intent.

DOLLAR TREE, INC.500 VOLVO PKWY CHESAPEAKE, VIRGINIA 23320SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETUse the Internet to transmit your voting instructions and for electronic delivery of information.Prior To The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveHave your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Vote by 11:59 p.m. Eastern Time on June 18, 2025.During The Meeting - Go to www.virtualshareholdermeeting.com/DLTR2025You may vote during the meeting by following the instructions available on the meeting website. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 18, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V73314-P28376THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DOLLAR TREE, INC.The Board of Directors recommends you vote FOR the following:KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYElection of Directors Nominees: 1a. Michael C. Creedon, Jr. 1b. William W. Douglas III 1c. Cheryl W. Grisé 1d. Daniel J. Heinrich 1e. Paul C. Hilal 1f. Timothy A. Johnson 1g. Edward J. Kelly, III 1h. Jeffrey G. Naylor 1i. Diane E. Randolph 1j. Bertram L. Scott 1k. Stephanie P. Stahl For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !The Board of Directors recommends you vote FOR proposals 2, 3 and 4.To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year 2025. To approve the Dollar Tree, Inc. 2025 Employee Stock Purchase Plan. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.For Against Abstain! ! !! ! !! ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V73315-P28376DOLLAR TREE, INC.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFor the Annual Meeting of Shareholders on June 19, 2025The undersigned hereby appoints Michael C. Creedon, Jr. and Jonathan B. Leiken, jointly and severally, each with full power of substitution, as proxies, to represent the undersigned and to vote at the 2025 Annual Meeting of Shareholders of DOLLAR TREE, INC. to be held on Thursday, June 19, 2025 at 9:00 a.m. Eastern Time, through a live webcast at www.virtualshareholdermeeting.com/DLTR2025, and at any adjournment or postponement thereof, all of the shares of Dollar Tree common stock that the undersigned is entitled to vote on each of the proposals listed on the reverse side and any other matters that may properly come before the Annual Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the election of all director candidates nominated by the Board of Directors on the reverse side, "FOR" proposals 2, 3 and 4 on the reverse side, and, in the discretion of the persons named as proxies, with respect to any other matters that may properly come before the Dollar Tree Annual Meeting or any adjournment or postponement thereof. This proxy revokes all previous proxies.Continued and to be signed on reverse side